EXHIBIT 4(c)(3)


                                                                  CONFORMED COPY



                               Dated June 28, 2002

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.
                                    as Issuer

                                     - and -

                         THE BEAR STEARNS COMPANIES INC.
                                  as Guarantor

                                     - and -

                               JPMORGAN CHASE BANK
                                    as Agent

                                     - and -

                               JPMORGAN CHASE BANK
                                  as Registrar

                       BEAR, STEARNS INTERNATIONAL LIMITED
                                     - and -
                            BEAR, STEARNS & CO. INC.
                                   as Dealers

                                     - and -

                the other parties named herein as Paying Agents,
                       Transfer Agents and Exchange Agent

                       ----------------------------------

                           SECOND AMENDED AND RESTATED
                             NOTE ISSUANCE AGREEMENT

                       ----------------------------------

                                  ALLEN & OVERY
                                    New York
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                                TABLE OF CONTENTS

Clause                                                                    Page

1.    Definitions and Interpretation.........................................2
2.    Agreements to Issue and Purchase Notes................................11
3.    Conditions of Issue, Updating of Legal Opinions.......................13
4.    Representations and Warranties........................................15
5.    Dealers' Undertakings.................................................19
6.    Undertakings of the Issuer and the Guarantor..........................19
7.    Dealers' Indemnity....................................................22
8.    Agents' Indemnity.....................................................23
9.    Fees, Expenses and Stamp Duties.......................................23
10.   Termination of Appointment of Programme Dealers.......................24
11.   Appointment of Dealers................................................25
12.   Increase in the Aggregate Nominal Amount of the Notes to be Issued
      Under the Agreement ..................................................25
13.   Currency Indemnity....................................................26
14.   Stabilisation.........................................................26
15.   Appointment of Agent, Other Paying Agents, Registrar, Transfer
      Agents and Exchange Agent.............................................26
16.   Issue of Bearer Global Notes and Registered Global Notes..............29
17.   Determination of Exchange Date, Issue of Permanent Bearer Global
      Notes, Issue of Definitive Bearer Global Notes, Determination of
      Distribution Compliance Period and Elimination of Chill Order.........30
18.   Issue of Definitive Notes.............................................31
19.   Terms of Issue........................................................32
20.   Exchange and Transfer of Notes........................................33
21.   Payments and Deliveries...............................................34
22. Determinations and Notifications in Respect of Notes and Interest Determination 37
23.   Notice of any Withholding or Deduction................................39
24.   Other Duties of the Registrar.........................................39
25.   Duties of the Transfer Agents.........................................41
26.   Regulations for Transfers and Exchanges of Registered Notes and
      Exchange of Bearer Notes..............................................42
27.   Duties in Connection with Early Redemption............................42
28.   Receipt and Publication of Notices....................................43
29.   Cancellation of Definitive Notes, Receipts, Coupons and Talons........43
30.   Issue of Replacement Notes, Receipts, Coupons and Talons..............45
31.   Copies of Documents Available for Inspection..........................46
32.   Meetings of Noteholders...............................................47
33.   Commissions and Expenses..............................................47
34.   Authority to Distribute Documents.....................................48
35.   Repayment by the Agent and the Registrar..............................48
36.   Conditions of Appointment.............................................48
37.   Communication Between the Parties.....................................49
38.   Changes in Agent, Paying Agents, Transfer Agents, Exchange
      Agent, Registrar and Settlement Agent.................................50
39.   Merger and Consolidation..............................................52

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40.   Notification of Changes to Agents.....................................52
41.   Change of Specified Office............................................53
42.   Calculation Agency Agreement..........................................53
43.   Communications........................................................53
44.   Taxes and Stamp Duties................................................53
45.   Benefit of Agreement..................................................54
46.   Amendments............................................................54
47.   Governing Law and Jurisdiction........................................54
48.   Contracts (Rights of Third Parties) Act 1999 Disapplication...........55
49.   Counterparts..........................................................55
50.   Effective Date........................................................55

Schedules

1.    Terms and Conditions of the Notes.....................................56
2.    Part I-Form of Temporary Bearer Global Note...........................93
      Part II-Form of Permanent Bearer Global Note.........................102
      Part III-Forms of Registered Global Notes............................111
      Part IVA-Form of Definitive Bearer Note..............................120
      Part IVB-Form of Definitive Registered Note..........................124
      Part V-Form of Receipt...............................................130
      Part VI-Form of Coupon...............................................132
      Part VII-Form of Talon...............................................134
      Part VIII-Form of Certificate to be Presented by Euroclear or
      Clearstream, Luxembourg .............................................137
3.    Provisions for Meetings of Noteholders...............................141
4.    Form of Put Notice...................................................149
5.    Selling Restrictions.................................................151
6.    Form of Procedures Memorandum........................................157
7A.   Form of Transfer Notice - Euroclear and Clearstream, Luxembourg......178
7B.   Form of Transfer Notice - DTC........................................181
8.    Part I-Form of Exchange Request......................................183
      Part II-Form of Certificate for Exchange or Transfer of Registered
      Notes or Beneficial Interest in Registered Notes.....................185
9.    Institutional Accredited Investor Investment Letter..................187
10.   Register and Transfer of Registered Notes............................189
11.   Initial Documentation List...........................................191
12.   Letter Regarding Increase in the Nominal Amount of the Programme.....193
13.   Part I-Form of Programme Dealer Accession Letter.....................194
      Part II-Form of Confirmation Letter - Programme Dealer...............195
      Part III-Form of Issue Dealer Accession Letter.......................196
      Part IV-form of Confirmaiton Letter - Issue Dealer...................197
14.   Draft Syndication Agreement for a Syndicated Note Issue..............198
Signatories................................................................203

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               SECOND AMENDED AND RESTATED NOTE ISSUANCE AGREEMENT

                                 in respect of a

                             NOTE ISSUANCE PROGRAMME


THIS AGREEMENT is made on June 28, 2002 BETWEEN:

(1) BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD. of P.O. Box 309, George Town, Grand Cayman, Cayman Islands, BWI (the "Issuer");

(2) THE BEAR STEARNS COMPANIES INC. of 383 Madison Avenue, New York, NY 10179 (the "Guarantor");

(3) JPMORGAN CHASE BANK through its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the "Agent", which expression shall include any successor agent appointed in accordance with clause 38);

(4) JPMORGAN CHASE BANK through its office at 450 West 33rd Street, 15th Floor, New York, NY 10001 (the "Registrar", which expression shall include any successor registrar appointed in accordance with clause 38);

(5) JPMORGAN CHASE BANK through its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT (together with the Registrar, the "Transfer Agents", which expression shall include any additional or successor transfer agent appointed in accordance with clause 38 and "Transfer Agent" shall mean any of the Transfer Agents);

(6) JPMORGAN CHASE BANK of 450 West 33rd Street, 15th Floor, New York, NY 10001 (the "Exchange Agent", which expression shall include any successor exchange agent appointed in accordance with clause 38);

(7) KREDIETBANK S.A. LUXEMBOURGEOISE through its office at 43, Boulevard Royal, L-2955 Luxembourg, R.C. Luxembourg B6395 (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agent appointed in accordance with clause 38 and "Paying Agent" shall mean any of the Paying Agents);

(8) BEAR, STEARNS INTERNATIONAL LIMITED of One Canada Square, London E14 5AD in its capacity as a dealer ("BSIL"); and

(9) BEAR, STEARNS & CO. INC. of 383 Madison Avenue, New York, NY 10179 in its capacity as a dealer ("Bear Stearns & Co." and, together with BSIL, the "Programme Dealers", which expression shall include any additional or successor dealers acceding from time to time to this Agreement in such form as the Issuer and the Guarantor may require).

WHEREAS:

(A) The parties hereto entered into an Amended and Restated Note Issuance Agreement dated 30th June, 2000 between the Issuer, the Guarantor, JPMorgan Chase Bank (as Agent, Registrar, Transfer Agent and Exchange Agent), Kredietbank S.A. Luxembourgeoise (as a paying Agent), BSIL and Bear Stearns & Co. Inc. (the "Amended and Restated Agreement") in respect of a U.S.$1,500,000,000 Note Issuance Programme established by


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      the Issuer (the "Programme") which amended and restated a Note Issuance
      Agreement dated 24th June, 1997 (the "Original Agreement").

(B) By a resolution of the board of directors of the Issuer passed on or about June 24, 1997, and by resolution of the executive committee of the board of directors of the Guarantor passed on or about June 23, 1997, the Issuer and the Guarantor resolved to enter into the Original Agreement pursuant to which the Issuer may issue from time to time Notes (the "Notes"). By resolution of the board of directors of the Issuer passed on June 26, 2002 and by resolution of the executive committee of the board of directors of the Guarantor passed on June 17, 2002 the Issuer and the Guarantor resolved to amend and restate the Amended and Restated Agreement.

(C) The Notes will be unconditionally and irrevocably guaranteed by the Guarantor in accordance with the Guarantee.

(D) This Agreement is being entered into for the purpose of, inter alia, making certain changes to the Amended and Restated Agreement and with the intention that this Agreement will supersede and replace the Amended and Restated Agreement with effect from the date of this Agreement. Any Notes issued on or after the date hereof shall be issued pursuant to this Agreement. This does not affect any Notes issued under the Amended and Restated Agreement before the date of this Agreement.


IT IS HEREBY AGREED as follows:


1.    DEFINITIONS AND INTERPRETATION

(1) Terms and expressions defined in the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.

(2)   Without prejudice to the foregoing:

      "Agreement Date" means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in clause 2 which, in the case of Notes issued on a syndicated basis, shall be the date of execution of the relevant syndication agreement;

      "Bearer Global Note" means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note, as the context may require;

      "Bearer Notes" means those of the Notes which are for the time being in bearer form;

      "Calculation Agent" means, in respect of any Series of Notes, the calculation agent as nominated in the Pricing Supplement in relation to such Series;

      "Calculation Agency Agreement" means, in respect of any Series of Notes, the agreement entered into in accordance with the terms of this Agreement between the Issuer, the Guarantor and the Agent or such other person as the Issuer and Guarantor decide pursuant to which the calculation agent in respect of such Series is appointed;

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;

      "Conditions" means, in relation to the Notes of any Series, the terms and conditions incorporated into, or incorporated by reference into, the Note or Notes constituting such


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      Series, such terms and conditions being either in the form or substantially in the form set out in Schedule 1 hereto or in such other form, having regard to the terms of issue of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer as modified and supplemented by the Pricing Supplement applicable thereto;

      "Confirmation Letter" means:

      (a) in respect of the appointment of a third party as a Programme Dealer, the Confirmation Letter substantially in the form set out in
            Part II of Schedule 13; and

      (b) in respect of the appointment of a third party as an Issue Dealer, the Confirmation Letter substantially in the form set out in Part IV of Schedule 13;

      "Coupon" means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), such coupon being:

      (a) if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part VI A of Schedule 2 hereto or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer; or

      (b) if appertaining to a Floating Rate Note or an Indexed Interest Note, in the form or substantially in the form set out in Part VI B of
            Schedule 2 hereto or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer; or

      (c) if appertaining to a Definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Indexed Interest Note, in such form as may be agreed between the Issuer, the Agent and the relevant Dealer, and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

      "Couponholders" means the several persons who are for the time being holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons;

      "Dealer" means a Programme Dealer or an Issue Dealer and excludes any entity whose appointment has been terminated pursuant to clause 10 and notice of termination of whose appointment has been given to the Agent by the Issuer and references in this Agreement:

      (a) to the "relevant Dealer" shall, in relation to any Note, be references to the Dealer or Dealers with whom the Issuer has agreed the issue and purchase of such Note; and

      (b) to the "Dealers" shall be references to all the Dealers or, as the context may require, some only of them;

      "Dealer Accession Letter" means:

      (a) in respect of the appointment of a third party as a Programme Dealer, the Dealer Accession Letter substantially in the form set out in Part I of Schedule 13; and

      (b) in respect of the appointment of a third party as an Issue Dealer, the Dealer Accession Letter substantially in the form set out in
            Part III of Schedule 13;


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      "Deed of Covenant" means the deed poll dated June 28, 2002 executed as a deed by the Issuer in favour of certain accountholders with Euroclear and Clearstream, Luxembourg;

      "Definitive Bearer Note" means a Bearer Note in definitive form substantially in the form set out in Part IV A of Schedule 2 hereto (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) issued or to be issued by the Issuer pursuant to this Agreement in exchange for a bearer global Note or part of a bearer global Note;

      "Definitive Note" means Definitive Bearer Notes and/or, as the context may require, Definitive Registered Notes;

      "Definitive Registered Note" means a Registered Note in definitive form substantially in the form set out in Part VI B of Schedule 2 hereto for in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer issued or to be issued by the Issuer pursuant to this Agreement to an Accredited Investor (as defined in Rule 501(a) (1), (2),
      (3) or (7) under the Securities Act) that is an institution who agrees to purchase the Note for his own account and not with a view to the distribution thereof or in exchange for a Restricted Global Note or a Reg. S Global Note or part thereof;

      "DTC" means The Depository Trust Company with an office at 55 Water Street, New York, NY 10041;

      "Dual Currency Note" means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer may agree (as indicated in the applicable Pricing Supplement);

      "euro" means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam;

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

      "Event of Default" has the meaning ascribed thereto in the Conditions;

      "Extraordinary Resolution" has the meaning set out in paragraph 20 of
      Schedule 3 hereto;

      "Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer (as indicated in the applicable Pricing Supplement);

      "Floating Rate Note" means a Note on which interest is calculated at a floating rate, payable on an Interest Payment Date or Dates, as may be agreed between the Issuer and the relevant Dealer (as indicated in the applicable Pricing Supplement);

      "Form of Transfer" means the form of transfer endorsed on a Definitive Registered Note in the form or substantially in the form set out in Part IV B of Schedule 2 hereto;

      "FSMA" means the Financial Services and Markets Act 2000;

      "Global Note" means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Reg. S Global Note and/or a Restricted Global Note, as the context may require;


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      "Group" means the Guarantor and its consolidated subsidiaries;

      "Guarantee" means the deed of guarantee dated June 29, 2001 executed as a deed poll by the Guarantor in respect of any Note and in respect of the obligations of the Issuer under the Deed of Covenant;

      "Indemnified Person" means each person expressed to be indemnified pursuant to Clause 7;

      "Indexed Interest Note" means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or a formula as the Issuer and the relevant Dealer may agree (as indicated in the applicable Pricing Supplement);

      "Indexed Note" means an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;

      "Indexed Redemption Amount Note" means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or a formula as the Issuer and the relevant Dealer may agree (as indicated in the applicable Pricing Supplement);

      "Initial Documentation List" means the list of documents set out in
      Schedule 11;

      "Interest Commencement Date" means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date (but if no date is specified shall be the Issue Date);

      "Interest Payment Date" means, in relation to any Floating Rate Note, the date which falls the number of months or other period specified as the "Interest Period" in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Period, the Interest Commencement Date;

      "Issue" means an issue of Notes with the same Issue Date consisting of one or more Tranches of Notes, details of the terms and conditions of which are set out in a single Pricing Supplement;

      "Issue Date" means, in respect of any Note, the date of issue and purchase of such Note, in each case pursuant to and in accordance with this Agreement, being in the case of any Definitive Note represented initially by a Temporary Bearer Global Note or a Registered Global Note, the same date as the date of issue of the Temporary Bearer Global Note or the Registered Global Note which initially represented such Note;

      "Issue Dealer" means an entity appointed as a Dealer for the purposes of a particular Issue or Tranche of Notes (whether pursuant to clause 11 or to a Syndication Agreement);

      "Issue Price" means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

      "Lead Manager" means, in relation to any Issue or Tranche of Notes offered on a syndicated basis, the person defined as the Lead Manager in the applicable Syndication Agreement;

      "Linked Notes" means a Note in respect of which either the principal and/or interest is payable or a Securities Amount is payable and/or deliverable, in each case by reference to


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      one or more Underlying Securities as the Issuer and the relevant Dealer may agree (as indicated in the applicable Pricing Supplement);

      "Listing Agent" means, in relation to Notes which are, or are to be, listed on a Stock Exchange, such listing agent as the Issuer and the Guarantor may from time to time appoint for the purposes of liasing with such Stock Exchange;

      "Listing Particulars" means any listing particulars or listing documents (including any supplementary listing particulars or listing documents published in accordance with the provisions of this Agreement or otherwise) with regard to the issue of Notes to be listed on a Stock Exchange approved under the Listing Rules by the relevant Stock Exchange;

      "Listing Rules" means in the case of Notes which are, or are to be, listed on a Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange;

      "Maturity Date" means, in respect of any Note other than a Floating Rate Note, the date on which it is expressed to be redeemable;

      "Note" means a note issued or to be issued by the Issuer pursuant to this Agreement, which may be represented by a Bearer Global Note or a Registered Global Note or be in definitive form;

      "Noteholders" means the several persons who are for the time being holders of the Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as the holders thereof) save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Bearer Global Note deposited with a common depository for Euroclear and/or Clearstream, Luxembourg or so long as DTC or its nominee is the registered holder of a Registered Global Note, each person who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an account holder of Euroclear and Euroclear, if Euroclear shall be an account holder of Clearstream, Luxembourg) or, as the case may be, DTC as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes other than with respect to the payment of principal or interest on such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in such common depositary or, as the case may be, DTC or its nominee and for which purpose such common depositary or, as the case may be, DTC or its nominee shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of the relevant Global Note and these presents and the expressions "Noteholder", "holder of Notes" and related expressions shall be construed accordingly;

      "Offering Circular" means the Offering Circular relating to the Notes prepared in connection with this Agreement and constituting (in the case of Notes other than Notes not to be listed on a Stock Exchange) to the extent specified herein, the Listing Particulars, as revised, supplemented, amended or updated from time to time by the Issuer in accordance with clause 6(2) including, in relation to each issue of Notes, the Pricing Supplement relating to such Issue and such other documents as are from time to time incorporated therein by reference;

      "outstanding" means, in relation to the Notes of all or any Series, all the Notes issued other than:


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      (a)   those Notes which have been redeemed pursuant to the Conditions;

      (b) those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys and/or Securities Amount (and all interest payable thereon) have been duly paid and/or delivered to or to the order of the Agent in the manner provided in this Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 15) and remain available for payment and/or delivery against presentation of the relevant Notes and/or Receipts and/or Coupons;

      (c) those Notes which have been purchased and cancelled in accordance with Condition 7;

      (d) those Notes in respect of which claims have become prescribed under Condition 9;

      (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

      (f) (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11;

      (g) any Temporary Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note and any Permanent Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes in each case pursuant to its provisions;

      (h) those Definitive Bearer Notes which have been exchanged for Definitive Registered Notes and which have been cancelled or, if permitted by the Conditions, are for the time being retained by or on behalf of the Issuer, in each case pursuant to the provisions of these presents; and

      (i) those Restricted Notes which have been exchanged for Unrestricted Notes and those Unrestricted Notes which have been exchanged for Restricted Notes, in each case pursuant to the provisions of these presents;

            PROVIDED THAT for each of the following purposes, namely:

            (i) the right to attend and vote at any meeting of the Noteholders of any Series; and

            (ii) the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Conditions 10 and 16 and paragraphs 2, 5, 6 and 9 of Schedule 3,

      those Notes of the relevant Series (if any) which are for the time being held by, for the benefit of, or on behalf of, the Issuer or the Guarantor, or any holding company of the Issuer or the Guarantor or any other Subsidiary of the Issuer or the Guarantor or any such holding company shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

      "Partly Paid Notes" means Notes which are to be issued on a partly paid basis;


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      "Permanent Bearer Global Note" means a permanent bearer global note substantially in the form set out in Part II of Schedule 2 hereto (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) issued or to be issued (if indicated in the applicable Pricing Supplement) by the Issuer pursuant to this Agreement in exchange for the whole or part of any Temporary Bearer Global Note issued in respect of Notes of the same Series;

      "Pricing Supplement" means the pricing supplement issued in relation to each Tranche of Notes (substantially in the form of Annex D of Schedule 6 hereto) as a supplement to the Offering Circular and giving details of that Tranche;

      "Procedures Memorandum" means the Operating and Administrative Procedures Memorandum set out in Schedule 6 hereto as amended or varied from time to time (in respect of any Tranche) by agreement between the Issuer and the relevant Dealer with the approval in writing of the Agent;

      "Programme Dealer" means each of BSIL and Bear, Stearns & Co. and any other Programme Dealer appointed pursuant to clause 11;

      "Programme" means the note issuance programme established by this Agreement;

      "Put Notice" means a notice in the form set out in Schedule 4 hereto;

      "Qualified Institutional Buyer" has the meaning set out in Rule 144A under the Securities Act;

      "Receipts" means, in respect of Notes repayable in instalments, the receipts for the payment of such instalments which are or will be attached to the relevant Definitive Bearer Notes on issue;

      "Receiptholders" means the several persons who are for the time being holders of the Receipts;

      "Reference Banks" means, in the case of sub-clause 22(2)(a)(i) below, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of sub-clause 22(2)(a)(ii) below, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared;

      "Registered Notes" means those of the Notes which are for the time being in registered form;

      "Reg. S Global Note" means a global Registered Note in the form set out in
      Part III of Schedule 2 hereto issued by the Issuer pursuant to this Agreement in respect of Registered Notes of a Series sold in accordance with Regulation S under the Securities Act;

      "Relevant Date" has the meaning set out in Condition 9;

      "Restricted Global Note" means a global Registered Note in the form set out in Part III of Schedule 2 hereto issued by the Issuer pursuant to this Agreement in respect of Registered Notes of a Series sold within the United States or to, or for the account or benefit of U.S. persons pursuant to an exemption from the registration requirements of the Securities Act;

      "Restricted Notes" means Registered Notes represented by the Restricted Global Note and Definitive Registered Notes issued in exchange for the Restricted Global Note;


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      "Restricted Subsidiary" has the meaning ascribed thereto in Condition 3;

      "Securities Act" means the Securities Act of 1933 of the United States, as amended;

      "Securities Amount" has the meaning ascribed thereto in Condition
      6(a)(iii);

      "Series" means a Tranche of the Notes together with any further Tranche or Tranches of Notes which are:

      (a)   expressed to be consolidated and form a single series; and

      (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

      "Settlement Disruption Event" has the meaning ascribed thereto in Condition 20(a)(i);

      "specified office" means, in relation to any Paying Agent or Transfer Agent or the Registrar, either the office identified with its name at the end of the Conditions or any other office notified to the Noteholders in accordance with Condition 15;

      "Sterling" and "(pound)" means pounds sterling;

      "Stock Exchange" means the Luxembourg Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in this Agreement to the "relevant Stock Exchange(s)" shall, in relation to any Notes, be references to the Stock Exchange(s) on which such Notes are from time to time, or are intended to be, listed;

      "Subsidiary" has the meaning ascribed thereto in Condition 3;

      "Swiss francs" means the lawful currency for the time being of Switzerland;

      "Syndication Agreement" means an agreement (by whatever name called) in or substantially in the form set out in Schedule 14 or such other form as may be agreed between the Issuer, the Guarantor and the Lead Manager;

      "Talonholders" means the several persons who are for the time being holders of the Talons;

      "Talons" means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Bearer Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VII of Schedule 2 hereto or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer and includes any replacements for Talons issued pursuant to Condition 11;

      "Temporary Bearer Global Note" means a temporary bearer global note substantially in the form set out in Part I of Schedule 2 hereto (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) initially representing Notes issued or to be issued by the Issuer pursuant to this Agreement and issued in respect of Bearer Notes of the same Tranche;


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      "Tranche" means Notes (whether in global or definitive form or both)
      issued hereunder which are identical in all respects (including as to listing);

      "Transfer Certificate" means a certificate in the form set out in Schedule 8;

      "Transfer Notice" means a notice in the form set out in Schedule 7;

      "Unrestricted Notes" means those of the Registered Notes which are not Restricted Notes;

      "U.S.$" and "U.S. dollars" means United States dollars;

      "yen" and "(Y)" mean the lawful currency for the time being of Japan; and

      "Zero Coupon Note" means a Note on which no interest is payable.

(3)   (a)   Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other gender; and words denoting persons only shall include firms and corporations and vice versa.

      (b) Unless the context otherwise requires, words or expressions used in this Agreement, the Notes and the Conditions shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(4) Any references to Notes shall, unless the context otherwise requires, include any Temporary Bearer Global Note, any Permanent Bearer Global Note, any Reg. S Global Note and any Restricted Global Note representing such Notes.

(5) All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

(6) For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions "Notes", "Noteholders", "Receipts", "Receiptholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.

(7) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under this Agreement shall have the meaning set out in Condition
      6. In addition, all references in this Agreement to payment or repayment (as the case may be) of principal and/or interest or both in respect of the Notes or other similar expressions will, where the context so admits, be deemed also to refer to delivery of any Securities Amount(s).

(8) All references in this Agreement to the "relevant currency" shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes) or, in the case of Notes denominated (or payable in the case of Dual Currency Notes) in euro (as defined in Condition 4(b)), the chosen currency in which payments in respect of such Note are to be made, as the case may be.

(9) In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.


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(10)  All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

(11) All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Deed of Covenant, the Guarantee, the Procedures Memorandum, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

(12) Any references herein to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuer, the Guarantor and the Agent.


2.    AGREEMENTS TO ISSUE AND PURCHASE NOTES

(1) Subject to the terms and conditions of this Agreement, the Issuer may from time to time agree with any Dealer to issue, and such Dealer may agree to purchase, Notes.

(2) On each occasion upon which the Issuer and any Dealer agree on the terms of the issue and purchase of one or more Notes by such Dealer:

      (a) the Issuer shall, in accordance with the provisions of the Procedures Memorandum, cause such Notes (which may be initially represented by a Temporary Bearer Global Note or by a Reg. S Global Note or by a Restricted Global Note or by a Definitive Registered Note, as the case may be) to be issued and delivered:

            (i) in the case of a Temporary Bearer Global Note to a common depositary for Euroclear and Clearstream, Luxembourg;

            (ii) in the case of a Reg. S Global Note or Restricted Global Note, to a custodian for DTC; and

            (iii) in the case of a Definitive Registered Note to or to the order of the holders thereof.

            In the case of (i) and (ii) above, the securities account(s) of such Dealer with Euroclear and/or Clearstream, Luxembourg or with DTC (as specified by such Dealer) will be credited with such Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

      (b) the relevant Dealer shall, subject (where applicable) to such Notes being so credited, cause the net purchase moneys for such Notes to be paid in the relevant currency by transfer of funds to the relevant account of the Agent, or (in the case of syndicated issues) the Issuer, with Euroclear and/or Clearstream, Luxembourg and/or DTC so that such payment is credited to such account for value on such Issue Date, as described in the Procedures Memorandum.

(3) Unless otherwise agreed between the Issuer and the relevant Dealer: (i) where more than one Dealer has agreed with the Issuer to purchase a particular Tranche of Notes pursuant to this clause, the obligations of such Dealers to purchase such Notes shall be joint and several; and (ii) the relevant Dealer(s) will be assumed to be purchasing the Notes as principal for its own account, and not as agent.


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(4)   Where the Issuer agrees with two or more Dealers to issue, and such
      Dealers agree to purchase, Notes on a syndicated basis, the Issuer and the Guarantor shall enter into a Syndication Agreement with such Dealers which the Programme Dealers agree shall be supplemental to this Agreement (notwithstanding that some or all of the Programme Dealers may not be a party thereto). For the avoidance of doubt, the Agreement Date in respect of such an issue shall be the date upon which the Syndication Agreement is signed by or on behalf of all parties thereto.

(5) The procedures which the parties intend should apply for the purposes of non-syndicated issues are set out in Part 1 of the Procedures Memorandum, as varied from time to time by agreement between the Issuer, the relevant Dealer and the Agent. The procedures which the parties intend should apply for the purposes of syndicated issues are set out in Part 2 of the Procedures Memorandum, as varied from time to time by agreement between the Issuer, the relevant Lead Manager and the Agent.

(6) The Issuer agrees that each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply (including on the date hereof, without limitation, Swiss francs, yen, Sterling and U.S. dollars) will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time. Without prejudice to the generality of the foregoing (and on the basis that the provisions of paragraphs (a) to (d) below shall only apply to the extent necessary to comply with applicable laws, guidelines, regulations, restrictions or reporting requirements from time to time):

      (a) each public issue of Notes denominated in Swiss francs or carrying a Swiss franc related element with a maturity of more than one year (other than Notes privately placed with a single investor with no publicity) will be effected in compliance with the relevant regulations of the Swiss National Bank based on article 7 of the Federal Law on Banks and Savings Banks of 1934 (as amended) and article 15 of the Federal Law on Stock Exchanges and Securities Trading of March 24, 1995 in connection with article 2, paragraph 2 of the Ordinance of the Federal Banking Commission on Stock Exchanges and Securities Trading of June 25, 1997. Under the said regulations, the relevant Dealer or, in the case of a syndicated issue, the lead manager (the "Swiss Dealer") must be a bank domiciled in Switzerland (which includes branches or subsidiaries of a foreign bank located in Switzerland) or a securities dealer duly licensed by the Swiss Federal Banking Commission pursuant to the Federal Law on Stock Exchanges and Securities Trading of March 24, 1995. The Swiss Dealer must report certain details of the relevant transaction to the Swiss National Bank no later than the relevant issue date for such a transaction;

      (b) the Issuer will ensure that Notes denominated in yen or in respect of which amounts are payable in yen will only be issued in compliance with applicable Japanese laws, regulations, guidelines and policies. The Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable laws, regulations and guidelines promulgated by Japanese authorities in the case of the issue and purchase of such Notes;

      (c) each issue of Notes denominated in Sterling will be made in accordance with all applicable laws and regulations including, without limitation, any applicable requirements from time to time of the Bank of England. The Issuer will, in relation to Notes denominated in Sterling, comply with all applicable laws, regulations and guidelines (as amended from time to time) of United Kingdom authorities, including without limitation Article 9 of the Financial Services and Markets Act 2000


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            (Regulated Activities) Order 2001 (Sums received in consideration for the issue of debt securities), which are relevant in the context of the issue of such Notes, and shall submit (or procure the submission on its behalf of) such reports or information as may from time to time be required for compliance with such laws, regulations and guidelines. The Issuer shall ensure that, where applicable, such Notes shall have the maturities and denominations which satisfy the requirements of such laws, regulations and guidelines from time to time. Issues of Notes having a maturity of less than one year from the date of issue will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") unless they are issued to a limited class of professional investors and have a denomination of at least (pound)100,000 or its equivalent (see "Subscription and Sale and Transfer Restrictions" below); and

      (d) the minimum denomination of each Bearer Note with a maturity of not more than 183 days from the date of issue will be U.S.$500,000 or its equivalent in other Specified Currencies at thedate of issue.


3.    CONDITIONS OF ISSUE, UPDATING OF LEGAL OPINIONS

(1)   First issue

      Before the Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes, each Programme Dealer must have received all of the documents and confirmations described in the Initial Documentation List and found such documents to be satisfactory, in its reasonable opinion. If any Programme Dealer considers that, in its reasonable opinion, any document or confirmation described in the Initial Documentation List which it has received is unsatisfactory it must notify the Issuer of such fact within seven business days of receipt thereof, specifying the respect or respects of such document or confirmation which it considers to be unsatisfactory.

(2)   Each issue

      The obligations of a Dealer under any agreement for the issue and purchase of Notes made pursuant to clause 2 are conditional upon:

      (a) there having been, as at the proposed Issue Date, no adverse change in the condition (financial or otherwise) of the Issuer, the Guarantor or the Group taken as a whole which, in any case, is material in the context of the issue and offering of the Notes from that set forth in the Offering Circular on the relevant Agreement Date, nor the occurrence of any event making untrue or incorrect to an extent which is material as aforesaid any of the representations and warranties contained in clause 4;

      (b) there being no outstanding breach by the Issuer or the Guarantor of any of its obligations under this Agreement or the Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date;

      (c) subject to clause 12, the aggregate nominal amount of the Notes to be issued, when added to the aggregate nominal amount of all Notes outstanding (as defined clause 1) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on such Issue
            Date) not exceeding U.S.$1,500,000,000 or its equivalent in other currencies, as determined pursuant to sub-clause (5);


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      (d)   in the case of Notes which are intended to be listed, the relevant
            Stock Exchange having agreed to list such Notes;

      (e) no meeting of the holders of Notes (or any of them) to consider matters which might in the reasonable opinion of the relevant Dealer be considered to be material in the context of the issue of the Notes having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held, and neither the Issuer nor the Guarantor being aware of any circumstances which are likely to lead to the convening of such a meeting;

      (f) there having been, between the Agreement Date and the Issue Date for such Notes, in the opinion of the relevant Dealer, no change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would, in the opinion of the relevant Dealer (after consultation, if practicable, with the Issuer), be likely to either: (i) prejudice materially the sale by such Dealer of the Notes proposed to be issued; or (ii) materially change the circumstances prevailing at the Agreement Date;

      (g) the forms of Pricing Supplement, Temporary Bearer Global Note, Permanent Bearer Global Note, Reg. S Global Note, Restricted Global Note, Definitive Note, Receipt, Coupon, Talon (each as applicable) and the Conditions in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer, the relevant Dealer and the Agent;

      (h) in respect of the currency in which such Notes are to be denominated, such currency being accepted for settlement by Euroclear and Clearstream, Luxembourg; and

      (i) any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made.

      In the event that any of the foregoing conditions is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(3)   Waiver

      Any Dealer, on behalf of itself only, may by notice in writing to the Issuer and the Guarantor waive any of the conditions precedent contained in sub-clauses (1) and (2) (save for the condition precedent contained in sub-clause (2)(c)) in so far as they relate to an issue of Notes to that Dealer.

(4)   Updating of legal opinions

      Before the first issue of Notes occurring after each anniversary of the date of this Agreement and on such other occasions as a Dealer so requests (on the basis of reasonable grounds), the Issuer will procure that a further legal opinion or further legal opinions, as the case may be, in such form and with such content as the Programme Dealers or, as the case may be, the relevant Dealer may reasonably require is or are delivered, at the expense of the Issuer, to the Programme Dealers or, as the case may be, the relevant Dealer from legal advisers in the relevant jurisdictions approved by the Programme Dealers, or, as the case may be, the Programme Dealer. If at, or prior to, the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant opinion or opinions in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes.


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(5)   Determination of amounts outstanding

      For the purposes of sub-clause (2)(c):

      (a) the U.S. dollar equivalent of Notes denominated in a currency other than U.S. dollars shall be determined, at the discretion of the Issuer, either as of the Agreement Date for such Notes or on the preceding day on which commercial banks and foreign exchange markets are open for business in London, in each case on the basis of the spot rate for the sale of the U.S. dollar against the purchase of the relevant currency in the London foreign exchange market quoted by any leading bank selected by the Issuer on the day of calculation;

      (b) the U.S. dollar equivalent of Dual Currency Notes, Indexed Notes and Partly Paid Notes shall be calculated in the manner specified above by reference to the original nominal amount of such Notes (in the case of Partly Paid Notes regardless of the subscription price paid); and

      (c) the U.S. dollar equivalent of Zero Coupon Notes and other Notes issued at a discount or a premium shall be calculated in the manner specified above by reference to the net proceeds received by the Issuer for the relevant issue.


4.    REPRESENTATIONS AND WARRANTIES

(1) As at the date of this Agreement the Issuer and the Guarantor hereby jointly and severally represent and warrant to and agree with the Dealers (for the benefit of themselves and as agents for purchasers of Notes from them), the other parties hereto and each of them as follows:

      (a) that the Offering Circular complies with the listing rules of the Luxembourg Stock Exchange and that it does not contain an untrue statement of a material fact with respect to the Issuer or omit to state a material fact with respect to the Issuer in order to make the statements made in the Offering Circular, in the light of the circumstances under which they were made, not misleading, that the opinions and intentions expressed therein with respect to the Issuer and the Notes issued by the Issuer are honestly held, that there are no other facts with respect to the Issuer or the Notes issued by the Issuer the omission of which would make the expression of any such opinions or intentions misleading in any material respect and that the Issuer has made all reasonable enquiries to ascertain all facts material for the purposes aforesaid;

      (b) that the Issuer is duly incorporated as a limited liability company under the laws of the Cayman Islands;

      (c) that the issue of Notes, the execution and delivery of this Agreement and the Deed of Covenant by the Issuer have been duly authorised by the Issuer and that the Notes will constitute, upon due execution, issue and delivery in accordance with this Agreement and that each of this Agreement and the Deed of Covenant constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

      (d) that the execution and delivery of this Agreement and the Deed of Covenant, the issue, offering and distribution of Notes and the performance of the terms of such Notes, this Agreement and the Deed of Covenant will not infringe any law or


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            regulation and are not contrary to the provisions of the Memorandum and Articles of Association of the Issuer and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Issuer is a party or by which the Issuer or its property is bound and which is material in the context of the Issuer taken as a whole;

      (e) that no Event of Default in relation to the Issuer is subsisting in relation to any outstanding Note and no event has occurred which would constitute (after an issue of Notes) an Event of Default in relation to the Issuer thereunder;

      (f) that, except as disclosed in the Offering Circular, the Issuer is not party to any litigation or arbitration proceedings that, in the reasonable judgement of management, is expected to have a material adverse effect on the financial condition, results of operations or business of the Issuer taken as a whole nor, so far as the Issuer is aware, is any such litigation or arbitration pending or threatened;

      (g) that all consents, approvals, authorisations, orders and clearances of any court, government department or other regulatory authority required by the Issuer for or in connection with the creation and offering of Notes by it under this Agreement, the execution and issue of, and compliance by the Issuer with the terms of, Notes (including Global Notes), Receipts and Coupons issued by it under this Agreement and the execution and delivery of, and compliance with the terms of this Agreement and the Deed of Covenant have been obtained and are in full force and effect;

      (h) that the Issuer, its affiliates and any person acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) have complied with and will comply with the requirements of Regulation S under the Securities Act;

      (i) that none of the Issuer or its affiliates nor any persons acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) have engaged or will engage in the offer, sale, resale or other transfer of the Notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from the registration requirements of the Securities Act in accordance with the selling restrictions set out in Schedule 5;

      (j) that no general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be made by the Issuer, its affiliates and any person acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) in the United States in connection with the offer, sale, resale or other transfer of the Notes in the United States;

      (k) that the Issuer is not an "investment company" as defined in the U.S. Investment Company Act of 1940;

      (l) that Notes offered, sold or resold by the Issuer in the United States pursuant to private transactions:

            (i) to qualified institutional buyers within the meaning of Rule 144A under the Securities Act will meet the eligibility requirements under such Rule 144A; or

            (ii) are to institutional investors that are accredited investors of the type described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;


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      (m)   that Notes will not be of the same class within the meaning of Rule
            144A under the Securities Act as other securities of the Issuer that are listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated interdealer quotation system of a registered national securities association; and

      (n) that the Issuer has not offered or sold within the six months preceding any issuance of the Notes issued by it to an Institutional Accredited Investor, and will not offer or sell within six months following such issuance, any security of the same or a similar class as the Notes issued by it to such Institutional Accredited Investor other than pursuant to this Agreement.

(2) As at the date of this Agreement the Guarantor hereby represents and warrants to and agrees with the Dealers (for the benefit of themselves and as agents for purchasers of Notes from them), the other parties hereto and each of them as follows:

      (a) that the most recently available audited consolidated annual financial statements of the Group were prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis and in conformity with applicable requirements of the U.S. Securities and Exchange Commission and that they present fairly the consolidated financial position of the Group as at the date to which they were prepared (for the purposes of this clause 4(2), the "relevant date") and of the results of the operations of the Group for the period specified in the relevant profit and loss accounts contained therein and that there has been no material adverse change in the consolidated condition (financial or otherwise) of the Group since the relevant date, except as disclosed in the Offering Circular;

      (b) that the Offering Circular complies with the requirements and the listing rules of the Luxembourg Stock Exchange and that it does not contain an untrue statement of a material fact with respect to the Group taken as a whole or omit to state a material fact with respect to the Group taken as a whole that is necessary to make the statements made in the Offering Circular not misleading, that the opinions and intentions expressed therein with respect to the Guarantor and the Notes issued by the Guarantor are honestly held, that there are no other facts with respect to the Guarantor or the Notes issued by the Guarantor the omission of which would make the expression of any such opinions or intentions misleading in any material respect and that the Guarantor has made all reasonable enquiries to ascertain all facts material for the purposes aforesaid;

      (c) that the Guarantor is a company duly incorporated under the laws of the State of Delaware, United States of America;

      (d) that the execution and delivery of this Agreement and the Guarantee by the Guarantor have been duly authorised by the Guarantor and that each of this Agreement and the Guarantee constitutes legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

      (e) that the execution and delivery of this Agreement and the Guarantee and the performance of the terms of this Agreement and the Guarantee by the Guarantor will not infringe any law or regulation and are not contrary to the provisions of the Certificate of Incorporation and By-laws of the Guarantor and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which any member of the Group is a party or by which any member of the Group or


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            its property is bound and which is material in the context of the
            Group taken as a whole;

      (f) that no Event of Default in relation to the Guarantor is subsisting in relation to any outstanding Note and no event has occurred which would constitute (after an issue of Notes) an Event of Default in relation to the Guarantor thereunder;

      (g) that, except as disclosed in the Offering Circular, no member of the Group is a party to any litigation or arbitration proceedings that, in the reasonable judgement of management, is expected to have a material adverse effect on the financial condition, results of operations or business of the Group taken as a whole nor, so far as the Guarantor is aware, is any such litigation or arbitration pending or threatened;

      (h) that all consents, approvals, authorisations, orders and clearances of any court, government department or other regulatory authority required by the Guarantor for or in connection with the execution and delivery of, and compliance by the Guarantor with the terms of, this Agreement and the Guarantee have been obtained and are in full force and effect;

      (i) that the Guarantor, its affiliates and any person acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) have complied with and will comply with the requirements of Regulation S under the Securities Act;

      (j) that none of the Guarantor or its affiliates nor any persons acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) have engaged or will engage in the offer, sale, resale or other transfer of the Notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from the registration requirements of the Securities Act in accordance with the selling restrictions set out in Schedule 5;

      (k) that no general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be made by the Guarantor, its affiliates and any person acting on its or their behalf (which, for the avoidance of doubt, shall exclude any Dealer) in the United States in connection with the offer, sale, resale or other transfer of the Notes in the United States; and

      (l) that the Guarantor is not an "investment company" as defined in the U.S. Investment Company Act of 1940.

(3) With regard to each issue of Notes under this Agreement, each of the Issuer and the Guarantor shall be deemed, for the benefit of the relevant Dealer (for itself and as agent for each purchaser of the relevant Notes from it) to repeat the representations and warranties and agreements contained in sub-clause (1) and (2) above as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such representations, warranties and agreements) and as at the Issue Date of such Notes.

(4) The representations, warranties and agreements contained in this clause 4 shall continue in full force and effect notwithstanding any investigation by or on behalf of any Dealer or other party or completion of the issue and purchase of any Notes.


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5.    DEALERS' UNDERTAKINGS

      Each Dealer agrees to comply with the restrictions and agreements set out in Schedule 5 and, in the case of paragraph 4 thereof, the Issuer also so agrees.


6.    UNDERTAKINGS OF THE ISSUER AND THE GUARANTOR

(1)   Notification of material developments

      Each of the Issuer and the Guarantor shall promptly after becoming aware of the occurrence thereof notify each Programme Dealer and each Issue Dealer (in respect of any proposed issue of Notes, the Agreement Date for which has passed but which have not been issued) of:

      (a) any Event of Default or any condition, event or act which, with the giving of notice and/or the lapse of time (after an issue of Notes) would constitute an Event of Default or any material breach of the representations and warranties or undertakings contained in this Agreement, any Notes or either of them; and

      (b) any development affecting any member of the Group which is material in the context of this Agreement or any issue of Notes thereunder.

      If, following the Agreement Date and before the issue of the relevant Notes, the Issuer and/or the Guarantor becomes aware that the conditions specified in clause 3(2) will not be satisfied in relation to that issue, the Issuer and/or the Guarantor, as the case may be, shall forthwith notify the relevant Dealer to this effect giving full details thereof. In such circumstances, the relevant Dealer shall be entitled (but not bound) by notice to the Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(2)   Updating of Offering Circular

      On or before each anniversary of the date of this Agreement, the Issuer shall publish a new updated Offering Circular in a form approved by the Programme Dealers. In the event of a change in the condition of the Issuer or the Guarantor which is material in the context of the Agreement or the issue of Notes thereunder, the Issuer shall update or amend the Offering Circular (following consultation with the Programme Dealers) by the publication of a supplement thereto, in a form approved by the Programme Dealers. The Offering Circular shall, as specified therein, be deemed to incorporate by reference therein, with respect to the Guarantor, the publicly available audited consolidated financial statements of the Guarantor and its subsidiaries contained in the Guarantor's Annual Report on Form 10-K and the published quarterly reports of the Guarantor on Form 10-Q for the most recent financial period and any reports of the Guarantor on Form 8-K which contain consolidated financial statements of the Group. Upon any new financial statements being incorporated in the Offering Circular as aforesaid or upon the publication of a revised Offering Circular or a supplement to the Offering Circular, the Issuer shall promptly supply to each Programme Dealer and the Agent such number of copies of such financial statements, revised Offering Circular or supplement as each Programme Dealer or the Agent (as the case may be) may reasonably request. Until a Programme Dealer receives such financial statements, revised Offering Circular or supplement, the definition of "Offering Circular" in clause 1(1) shall, in relation to such Programme Dealer, mean the Offering Circular prior to the receipt by such Programme Dealer of such financial statements or the publication of such revised Offering Circular or supplement.


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(3)   Listing

      Each of the Issuer and the Guarantor confirms that it: (a) has caused an application to be made on behalf of and at the expense of the Issuer for Notes under this Agreement to be listed on the Luxembourg Stock Exchange;
      (b) will make or cause to be made an application on behalf of and at the expense of the Issuer for Notes issued or to be issued under this Agreement to be listed on such other Stock Exchange as the Issuer may decide; and (c) will use best endeavours to obtain and maintain such listings. Upon agreement to issue Notes which are to be listed being reached under clause 2 above the Issuer will use its best endeavours to obtain and, whilst any such Notes are outstanding, maintain such listing.

      The Issuer and the Guarantor shall comply with any undertakings given by it from time to time to the relevant Stock Exchange in connection with any Notes listed on such Stock Exchange or the listing thereof and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange all such information as the relevant Stock Exchange may require from time to time in connection with the listing on such Stock Exchange of any Notes.

      If any Notes cease to be listed on a relevant Stock Exchange, the Issuer shall endeavour promptly to list such Notes on a stock exchange to be agreed between the Issuer and the relevant Dealer.

(4)   Lawful compliance

      (a) Each of the Issuer and the Guarantor will at all times ensure that all necessary action is taken and all necessary conditions are fulfilled (including, without limitation, the obtaining of all necessary consents) so that it may lawfully comply with its obligations under the Notes and this Agreement and, further, so that it may comply with any applicable laws, regulations and guidance from time to time promulgated by any governmental and regulatory authorities relevant in the context of the issue of Notes under this Agreement.

      (b) In connection with the offer, sale, resale or other transfer of the Notes made in the United States, the Issuer and the Guarantor will jointly and severally endeavour, in co-operation with any relevant Dealer, to qualify the Notes for the private placement of such equivalent exemptions as may be available for the offer, sale, resale or other transfer to institutional accredited investors and qualified institutional buyers under the applicable securities laws of such states and the District of Columbia as any relevant Dealer may designate, except where such qualification would require the Issuer to qualify to do business in such jurisdiction or consent to the service of process.

      (c) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Guarantor will, if it ceases to be subject to or comply with the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, provide to any holder of such restricted securities, or to any prospective purchaser designated by a holder, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and prospective purchasers designated by such holders, from time to time of such restricted securities. The Contracts (Rights of Third Parties) Act 1999 applies to this subclause 6(4)(c).


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(5)   Authorised representative

      Each of the Guarantor and the Issuer will notify the Programme Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of the Initial Documentation List ceases to be authorised to take action on behalf of the Guarantor or the Issuer or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Programme Dealers that such person has been so authorised.

(6)   Auditors' comfort letters

      Each of the Issuer and the Guarantor will at its own expense at the time of the preparation of the initial Offering Circular and thereafter upon each occasion when the same may be amended or updated, whether by means of information incorporated by reference or otherwise, (insofar as such amendment or updating concerns or contains financial information about the Guarantor or the Group and/or the Issuer) and at other times whenever so requested by the Dealers or any of them (on the basis of reasonable grounds) deliver to the Programme Dealers, or as the case may be, the Dealers requesting the same, a comfort letter from independent auditors of the Guarantor in such form and with such content as the Programme Dealers, or as the case may be, the Dealers requesting the same may reasonably request provided that no such letter need be delivered in connection with the publication or issue of the audited consolidated financial statements of the Group. If at or prior to the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant comfort letter in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes.

(7)   No other issues

      During the period commencing on an Agreement Date in respect of any listed Notes and ending on the Issue Date with respect to those Notes, the Issuer will not, without the prior consent of the relevant Dealer, issue or agree to issue any other listed notes, bonds or other securities of whatsoever nature (other than Notes to be issued under this Agreement to the same Dealer) where such notes, bonds or other securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

(8)   Information on Noteholders' meetings

      Each of the Issuer and the Guarantor will, at the same time as it is despatched, furnish the Programme Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of either the Guarantor and/or the Issuer and will notify the Programme Dealers immediately it becomes aware that a meeting of the holders of the Notes (or any of them), has been convened by holders of Notes.

(9)   Rating

      The Guarantor undertakes promptly to notify the Programme Dealers (and each Issue Dealer in respect of a proposed issue of Notes the Agreement Date for which has passed but which have not been issued) of any change in the rating given by Moody's Investors Service Limited, Standard and Poor's Ratings Services, Fitch Ratings Ltd. or such other rating agency as notified to the Programme Dealers or the relevant Dealer for any of the Notes to be issued under this Agreement or upon it becoming aware that any such rating is listed on "Creditwatch" or has been announced to be under formal review by the relevant rating agency.


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7.    DEALERS' INDEMNITY

(1) Without prejudice to the other rights or remedies of the Dealers, the Issuer and the Guarantor, jointly and severally, undertake with the Dealers and each of them (for the benefit of themselves and the purchasers of Notes from any Dealer, as agents for such purchasers) that it will indemnify such Dealer and each of its directors, officers, employers and agents and each person who controls such Dealer (within the meaning of Section 15 of the Securities Act) and each purchaser of Notes against any losses, liabilities, costs, claims, charges, expenses, actions or demands which that Indemnified Person or purchaser may incur or which may be made against it as a result of or in relation to:

      (a) any failure by the Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the agreed purchase price for such Notes); or

      (b) any actual or alleged breach of the representations and warranties and undertakings contained in, or made or deemed to be made or repeated pursuant to, this Agreement; or

      (c) any untrue or misleading (or allegedly untrue or misleading) statement, which is material (or allegedly material) in the context of this Agreement and the issue and offering of Notes thereunder in, or material omission (or alleged omission) from, the Offering Circular or any part thereof.

(2) Each Dealer undertakes to indemnify each of the Issuer and the Guarantor and their respective directors, officers, employees and controlling persons against any losses, liabilities, costs, claims, actions, damages, demands or expenses which the Issuer or the Guarantor may incur or which may be made against the Issuer or the Guarantor arising out of or in relation to or in connection with any unauthorised action by that Dealer, failure by that Dealer to observe any of the above restrictions or requirements or the making by that Dealer of any unauthorised representation or the giving or use by that Dealer of any information which has not been authorised by the Issuer or any of the other Dealers provided that no Dealer shall be liable for any loss, liability, cost, claim, action, damage, expense or demand arising from the sale of Notes to any person believed in good faith by such Dealer, on reasonable grounds after due inquiry, to be a person to whom Notes could lawfully be offered or sold in compliance with this clause.

(3) If any action, suit, proceeding (including any government or regulatory investigation), claim or demand ("Action") shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought pursuant to this clause, the Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain legal advisers reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such Action and shall pay the fees and expenses of such legal advisers related to such Action. In any such Action, any Indemnified Person shall have the right to retain its own legal advisers, but the fees and expenses of such legal advisers shall be the liability of such Indemnified Person unless any of the following circumstances occur in which case they shall be the liability of the Indemnifying Person: (i) the Indemnifying Person has failed within a reasonable time to retain legal advisers reasonably satisfactory to the Indemnified Person or (ii) the parties in any such Action include both the Indemnifying Person and the Indemnified Person and, in the reasonable judgment of the Indemnified Person based upon legal advice, representation of both parties by the same legal advisers would be inappropriate due to actual or potential


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                                       22
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      differing interests between them. The Indemnifying Person shall not, in connection with any Action or related Action in the same jurisdiction, be liable (except as mentioned above) for the fees and expenses of more than one separate firm of legal advisers (in addition to any local legal advisers) for all Indemnified Persons, and all such fees and expenses shall be reimbursed as they are incurred.

(4) The Indemnifying Person shall not be liable for any settlement of any Action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of legal advisers as contemplated by paragraph (a) above, the Indemnifying Person agrees that it shall be liable for any settlement of any Action effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of such request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened Action in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability in respect of the subject matter of such Action.


8.    AGENTS' INDEMNITY

(1) The Issuer will indemnify (and if the Issuer fails to indemnify, the Guarantor agrees so to indemnify) the Agent, each of the Paying Agents and Transfer Agents, the Exchange Agent, the Registrar and any Settlement Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against the Agent, any Paying Agent or Transfer Agent, the Exchange Agent, the Registrar or any Settlement Agent as a result of or in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

(2) Each of the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar and any Settlement Agent will severally indemnify the Issuer and the Guarantor against any loss, liability, cost, claim, action, demand or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer or the Guarantor may incur or which may be made against the Issuer or the Guarantor as the direct reasonably foreseeable result of the breach by the Agent, the Paying Agents or Transfer Agents, the Exchange Agent, the Registrar or any Settlement Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees.


9.    FEES, EXPENSES AND STAMP DUTIES

(1) The Issuer and the Guarantor jointly and severally undertake that they will:

      (a) except in the case of an issue of Notes on a syndicated basis (the commissions for which will be agreed at the time of agreement for such issue) pay to each Dealer all


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            commissions from time to time agreed in connection with the sale of any Notes to that Dealer (and any value added or other tax thereon); and

      (b)   pay (together with any value added tax or other tax thereon):

            (i)   the fees and expenses of its legal advisers and auditors; and

            (ii) the cost of listing and maintaining the listing of any Notes issued pursuant to this Agreement which are to be listed on a Stock Exchange.

(2) The Issuer and the Guarantor also jointly and severally undertake that they will:

      (a)   pay (together with any value added tax or other tax thereon):

            (i) the fees and expenses of the Registrar, the Agent, any Paying Agents, the Transfer Agents and the Exchange Agent;

            (ii) all expenses in connection with the issue, authentication, packaging and initial delivery of Notes and the preparation of bearer global Notes and registered global Notes, this Agreement, the Guarantee, the Deed of Covenant and the preparation and printing of any and all Notes, the Offering Circular and any amendments or supplements thereto (including the updating of any legal opinions issued pursuant to clause 3(4) and of any auditors' comfort letters issued pursuant to clause 6(6)); and

            (iii) the cost of any publicity agreed by the Issuer in connection with the issue of Notes;

      (b) pay to BSIL the fees and disbursements of legal advisers appointed to represent the Programme Dealers (including any value added tax or other tax thereon) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Guarantee, the Deed of Covenant and any documents referred to in any of them and any other documents required in connection with this Agreement or the issue of any Notes under this Agreement;

      (c) pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Agreement, any communication pursuant hereto, the Deed of Covenant, the Guarantee or any Note and indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax; and

      (d) reimburse each Dealer for its costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement.


10.   TERMINATION OF APPOINTMENT OF PROGRAMME DEALERS

      The Issuer or (as to itself) a Programme Dealer may terminate the arrangements described in this Agreement by giving not less than 30 days' written notice to the other parties hereto. The Issuer may terminate the appointment of a Programme Dealer by giving not less than 30 days' written notice to such Programme Dealer (with a copy promptly thereafter to all the other Programme Dealers and the Agent). Termination (including assignment or transfer in


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      accordance with clause 45(2)) shall not affect any rights or obligations
      (including but not limited to those arising under clauses 5, 7, and/or 9) which have accrued at the time of termination (including assignment or transfer in accordance with clause 45(2)) or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to such time.


11.   APPOINTMENT OF DEALERS

(1) Nothing in this Agreement shall prevent the Issuer and the Guarantor from appointing one or more further Programme Dealers for the duration of the Programme or, with regard to an issue of a particular Tranche of Notes, the Issuer and the Guarantor appointing one or more Issue Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement provided that, unless such appointment is effected pursuant to a Syndication Agreement:

      (a) any such entity shall have first delivered to the Issuer and the Guarantor a Dealer Accession Letter substantially in the appropriate form set out in Part I or III of Schedule 13; and

      (b) the Issuer and the Guarantor shall have delivered to such Dealer a Confirmation Letter substantially in the appropriate form set out in
            Part II or IV of Schedule 13,

      whereupon such entity shall, subject to the terms of the relevant Dealer Accession Letter and the relevant Confirmation Letter, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Programme Dealer or, as the case may be, an Issue Dealer as if originally named as a Programme Dealer or, as the case may be, an Issue Dealer hereunder.

(2) The Issuer shall promptly notify the other parties to this Agreement of any appointment of a Programme Dealer by supplying to such parties a copy of the relevant Dealer Accession Letter and Confirmation Letter. No notice shall be required to be given in the case of an appointment of an Issue Dealer.


12. INCREASE IN THE AGGREGATE NOMINAL AMOUNT OF THE NOTES TO BE ISSUED UNDER THE AGREEMENT

(1) From time to time the Issuer and the Guarantor may wish to increase the aggregate nominal amount of the Notes that may be issued under this Agreement. In such circumstances, the Issuer and the Guarantor may give notification of such an increase (subject as set out in sub-clause (2)) by delivering to the Listing Agent and the Programme Dealers a letter in substantially the form set out in Schedule 12. Upon such notice being given to the Programme Dealers and the Listing Agent, all references in this Agreement or any other agreement or deed in relation to this Agreement and the Notes issued under this Agreement to the aggregate nominal amount of the Notes that may be issued under this Agreement, shall be and shall be deemed to be references to the increased aggregate nominal amount of the Notes that may be issued under this Agreement.

(2) Notwithstanding sub-clause (1), the right of the Issuer and the Guarantor to increase the aggregate nominal amount of the Notes that may be issued under this Agreement shall be subject to each Programme Dealer having received and found satisfactory all the documents and confirmations described in the Initial Documentation List (with such changes as may be relevant, by reference to the circumstances at the time of the proposed increase as are agreed


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      between the Issuer, the Guarantor and the Programme Dealers) and the
      delivery of any further conditions precedent that any Programme Dealer may reasonably require, including, without limitation, the production of a supplementary Offering Circular and any further or other documents required by the relevant Stock Exchange(s) for the purpose of listing the Notes to be issued under the Programme on the relevant Stock Exchange(s). The Guarantor shall circulate to the Programme Dealers all the documents and confirmations described in the Initial Documentation List and any further conditions precedent so required. Any Programme Dealer must notify the Guarantor and the Issuer within seven business days of receipt if it considers, in its reasonable opinion, such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory.


13.   CURRENCY INDEMNITY

      If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or the Guarantor or in the liquidation, insolvency or analogous process of the Issuer or the Guarantor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "other currency" other than that in which the relevant payment is expressed to be due (the "required currency") under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Dealer falls short of the amount due under the terms of this Agreement, then each of the Issuer and the Guarantor, undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the relevant Dealer against the amount of such shortfall. For the purpose of this clause "rate of exchange" means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.


14.   STABILISATION

      In connection with the distribution of any Notes, the Dealer (if any) designated as stabilising manager in the applicable Pricing Supplement or any person acting for such Dealer may over-allot or effect transactions with a view to supporting the market price of such Notes (or Notes of the same Series) at a level higher than that which might otherwise prevail, for a limited period after the Issue Date. However, there may be no obligation on the stabilising manager or any agent of its to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period.


15. APPOINTMENT OF AGENT, OTHER PAYING AGENTS, REGISTRAR, TRANSFER AGENTS AND EXCHANGE AGENT

(1) The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of the Issuer and the Guarantor upon the terms and subject to the conditions set out below, for the purposes of, amongst other things:

      (a) completing, authenticating and delivering Temporary Bearer Global Notes, Permanent Bearer Global Notes and (if required) completing, authenticating and


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            delivering Definitive Bearer Notes;

      (b) exchanging Temporary Bearer Global Notes for Permanent Bearer Global Notes or Definitive Bearer Notes, as the case may be, in accordance with the terms of such Temporary Bearer Global Notes and as specified in the applicable Pricing Supplement and making all notations on such Temporary Bearer Global Notes required in accordance with their terms;

      (c) exchanging Permanent Bearer Global Notes for Definitive Bearer Notes in accordance with the terms of such Permanent Bearer Global Notes and making all notations on such Permanent Bearer Global Notes required in accordance with their terms;

      (d) paying sums due on Bearer Global Notes and Definitive Bearer Notes, Receipts and Coupons;

      (e)   exchanging Talons for Coupons in accordance with the Conditions;

      (f) determining the end of the distribution compliance period (in the case of Bearer Notes) applicable to each Tranche in accordance with clause 17(3);

      (g) unless otherwise specified in the applicable Pricing Supplement, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

      (h) arranging on behalf of the Issuer and/or the Guarantor for notices to be communicated to the Noteholders in accordance with the Conditions;

      (i) (to the extent required by applicable law or regulation for the time being) ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under this Agreement;

      (j) subject to the Procedures Memorandum, submitting to the relevant Stock Exchange such number of copies of each Pricing Supplement relating to Bearer Notes which are to be listed as the relevant Stock Exchange may reasonably require;

      (k) unless the Agent has delegated this role (as authorised below) to a settlement agent (such person being the "Settlement Agent", in which case all references in this sub-clause (j) to the Agent shall, unless the context requires otherwise, be deemed to refer to the Settlement Agent) then in respect of each valid Transfer Notice (any determination as to whether a Transfer Notice has been properly and completely delivered as provided in the Conditions shall be made by (in the case of Bearer Notes) Euroclear or Clearstream, Luxembourg, or (in the case of Registered Notes) the Registrar, as the case may be, (in consultation with the Settlement Agent, if applicable) and shall be conclusive and binding on the Issuer, the Guarantor and the relevant Accountholder or Noteholder (as the case may be)), promptly upon receipt thereof providing a copy to the Issuer and:

            (i) confirming with (in the case of Bearer Notes) Euroclear or Clearstream, Luxembourg, or (in the case of Registered Notes) the Registrar, as the case may be, the number of Notes to which such Transfer Notice relates;


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            (ii)  promptly notifying the Issuer of details of the amount of any
                  Transfer Expenses in respect thereof;

            (iii) as instructed by the Issuer, or as may be specified in the applicable Pricing Supplement, as attorney or agent on behalf of the Issuer, executing the instrument(s) of transfer (if any) of the relevant number of Underlying Securities held by the Issuer (or its nominee) in accordance with the instructions contained in the relevant Transfer Notice and procuring that the relevant Securities Amounts are delivered in the manner specified in the Conditions and in the applicable Pricing Supplement, provided that if on the Maturity Date or the Early Redemption Date (as the case may be) or on any date thereafter prior to the delivery, in accordance with the Conditions, of the relevant Underlying Securities any Settlement Disruption Event is subsisting, delivery of the relevant Underlying Securities shall be postponed until the date on which no Settlement Disruption Event is subsisting, subject to Condition 6(a)(v); and

      (l) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

      The Agent may from time to time, subject to the prior written consent of the Issuer and the Guarantor, delegate certain of its functions and duties set out in this Agreement, insofar as may relate to (i) Registered Notes, to the Registrar, and (ii) Linked Notes, to a Settlement Agent.

(2) Each Paying Agent is hereby appointed, and each Paying Agent hereby agrees to act, as paying agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and performing all other obligations and duties imposed upon it by the Conditions and this Agreement, including keeping a stock of Transfer Notices (in the form set out in Schedule 7 hereto) to be made available upon request by holders of Linked Notes.

(3) Each Transfer Agent is hereby appointed, and each Transfer Agent hereby agrees to act, as transfer agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below.

(4) The Exchange Agent is hereby appointed, and the Exchange Agent hereby agrees to act, as exchange agent of the Issuer and the Guarantor, upon and subject to the terms and conditions set out below.

(5) Any Settlement Agent appointed hereunder shall agree to act as settlement agent of the Issuer and the Guarantor, upon the terms and conditions set out herein.

(6) The Registrar is hereby appointed, and the Registrar hereby agrees to act, as registrar and transfer agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the purposes of, amongst other things:

      (a) completing, authenticating and delivering Reg. S Global Notes, Restricted Global Notes and authenticating and delivering Definitive Registered Notes;

      (b) paying sums due on Registered Global Notes and Registered Definitive Notes;

      (c) determining the end of the Distribution Compliance Period (in the case of Registered Notes) applicable to each Tranche in accordance with clause 17(3);


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      (d)   subject to the Procedures Memorandum, submitting to the relevant
            Stock Exchange such number of copies of each Pricing Supplement relating to Registered Notes which are to be listed as the relevant Stock Exchange may require; and

      (e) performing all other obligations and duties imposed upon it by the Conditions and this Agreement, including, without limitation, those set out in clause 24.

      The Registrar may from time to time, subject to the prior written consent of the Issuer and the Guarantor, delegate certain of its functions and duties set out in this Agreement to the Agent.


16.   ISSUE OF BEARER GLOBAL NOTES AND REGISTERED GLOBAL NOTES

(1) Subject to sub-clause (2) below, upon being instructed to do so, in the case of an issue of Notes on a non-syndicated basis, by receipt of a confirmation (a "Confirmation") from the Issuer substantially in the form of Annex C to the Procedures Memorandum or, in the case of an issue of Notes on a syndicated basis, upon receipt of an executed Syndication Agreement, the Agent and the Registrar will each take the steps required of them in the Procedures Memorandum. For this purpose, each of the Agent and the Registrar is hereby authorised on behalf of the Issuer and the
      Guarantor:

      (a) to prepare a Temporary Bearer Global Note (in the case of the Agent) and/or Reg. S Global Note and/or Restricted Global Note (in the case of the Registrar) by attaching a copy of the applicable Pricing Supplement and a copy of the Terms and Conditions of the Notes to an executed master Temporary Bearer Global Note, Reg. S Global Note or Restricted Global Note, as the case may be;

      (b) to authenticate such Temporary Bearer Global Note (in the case of the Agent) or Reg. S Global Note or Restricted Global Note (in the case of the Registrar) in accordance with the provisions of this Agreement;

      (c) in the case of the Agent, to deliver, in the case of a Temporary Bearer Global Note only, such Temporary Bearer Global Note to a common depositary of Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Bearer Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and to instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the Issuer: (i) in the case of an issue of Notes on a non-syndicated basis, to credit the Notes represented by such Temporary Bearer Global Note to the Agent's distribution account; and (ii) in the case of Notes issued on a syndicated basis, to hold the Notes represented by such Temporary Bearer Global Note to the Issuer's order;

      (d) in the case of the Registrar, to deliver, in the case of a Registered Global Note, such Registered Global Note to a custodian for DTC against receipt from DTC of confirmation that: (i) in the case of an issue of Registered Notes on a non-syndicated basis, that Registered Notes represented by such Registered Global Note have been credited to the relevant Dealer's participant account (or the participant account of the DTC participant through which the relevant Dealer is acting); and (ii) in the case of an issue of Registered Notes on a syndicated basis, that Registered Notes represented by such Registered Global Note are held to the Issuer's order; and

      (e) to ensure that the Notes of each Tranche are assigned, as applicable, a CUSIP

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            number, CINS number, common code and ISIN which are different from the CUSIP number, CINS number, common code and ISIN assigned to Notes of any other Tranche of the same Series until at least expiry of the applicable Distribution Compliance Period (as defined below).

(2) Each of the Agent and the Registrar shall only be required to perform its obligations under sub-clause (1) above, in circumstances in which the relevant master global Notes are required for the performance of its obligations, if it holds (as applicable):

      (a) a master Temporary Bearer Global Note duly executed manually or by facsimile by a person or persons authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Temporary Bearer Global Note in accordance with paragraph (a) of sub-clause (1);

      (b) a master Permanent Bearer Global Note duly executed manually or by facsimile by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Permanent Bearer Global Note in accordance with clause 17;

      (c) a master Reg. S Global Note duly executed manually or by facsimile by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing Reg. S Global Notes in accordance with paragraph (a) of sub-clause (1); and

      (d) a master Restricted Global Note duly executed manually or by facsimile by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing Restricted Global Notes in accordance with paragraph (a) of sub-clause (1).


17. DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT BEARER GLOBAL NOTES, ISSUE OF DEFINITIVE BEARER GLOBAL NOTES, DETERMINATION OF DISTRIBUTION COMPLIANCE PERIOD AND ELIMINATION OF CHILL ORDER

(1) The Agent shall determine the Exchange Date for each Temporary Bearer Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(2) The Agent shall deliver a Permanent Bearer Global Note or Definitive Bearer Notes, as the case may be, in accordance with the terms of the Temporary Bearer Global Note and as specified in the applicable Pricing Supplement. Where a Temporary Bearer Global Note is to be exchanged for a Permanent Bearer Global Note, the Agent is hereby authorised to, and it shall, on behalf of the Issuer:

      (a) in the case of the first Tranche of any Series of Bearer Notes, prepare and complete a Permanent Bearer Global Note in accordance with the terms of the Temporary Bearer Global Note applicable to such Tranche by attaching a copy of the applicable Pricing Supplement and a copy of the Terms and Conditions of the Notes to an executed master Permanent Bearer Global Note;

      (b) in the case of the first Tranche of any Series of Bearer Notes, authenticate such Permanent Bearer Global Note in accordance with the provisions of this Agreement;


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      (c)   in the case of the first Tranche of any Series of Bearer Notes, deliver such Permanent Bearer Global Note to the common depositary which is holding the Temporary Bearer Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Bearer Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Bearer Global Note in the relevant spaces in Schedule 2 of both the Temporary Bearer Global Note and the Permanent Bearer Global Note; and

      (d) in any other case, attach a copy of the applicable Pricing Supplement and the Terms and Conditions of the Notes to the Permanent Bearer Global Note applicable to the relevant Series and enter details of any exchange in whole or part as aforesaid.

(3)   (a)   In the case of a Tranche of Notes in respect of which there is only one Dealer, the Agent will determine the end of the distribution compliance period in respect of such Tranche (the "Distribution
            Compliance Period") as being the 40th day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

      (b) In the case of a Tranche of Notes in respect of which there is more than one Dealer but which has not been issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the 40th day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

      (c) In the case of a Tranche of Notes issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the 40th day following the date certified by the Lead Manager to the Agent as being the date on which distribution of the Notes of that Tranche was completed.

      (d) Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche of Notes, the Agent shall notify such determination to the Issuer, the Guarantor, Euroclear and Clearstream, Luxembourg and the relevant Dealer (in the case of a non-syndicated issue) or the Lead Manager (in the case of a syndicated issue).

(4) The Agent shall request DTC to eliminate any "Deliver Order Chill" applicable to a Reg. S Global Note, such request to be effective after expiry of the Distribution Compliance Period applicable to the Tranche of Notes in question.


18.   ISSUE OF DEFINITIVE NOTES

(1) In accordance with the terms of the relevant Pricing Supplement and pursuant to the terms of the relevant Bearer Global Note (in the case of Bearer Notes only) or upon the Issuer becoming obliged pursuant to Condition 12 (in the case of Registered Notes only) to issue Definitive Notes, the Agent (in the case of Bearer Notes) and the Registrar (in the case of Registered Notes) are each hereby authorised to:

      (a) authenticate such Definitive Note(s) in accordance with the provisions of this Agreement; and


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      (b)   deliver such Definitive Note(s), in the case of Definitive Bearer
            Notes to or to the order of Euroclear and/or Clearstream, Luxembourg or, in the case of Definitive Registered Notes, as the Registrar may be directed by the holder of such Definitive Registered Note(s).

      The Agent shall notify the Issuer forthwith upon receipt of a request for issue of Definitive Bearer Notes in accordance with the provisions of a Permanent Bearer Global Note (and the aggregate nominal amount of such Permanent Bearer Global Note to be exchanged in connection therewith). The Registrar shall notify the Issuer forthwith upon receipt of a request for the issue of Definitive Registered Notes (including upon the exchange of Reg. S Notes for Legended Notes or vice versa) and the aggregate nominal amount of the relevant Registered Global Note or, as the case may be, Definitive Registered Notes, to be exchanged in connection therewith.

(2) The Issuer (failing which, the Guarantor) undertakes to deliver to the Agent or the Registrar, as the case may be, sufficient numbers of executed Definitive Notes with, in the case of Definitive Bearer Notes (if applicable), Receipts, Coupons and Talons attached, to enable the Agent or the Registrar, as the case may be, to comply with its obligations under this clause.


19.   TERMS OF ISSUE

(1) The Issuer undertakes to ensure that at all times a sufficient quantity of master Temporary Bearer Global Notes and master Permanent Bearer Global Notes is held by the Agent and a sufficient quantity of Registered Global Notes is held by the Registrar, all duly executed as aforesaid. The Issuer (failing which, the Guarantor) further undertakes to deliver to the Agent, or the Registrar, as the case may be, upon reasonable notice sufficient numbers of executed Definitive Notes (together with, in the case of Definitive Bearer Notes (if applicable), Receipts, Coupons and Talons attached) which are required by the Agent or the Registrar, as the case may be, pursuant to a request for the issue of Definitive Bearer Notes under the terms of a Permanent Bearer Global Note or in accordance with the terms of the applicable Pricing Supplement and under the terms of a Temporary Bearer Global Note or, as the case may be, pursuant to the Issuer's obligation to issue Definitive Registered Notes in accordance with Condition 12 and that it will, on demand, supply to the Agent or the Registrar, as the case may be, such further duly executed Definitive Notes as the Agent or the Registrar, as the case may be, may from time to time require for the performance of their duties hereunder.

(2) Each of the Agent and the Registrar shall cause all Notes delivered to and held by it or them hereunder to be maintained in safe custody and shall ensure that such Notes are issued only under the Conditions and in accordance with the provisions of this Agreement.

(3) Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 16 each of the Agent and the Registrar, as the case may be, is entitled to treat a telephone, telex or facsimile communication from a person purporting to be and who the Agent or the Registrar, as the case may be, believes in good faith to be, the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, clause 16(7) , or any other list duly provided for such purpose by the Issuer to the Agent or the Registrar, as the case may be, as sufficient instruction and authority of the Issuer for the Agent or the Registrar to act in accordance with clause 16 .

(4) In the event that a person who has signed, on behalf of the Issuer, a master Temporary Bearer Global Note, master Permanent Bearer Global Note, master Registered Global Note or Definitive Note held by the Agent or the Registrar, as the case may be, in accordance with


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      sub-clause (2) above ceases to be authorised as described in clause 36(7), the Agent and the Registrar, shall (unless the Issuer gives notice to the Agent or the Registrar, as the case may be, that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Agent or the Registrar, as the case may be) continue to have authority to issue Notes signed by that person, and the Issuer hereby warrants to the Agent and the Registrar that such Notes shall be valid and binding obligations of the Issuer. Promptly upon such person ceasing to be authorised, the Issuer shall provide the Agent with replacement master Temporary Bearer Global Notes, replacement master Permanent Global Bearer Notes and replacement Definitive Bearer Notes and shall provide the Registrar with replacement master Registered Global Notes and replacement Definitive Registered Notes and the Agent and the Registrar, as the case may be, shall, upon receipt of such replacements, cancel and destroy the master Temporary Permanent Global Note(s), master Permanent Bearer Global Note(s), master Registered Global Note(s) and unissued Definitive Notes, as applicable, held by them which are signed by such person and shall provide the Issuer with a certificate of destruction in respect thereof, specifying the Notes so cancelled and destroyed.

(5) The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg.

(6) If the Agent or the Registrar, as the case may be, pays an amount (the "Advance") to the Issuer on the basis that a payment (the "Payment") has been or will be received from a Dealer and if the Payment is not received by the Agent or the Registrar on the date the Agent or the Registrar, as the case may be, pays the Issuer, the Issuer (failing which, the Guarantor) shall repay to the Agent or the Registrar, as the case may be, the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Agent or the Registrar of the Payment (at a rate quoted at that time by the Agent or the Registrar as its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer and the Guarantor). For the avoidance of doubt, neither the Agent nor the Registrar shall be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation that it is to receive such amount from a Dealer.

(7) Except in the case of issues where the Agent or the Registrar, as the case may be, does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or Clearstream, Luxembourg and/or the Registrar's participant account with DTC after such Issue Date, the Agent or the Registrar, as the case may be, will continue to hold the Defaulted Note to the order of the Issuer. The Agent or the Registrar, as the case may be, shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.


20.   EXCHANGE AND TRANSFER OF NOTES

(1) Upon any exchange of all or a portion of an interest in a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or upon any exchange of all or a portion of an interest in a Temporary Bearer Global Note or a Permanent Bearer Global Note for Definitive Bearer Notes or Definitive Registered Notes, the relevant Global Note shall be endorsed by the Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so


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      exchanged and the Permanent Bearer Global Note shall be endorsed by the
      Agent or on its behalf to reflect the increase in its nominal amount as a result of such exchange. Until exchanged in full, the holder of an interest in any Bearer Global Note shall in all respects be entitled to the same benefits under this Agreement as the holder of Definitive Bearer Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Agent is hereby authorised on behalf of the Issuer: (a) to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Bearer Global Note to reflect any increase in the nominal amount represented thereby, and in either case, to sign in the relevant space on the relevant Bearer Global Note recording such exchange and reduction or increase; and (b) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Bearer Global Note.

(2) Upon any exchange of all or a portion of an interest in a Restricted Global Note for an interest in a Reg. S Global Note or vice versa or upon exchange of an interest in a Registered Global Note for Definitive Registered Notes or vice versa or upon any exchange of Definitive Bearer Notes for an interest in Registered Global Notes or Registered Definitive Notes, the relevant Registered Global Note(s) shall be surrendered to the Registrar by or to the order of DTC or its nominee and endorsed to reflect the reduction or increase (as the case may be) in its/their nominal amount by the Registrar or on its behalf. The Registrar is hereby authorised on behalf of the Issuer: (a) to endorse or to arrange for the endorsement of the relevant Registered Global Note(s) to reflect the reduction or increase (as the case may be) in the nominal amount represented thereby, and in either case to sign in the relevant space on the relevant Registered Global Note recording such exchange and reduction or increase; and (b) in the case of total exchange, to cancel or arrange for the cancellation of the relevant Registered Global Note.


21.   PAYMENTS AND DELIVERIES

(1)   (a)   The Issuer (failing which, the Guarantor) will, before 10.00 a.m.
            (local time in the relevant financial centre of the payment), on each date on which any payment in respect of any of the Notes becomes due, transfer to an account specified by the Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered
            Notes, such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Issuer and the Agent or the Registrar, as the case may be, may agree.

      (b) In the case of Linked Notes where the amount due is deliverable to the Noteholder, the Issuer (failing which, the Guarantor) will, before 10.00 a.m. (local time in the relevant financial centre of delivery), on each date on which any delivery in respect of any of the Notes is due, transfer to an account specified by the Agent (or the Settlement Agent, as the case may be), in the case of Bearer Notes, or the Registrar (or the Settlement Agent, as the case may be), in the case of Registered Notes, the relevant number of Underlying Securities required for the purposes of that delivery as the Issuer and the Agent (or the Settlement Agent) or Registrar (or the Settlement Agent), as the case may be, may agree.

(2)   The Issuer (failing which, the Guarantor) will ensure that no later than
      10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent or the Registrar, as the case may be, pursuant to sub-clause (1) above, the Agent or the Registrar, as the case may be, shall receive from the paying bank of the Issuer a payment confirmation in the form of a SWIFT message or tested telex. For the purposes of this clause "Business Day" means a day which is both:


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      (a)   a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

      (b) either: (i) in relation to a payment to be made in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland respectively) or (ii) in relation to a payment to be made in euro, a day on which the TARGET System is open.

(3) The Agent shall ensure that payments of both principal and interest in respect of Temporary Bearer Global Notes will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Bearer Global Notes) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(4) Subject to the receipt by the Agent or the Registrar, as the case may be, of the payment confirmation as provided in sub-clause (2) above, the Agent, the Registrar or the relevant Paying Agent, as the case may be, shall pay or deliver or cause to be paid or delivered all amounts due in respect of the Notes on behalf of the Issuer and the Guarantor in the manner provided in the Conditions. If any payment or delivery provided for in sub-clause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent, the Registrar and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(5) If for any reason the Agent or the Registrar, as the case may be, considers in its sole discretion that the amounts to be received by the Agent or the Registrar, as the case may be, pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, none of the Agent, the Registrar or the Paying Agents shall be obliged to pay any such claims until the Agent or the Registrar, as the case may be, has received the full amount of all such payments.

(6) Without prejudice to sub-clauses (9) and (10), and other than in respect of payments and/or delivery of amounts due under sub-clause (1)(b) above, if the Agent or the Registrar pays and/or delivers any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer (failing which, the Guarantor) will, in addition to paying amounts due under sub-clause
      (1), pay to the Agent or the Registrar, as the case may be, on demand, interest (at a rate which represents the Agent's or the Registrar's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent or the Registrar, as the case may be, of the Shortfall.

(7) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that it does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.


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(8)   Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment the Agent or the Registrar to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

(9) The Registrar shall pay to the Exchange Agent, and the Exchange Agent shall receive, all payments made under any Registered Global Note registered in the name of DTC or its nominee (a "DTC Note") which is denominated in a specified currency other than U.S. dollars.

      The Exchange Agent shall be advised in writing, on or before the relevant Record Date, by DTC or its nominee:

      (a) if any beneficial holder (a "Beneficial Holder") of the DTC Note in respect of which payment is due has elected to receive such payment in U.S. dollars and, if so, the amount of such payment (expressed in the Specified Currency in which the relevant DTC Note is denominated) which such Beneficial Holder wishes to receive in U.S. dollars; and

      (b)   of the payment details for each such Beneficial Holder.

      The Exchange Agent shall enter into a contract on behalf of the Issuer at or prior to 11:00 a.m. (New York City time) on the second New York Business Day (as defined below) preceding the applicable payment date and will solicit bid quotations from three recognised foreign exchange dealers (which may include the Exchange Agent) for the purchase of U.S. dollars with an amount of the relevant Specified Currency equal to the aggregate amount which DTC has notified the Exchange Agent that Beneficial Holders wish to receive in U.S. dollars. In the event that no such notification is received from DTC prior to the Record Date, the Exchange Agent shall enter into a contract for the purchase of U.S. dollars, as aforesaid, in respect of the full amount of the payment due in respect of the relevant DTC Note. The settlement date for each such purchase shall be the applicable payment date and the Exchange Agent shall enter into a contract for such purchase on the basis of the most favourable bid submitted. The Exchange Agent shall, on the relevant payment day:

            (i) pay all amounts converted into U.S. dollars in accordance with the above to DTC or its nominee for distribution to the relevant Beneficial Holders; and

            (ii) pay all the other amounts due which are denominated otherwise than in U.S. dollars direct to the relevant Beneficial Holders in accordance with the payment instructions received from DTC or its nominee.

      In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the entire payment will be made in the relevant Specified Currency in accordance with the payment instructions received from DTC following notification by the Exchange Agent to DTC of such fact.

      For the purposes of this clause "New York Business Day" means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the city of New York and (i) with respect to Notes denominated in a Specified Currency other than euro, in the principal financial centre of the


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      relevant Specified Currency (if other than New York City and which, if the
      Specified Currency is Australian dollars, shall be Sydney) and (ii) with respect to Notes denominated in euro a day on which the TARGET System is open.

(10) If the Issuer has notified the Agent, Euroclear and Clearstream, Luxembourg that it has elected to redenominate the Notes in euro in accordance with Condition 4:

      (a) the Agent shall promptly determine and notify the Noteholders of the denominations in euro of any definitive Notes which are required to be issued; and

      (b) the Agent shall promptly perform the duties required of it under Condition 4.

(11) If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom or a certification required by the terms of a Note not being received), the Paying Agent or the Registrar, as the case may be, to which a Note, Coupon or Receipt (as the case may be) is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

(12) The Paying Agent and the Registrar shall each ensure that payments in respect of Registered Notes will be made only to the extent that each holder and beneficial owner of such Registered Notes provides relevant documentation in accordance with Condition 6(a).


22. DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

(1)   Determinations and Notifications

      (a) The Agent shall, unless otherwise specified in the applicable Pricing Supplement, make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

      (b) The Agent shall not be responsible to the Issuer, the Guarantor or to any third party (except in the event of negligence, default or bad faith of the Agent, as the case may be) as a result of the Agent having acted on any quotation given by any Reference Bank or (in the case of Linked Notes) a reputable broker-dealer or securities house which subsequently may be found to be incorrect.

      (c) The Agent shall promptly notify (and confirm in writing to) the Issuer, the other Paying Agents, the Registrar (in the case of Registered Notes), and (in respect of a Series of Notes listed on a stock exchange) the relevant Stock Exchange of, amongst other things, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

      (d) The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.


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      (e)   If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall forthwith notify the Issuer, the Registrar (in the case of Registered Notes) and the other Paying Agents of such fact.

      (f) Determinations with regard to Notes (including, without limitation, Indexed Notes, Linked Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Pricing Supplement in the manner specified in the applicable Pricing Supplement and unless otherwise agreed between the Issuer and the relevant Dealer, such determinations shall be made on the basis of the Calculation Agency Agreement. Notes of any Series may specify additional duties and obligations of the Agent, any Paying Agent, any Transfer Agent, the Exchange Agent or the Registrar as set out in the Conditions, the performance of which will be agreed between the Issuer and the Agent prior to the relevant Issue Date.

(2) Interest Determination, Screen Rate Determination including Fallback Provisions

      (a) Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be:

            (i) the offered quotation (if there is only one quotation on the Relevant Screen Page); or

            (ii) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

            (expressed as a percentage rate per annum), for deposits in the Specified Currency for the relevant Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

      (b)   If the Relevant Screen Page is not available or, if in the case of
            (a)(i) above, no such offered quotation appears or, in the case of
            (a)(ii) above, fewer than three such offered quotations appear, in each case as at the time specified in sub-clause (a), the Agent shall request the principal London office of each of the Reference Banks (as defined below) to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period at approximately 11.00 a.m. (London time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

      (c) If on any Interest Determination Date one only or none of the Reference Banks


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            provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

      (d) If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than the London inter-bank offered rate or the European inter-bank offered rate, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.


23.   NOTICE OF ANY WITHHOLDING OR DEDUCTION

(1) If the Issuer and/or the Guarantor is/are, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Issuer and/or the Guarantor shall give notice thereof to the Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, such information as it shall require to enable it to comply with such requirement.

(2) If any Paying Agent, the Registrar or the Exchange Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any tax, duty or charge as specifically contemplated under the Conditions, other than arising by virtue of the relevant holder failing to perform any certification or other requirement in respect of its Notes, it shall give notice thereof to the Issuer, the Guarantor and the Agent as soon as it becomes aware of such compulsion to withhold or deduct.


24.   OTHER DUTIES OF THE REGISTRAR

(1) The Registrar shall perform such duties as are set out herein and the Conditions and, in performing those duties, shall act in accordance with the Conditions and the provisions of this Agreement.


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(2)   The Registrar shall, subject to sub-clause (4), so long as any Note is outstanding:

      (a) maintain at its specified office a register (the "Register") of the holders of the Registered Notes which shall show: (i) the nominal amounts and the serial numbers of the Registered Notes; (ii) the dates of issue of all Registered Notes; (iii) all subsequent transfers and changes of ownership of Registered Notes; (iv) the names and addresses of the holders of the Registered Notes; (v) all cancellations of Registered Notes, whether because of their purchase by the Issuer, the Guarantor or any of their respective Subsidiaries or holding companies, their replacement or otherwise, and (vi) all replacements of Registered Notes (subject, where appropriate, in the case of (v), to the Registrar having been notified as provided in this Agreement);

      (b) effect exchanges of Definitive Bearer Notes for Registered Notes in global and definitive form, interests in Registered Global Notes for interests in a Registered Global Note of a different type of the same Series, interests in Registered Global Notes for Definitive Registered Notes and interests in Definitive Registered Notes for Registered Global Notes, in accordance with the Conditions and this Agreement, keep a record of all exchanges and ensure that the Agent is notified forthwith after any exchange;

      (c)   register all transfers of Registered Notes;

      (d) make any necessary notations on Registered Global Notes following transfer or exchange of Notes;

      (e) receive any document in relation to or affecting the title to any of the Registered Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

      (f) forthwith, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other regulations), upon receipt by it, or receipt by it of notification from any other Transfer Agent of delivery to it of Definitive Registered Notes for transfer (together with, as applicable, any Transfer Certificate and/or IAI Investment Letter) or Definitive Bearer Notes for exchange into Registered Notes (together with a duly completed Exchange Request) or subsequent to the endorsement of a reduction in nominal amount of a Registered Global Note for exchange into Definitive Registered Notes, authenticate and issue duly dated and completed Definitive Registered Notes at its specified office or (at the risk of the relevant registered holders) send the Definitive Registered Notes to such address as the registered holders may request.

      (g) maintain proper records of the details of all documents received by itself or any other Transfer Agent (subject to receipt of such information from the other Transfer Agents);

      (h) prepare all such lists of holders of the Registered Notes as may be required by the Issuer or the Agent or any person authorised by either of them;

      (i) subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or any person authorised by it or the holder


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            of any Registered Note for inspection and for the taking of copies or extracts;

      (j) comply with the reasonable requests of the Issuer with respect to the maintenance of the Register and give to the Agents and the Transfer Agents such information as may be reasonably required by it for the proper performance of their duties; and

      (k)   comply with the terms of any Transfer Notices.

(3) Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Notes under Condition 7, the Registrar shall not be required, unless so directed by the Issuer: (a) to register the transfer of Registered Notes (or parts of Registered Notes) or to effect exchanges of interests in Definitive Bearer Notes for Registered Notes in global and definitive form, interests in Registered Global Notes for interests in Registered Global Notes of a different type of the same Series, interests in Registered Global Notes for Definitive Registered Notes and interests in Definitive Registered Notes for Registered Global Notes during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the date on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or (b) to register the transfer of any Registered Note (or part of a Registered Note) called for partial redemption.

(4)   Registered Notes shall be dated:

      (a) in the case of a Definitive Registered Note issued on the Issue Date, the Issue Date; or

      (b) in the case of a Definitive Registered Note issued in exchange for an interest in a Registered Global Note or a Bearer Global Note, or upon transfer, with the date of registration in the Register of the exchange or transfer; or

      (c) in the case of a Definitive Registered Note issued to the transferor upon transfer in part of a Registered Note, with the same date as the date of the Registered Note transferred; or

      (d) in the case of a Definitive Registered Note issued pursuant to clause 30, with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Registered Note in replacement of which it is issued.


25.   DUTIES OF THE TRANSFER AGENTS

(1) The Transfer Agents shall perform such duties as are set out herein and in the Conditions and, in performing those duties, shall act in accordance with the Conditions and the provisions of this Agreement.

(2)   Each Transfer Agent shall:

      (a) accept (i) Bearer Notes delivered to it with a duly completed request for exchange for Registered Notes substantially in the form set out in Schedule 7A hereto (an "Exchange Request") (provided that, except as specified in the Conditions, all unmatured Coupons, Receipts and Talons appertaining to the Bearer Notes are attached to or delivered with the Bearer Notes) and (ii) Registered Notes delivered to it, with the form of transfer thereon duly executed, together with, as applicable, any Transfer Certificate and/or IAI Investment Letter for transfer or exchange of all or part of the Registered Note in accordance with the Conditions, and shall, in each case, give to the Registrar all relevant details to enable it to issue Registered Notes in


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            accordance with each request;

      (b) keep a stock of Exchange Requests, Transfer Certificates and IAI Investment Letters and make such Exchange Requests available on demand to holders of the Notes;

      (c) keep a stock of Transfer Notices (in the form set out in Schedule 7B hereto) to be made available upon request by holders of the Notes; and

      (d) if appropriate, charge to the holder of a Bearer Note or Registered Note presented for exchange or transfer (i) the costs or expenses (if any) of the Registrar in delivering Registered Notes issued on such exchange or transfer other than by regular mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the exchange or transfer and, in each case, account to the Registrar for those charges.


26. REGULATIONS FOR TRANSFERS AND EXCHANGES OF REGISTERED NOTES AND EXCHANGE OF BEARER NOTES

(1) At the option of the holder and subject to Condition 12 and the terms of this Agreement and to all applicable laws and regulations, Bearer Notes (provided that, except as specified in the Conditions, all unmatured Coupons, Receipts and Talons appertaining to the Bearer Notes are attached to or delivered with the Bearer Notes) will be exchangeable for an equal aggregate nominal amount of Registered Notes.

(2) Subject as provided below, the Issuer may from time to time agree with the Agent and the Registrar reasonable regulations to govern the transfer and registration of Registered Notes and the exchange of Registered Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 8 hereto. The Transfer Agents agree to comply with the regulations as amended from time to time.


27.   DUTIES IN CONNECTION WITH EARLY REDEMPTION

(1) If the Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the Issuer shall give notice of such decision to the Agent stating the date on which such Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 15 days before the latest date for the publication of the notice of redemption required to be given to the Noteholders.

(2) If some only of the Notes are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the Issuer reasonable notice of the time and place proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.

(3) The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents, in the case of Bearer Notes, and the Exchange Agent and Transfer Agents, in the case of Registered Notes, of any date fixed for redemption of any Notes.


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(4)   Each Paying Agent, Transfer Agent and the Registrar will keep a stock of
      Put Notices in the form set out in Schedule 4 and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent, the Transfer Agent or the Registrar, as the case may be, with which such Note is deposited shall hold such Note (together with any unmatured Receipts, Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such unmatured Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay, or, in the case of a Transfer Agent, will notify a Paying Agent to pay, such moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and repayable or if, upon due presentation, payment of such redemption moneys is improperly withheld or refused, the Paying Agent or Transfer Agent concerned or the Registrar, as the case may be, shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to such address as may have been given by the Noteholder in the Put Notice and at the risk of the relevant Noteholder, unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent, Transfer Agent or the Registrar, as the case may be, at the time of depositing the Notes. At the end of each period for the exercise of such option, each Paying Agent (if such Paying Agent is not the Agent), Transfer Agent or the Registrar, as the case may be, shall promptly notify the Agent of the nominal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the Issuer.

(5) The Agent on behalf of the Issuer will cause notice to be published in accordance with the Conditions not less than seven days nor more than 21 days before each due date for payment of a second or subsequent instalment of the subscription price for any Partly Paid Notes, reminding holders of the Partly Paid Notes of the due date for payment of the relevant instalment, the procedure for payment and that failure to pay such instalment, together with accrued interest for late payment, if appropriate, on any Partly Paid Note will entitle the Issuer to forfeit the same and retain for its own use and benefit the first or previous instalments thereon.

28.   RECEIPT AND PUBLICATION OF NOTICES

(1) Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the Issuer.

(2) On behalf of and at the request and expense of the Issuer (failing which, the Guarantor), the Agent shall cause to be published all notices required to be given by the Issuer or the Guarantor to the Noteholders in accordance with the Conditions.


29.   CANCELLATION OF DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

(1) All Definitive Notes which are redeemed or transferred, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent, Paying Agent or Registrar by which they are redeemed, transferred, paid or exchanged. In addition, all Notes which are purchased by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries or holding companies and are surrendered to a Paying Agent or the Registrar for


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      cancellation, together (in the case of Notes in definitive bearer form)
      with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered or the Registrar, as the case may be. Each of the Paying Agents and the Registrar shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent or as the Agent may specify.

(2) The Agent shall deliver a certificate stating to the Issuer as soon as practicable and in any event within three months after the date of any redemption or, as the case may be, payment, purchase, transfer, cancellation, exchange or replacement of any Note:

      (a) the aggregate principal amount of Notes or Receipts which have been redeemed and the aggregate amounts in respect of Coupons which have been paid and the Securities Amount(s) (if any) which has/have been paid and/or delivered in accordance with the Conditions;

      (b) the serial numbers of such Definitive Notes, Receipts, Coupons and Talons distinguishing between Bearer Notes and Registered Notes;

      (c) the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

      (d) the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Registered Notes;

      (e) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor, any holding company of such person or any Subsidiary of such person or any such holding company and cancelled and the serial numbers of such Definitive Notes, Receipts and Talons and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

      (f) the aggregate principal amounts of Notes or Receipts, the number of Talons and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Definitive Notes and the total number (where applicable, of each denomination) by maturity date of such Coupons;

      (g) the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

      (h) the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons.

(3) The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and, forthwith upon destruction, furnish the Issuer with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(4)   Without prejudice to the obligations of the Agent pursuant to sub-clause
      (2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial


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      numbers of Coupons except those which have been replaced pursuant to
      Condition 11) and of their redemption, purchase by or on behalf of the Issuer or the Guarantor or any of their respective Subsidiaries or holding companies and cancellation, payment or exchange (as the case may be) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons and of all Securities Amount(s) (if any) paid or delivered in respect of the Notes. The Agent shall at all reasonable times make such record available to the Issuer, the Guarantor and any persons authorised by either of them for inspection and for the taking of copies thereof or extracts therefrom.

(5) All records and certificates made or given pursuant to this clause and clause 30 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series and between Bearer Notes and Registered Notes.


30.   ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

(1) The Issuer will cause a sufficient quantity of additional forms of: (a) Bearer Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Bearer Notes, Receipts, Coupons and Talons as provided below; and (b) Registered Notes to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Registered Noes as provided below.

(2) The Agent and the Registrar will, subject to and in accordance with the Conditions and the following provisions of this clause, cause to be authenticated and delivered any replacement Notes, Receipts, Coupons and Talons which the Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer and the Guarantor may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4) The Agent, or as the case may be, the Registrar, shall obtain verification in the case of an allegedly lost, stolen or destroyed Note, Talon, Receipt or Coupon in respect of which the serial number is known, that the Note, Talon, Receipt or Coupon has not previously been redeemed, paid or exchanged, as the case may be. Neither the Agent nor, as the case may be, the Registrar, shall issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

      (a) paid such reasonable costs and expenses as may be incurred in connection therewith;

      (b) furnished it with such evidence and indemnity as the Issuer and the Guarantor may reasonably require; and

      (c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Agent or, as the case may be, the Registrar.

(5) The Agent or, as the case may be, the Registrar shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause and shall furnish the Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy such cancelled Notes,


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      Receipts, Coupons and Talons and furnish the Issuer with a destruction certificate containing the information specified in sub-clause 29(3).

(6) The Agent or, as the case may be, the Registrar shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the Issuer, the Guarantor and, as the case may be, the Registrar and the other Paying Agents, the Transfer Agents and (to the extent applicable) the Agent or the Registrar of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause, the Agent shall also notify the other Paying Agents and the Transfer Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7) The Agent and the Registrar shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued by them and shall make such record available at all reasonable times to the Issuer, the Guarantor and any persons authorised by either of them for inspection and for the taking of copies thereof or extracts therefrom.

(8) Whenever any Bearer Note, Receipt, Coupon or Talon for which a replacement Bearer Note, Receipt, Coupon or Talon has been issued and in respect of which the Series and serial number is known is presented to the Agent or any of the Paying Agents for payment or to any of the Transfer Agents for exchange or a Definitive Registered Note for which a replacement Definitive Registered Note has been issued is presented to the Registrar for payment or to any of the Transfer Agents for transfer, the party to whom such Note, Receipt, Coupon or Talon has been presented shall immediately send notice thereof to the Issuer, the Guarantor and the Agent or the Registrar, as the case may be.

(9) The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where such Paying Agent is the Agent) shall inform the Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.


31.   COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

(1) The executed Guarantee shall be deposited with the Agent and shall be held in safe custody by it on behalf of the Noteholders, the Receiptholders and the Couponholders at its specified office for the time being.

(2) The Agent, the Paying Agents, the Registrar and the Transfer Agents shall hold available at its specified office during normal business hours for inspection copies of:

      (a) the Certificate of Incorporation and By-laws of the Guarantor and the Memorandum and Articles of Association of the Issuer;

      (b) the published audited consolidated audited financial statements of the Group contained in the Guarantor's Annual Report on Form 10-K in respect of the financial years ended November 30, 2001 and November 30, 2000, the five months ended November 26, 1999 and the fiscal year ended June 30, 1999;

      (c) the most recently available audited consolidated financial statements of the Group and audited non-consolidated financial statements of the Guarantor contained in the Guarantor's Annual Report on Form 10-K, the most recently available published


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            quarterly reports of the Guarantor on Form 10-Q and any filings of the Guarantor on Form 8-K which contain consolidated financial statements of the Group and/or non-consolidated financial statements of the Guarantor;

      (d)   this Agreement;

      (e)   the Deed of Covenant;

      (f)   the Guarantee;

      (g)   the Offering Circular;

      (h) any future offering circulars, information memoranda and supplements to the Offering Circular and any other documents incorporated therein by reference (save that a Pricing Supplement relating to an unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent or Registrar as to the identity of such holder); and

      (i) in the case of a syndicated issue of listed Notes, the syndication agreement (or equivalent document).

      For this purpose, the Issuer (failing which, the Guarantor) shall furnish the Agent, the Paying Agents, the Registrar and the Transfer Agents with sufficient copies of each of such documents.


32.   MEETINGS OF NOTEHOLDERS

(1)   The provisions of Schedule 3 shall apply to meetings of the Noteholders.

(2) Each of the Agent and the Paying Agents on the request of any holder of Bearer Notes shall issue voting certificates and block voting instructions in accordance with Schedule 3 hereto and shall forthwith give notice to the Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting. Forms for this purpose shall be made available to the Agent at the expense of the Issuer (failing which, the Guarantor) for distribution to the other Paying Agents.


33.   COMMISSIONS AND EXPENSES

(1) The Issuer (failing which, the Guarantor) agrees to pay to the Registrar for distribution among the agents party to this Agreement such fees and commissions as the Issuer, the Guarantor and the Registrar have agreed in respect of the respective services of the Agent, the Registrar, the Paying Agents, the Transfer Agents and the Exchange Agent together with any reasonable expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by such entities in connection with their said services.

(2) In addition, the Issuer (failing which, the Guarantor) agrees to reimburse the reasonable out-of-pocket expenses (including advertising costs and legal fees) incurred by each of the Agent,


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      the Registrar, the Paying Agents, the Transfer Agents and the Exchange
      Agent, as the case may be, in connection with the preparation, execution and delivery of this Agreement.

(3) The Registrar will make payment of the fees and commissions due hereunder to itself, the Agent, the Paying Agents, the Transfer Agents and the Exchange Agent and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer or the Guarantor (as the case may be). Neither the Issuer or the Guarantor (as the case may be) shall be responsible for any such payment or reimbursement by the Registrar.


34.   AUTHORITY TO DISTRIBUTE DOCUMENTS

      Subject to clause 5, each of the Issuer and the Guarantor hereby authorises each Dealer on behalf of the Issuer and the Guarantor, to provide copies of and make oral statements consistent with the Offering Circular and such additional written information as the Issuer and/or the Guarantor shall provide to any Dealer or approve for any Dealer to use or such other information as is in the public domain as a result of action taken by the Issuer and/or the Guarantor to actual and potential purchasers of Notes.


35. REPAYMENT BY THE AGENT AND THE REGISTRAR

      Upon the Issuer or the Guarantor, as the case may be, being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent or the Registrar, as the case may be, shall forthwith on demand pay to the Issuer or the Guarantor, as the case may be, sums equivalent to any amounts paid to it by the Issuer or the Guarantor, as the case may be, for the purposes of such payments.


36.   CONDITIONS OF APPOINTMENT

(1) The Agent, the Registrar, the Exchange Agent, any Settlement Agent and each Paying Agent or Transfer Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

      (a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

      (b)   as provided in sub-clause (2) ; and

      (c) that it shall not be liable to account to the Issuer or the Guarantor, as the case may be, for any interest thereon.

(2) In acting hereunder and in connection with the Notes, the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar and any Settlement Agent shall act solely as agents of the Issuer and the Guarantor and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all amounts held by the Agent, the Paying Agents, the Exchange Agent, the Registrar or any Settlement Agent for payment or delivery to the Noteholders, Couponholders and Receiptholders shall be held in trust, to be applied as set forth herein, but need not be segregated from other amounts except as required by law.


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(3)   Each of the Agent, the Paying Agents, the Transfer Agents, the Exchange
      Agent, the Registrar and any Settlement Agent hereby undertake to the Issuer and the Guarantor to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein and in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar or any Settlement Agent other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(4) The Agent and the Registrar may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5) Each of the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent and the Registrar shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex, facsimile transmission or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

(6) Any Settlement Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any Transfer Notice or other notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex, facsimile transmission or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

(7) Any of the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar or any Settlement Agent and their respective officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent, the relevant Paying Agent or Transfer Agent concerned, the Exchange Agent, the Registrar or any Settlement Agent, as the case may be, were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer or the Guarantor as freely as if the Agent, the relevant Paying Agent or Transfer Agent, the Exchange Agent, the Registrar or the Settlement Agent, as the case may be, were not appointed hereunder.

(8) The Issuer and the Guarantor shall provide the Agent and the Registrar with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent and the Registrar immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent and the Registrar that such person has been so authorised.


37.   COMMUNICATION BETWEEN THE PARTIES

      A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and the Noteholders, Receiptholders or Couponholders and any of the


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      Paying Agents (other than the Agent), the Transfer Agents the Exchange
      Agent, the Registrar or any Settlement Agent shall be sent to the Agent.


38. CHANGES IN AGENT, PAYING AGENTS, TRANSFER AGENTS, EXCHANGE AGENT, REGISTRAR AND SETTLEMENT AGENT

(1) The Issuer and the Guarantor agree that, for so long as any Note is outstanding, or until moneys or securities (or other assets) for the payment or delivery, as the case may be, of all amounts in respect of all outstanding Notes have been made available to the Agent or the Registrar (where applicable):

      (a) so long as any Notes are listed on any stock exchange, there will at all times be a Paying Agent (which may be the Agent), in the case of Bearer Notes, and a Transfer Agent (which may be the Registrar), in the case of Registered Notes, with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

      (b) there will at all times be a Paying Agent with a specified office in a principal financial centre in continental Europe;

      (c) there will at all times be a Registrar with a specified office in New York City;

      (d)   there will at all times be a Transfer Agent;

      (e) so long as any of the Registered Global Notes payable in a specified currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in New York City; and

      (f)   there will at all times be an Agent.

      In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b).

(2) Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in sub-clause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with the Conditions provided that no such variation, termination, appointment or change shall take effect (except in the case of insolvency) with 45 days before or after any Fixed Interest Date or Interest Payment Date, as the case may be.

(3) The Agent may (subject as provided in sub-clause (5)) at any time resign as Agent by giving at least 90 days' written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.

(4) The Agent may (subject as provided in sub-clause (2), (5) and (7)) be removed at any time by the Issuer and the Guarantor on at least 45 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and the Guarantor specifying such removal and the date when it shall become effective.

(5) Any resignation under sub-clause (3) or removal under sub-clause (4) shall only take effect upon the appointment by the Issuer and the Guarantor as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be


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      given under clause 40. The Issuer and the Guarantor agree with the Agent that if, by the day falling ten days before the expiry of any notice under sub-clause (2), the Issuer and the Guarantor have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuer and the Guarantor, to appoint as a successor Agent in its place a reputable financial institution of good standing which the Issuer and the Guarantor shall approve.

(6) In case at any time the Agent, any Paying Agent or Transfer Agent, the Exchange Agent, the Registrar or the Settlement Agent (if any) resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or, in the case of the Agent, it fails in respect of the Floating Rate Notes duly to determine the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period as provided in the Conditions and this Agreement or fails to fulfil any other obligation under the Conditions or this Agreement, the Issuer or the Guarantor may forthwith without notice terminate the appointment of such Paying Agent or Transfer Agent or the Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, in which event notice thereof shall be given to the Noteholders in accordance with the Conditions as soon as practicable thereafter. A successor Agent, Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, which shall be a reputable financial institution of good standing may be appointed by the Issuer and the Guarantor by an instrument in writing filed with the relevant successor. Upon the appointment as aforesaid of a successor Agent, Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent, Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, when it shall be of immediate effect) upon expiry of the notice to be given under clause 40 the Agent, Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, so superseded shall cease to be the Agent, Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be, hereunder.

(7) Subject to sub-clauses (1) and (2), the Issuer and the Guarantor may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar or any Settlement Agent at any time and/or appoint one or more further Paying Agents, Transfer Agents, Exchange Agent, Registrar or Settlement Agent by giving to the Agent, and to the relevant Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, at least 45 days' notice in writing to that effect (other than in the case of insolvency of the Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent, as the case may be).

(8) Subject to sub-clause (1) and (2), all or any of the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar or any Settlement Agent may resign their respective appointments hereunder at any time by giving the Issuer, the Guarantor and the Agent at least 45 days' written notice to that effect.

(9) Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent, Transfer Agent, Exchange Agent, Registrar or Settlement Agent shall:

      (a) in the case of the Agent and the Registrar, forthwith transfer all moneys held by it


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

            hereunder and, if applicable, the records referred to in clauses 29(4) and 30(7) to the successor Agent or Registrar, as the case may be, hereunder; and

      (b) be entitled to the payment by the Issuer (failing which, the Guarantor) of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of clause 33.

(10) Upon its appointment becoming effective, a successor Agent, Registrar, Exchange Agent or Settlement Agent and any new Paying Agent or Transfer Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent or Transfer Agent with like effect as if originally named as Agent, Registrar, Exchange Agent or Settlement Agent or a Paying Agent or a Transfer Agent hereunder (as the case may be).


39.   MERGER AND CONSOLIDATION

      Any corporation into which the Agent, the Registrar, the Exchange Agent, any Paying Agent, Transfer Agent or Settlement Agent may be merged or converted, or any corporation with which the Agent, the Registrar, the Exchange Agent, or any of the Paying Agents or Transfer Agents or any Settlement Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent, the Registrar, the Exchange Agent or any of the Paying Agents or Transfer Agents or any Settlement Agent shall be a party, or any corporation to which the Agent, the Registrar, the Exchange Agent, or any of the Paying Agents or Transfer Agent or any Settlement Agent shall sell or otherwise transfer all or substantially all the assets of the Agent, the Registrar, the Exchange Agent, or any Paying Agent, Transfer Agent or Settlement Agent shall, on the date when such merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent, Registrar, Exchange Agent, or as the case may be, Paying Agent, Transfer Agent or Settlement Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer or the Guarantor, and after the said effective date all references in this Agreement to the Agent, the Registrar or the Exchange Agent, or, as the case may be, such Paying Agent, Transfer Agent or Settlement Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation, sale or transfer shall forthwith be given to the Issuer and the Guarantor by the Agent or Registrar, the Exchange Agent or the relevant Paying Agent, Transfer Agent or Settlement Agent, as the case may be.


40.   NOTIFICATION OF CHANGES TO AGENTS

      Following receipt of notice of resignation from the Agent, the Registrar, the Exchange Agent or any Paying Agent, Transfer Agent or Settlement Agent and forthwith upon appointing a successor Agent, Registrar, Exchange Agent or, as the case may be, further or other Paying Agents or Transfer Agents or a successor Settlement Agent or on giving notice to terminate the appointment of the Agent, the Registrar, the Exchange Agent or, as the case may be, Paying Agent, Transfer Agent or Settlement Agent, the Agent (on behalf of and at the expense of the Issuer, failing which, the Guarantor) shall give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.


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41.   CHANGE OF SPECIFIED OFFICE

      If the Agent, the Registrar, the Exchange Agent or any Paying Agent, Transfer Agent or Settlement Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuer thereto) give to the Issuer, the Guarantor and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuer (failing which, the Guarantor)) shall within 15 days of receipt of such notice (unless the appointment of the Agent, the Registrar, the Exchange Agent or the relevant Paying Agent, Transfer Agent or Settlement Agent as the case may be, is to terminate pursuant to clause 38 on or prior to the date of such change) give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.


42.   CALCULATION AGENCY AGREEMENT

      Where the Conditions require functions to be carried out by a calculation agent, those functions shall be carried out by the Agent unless the Issuer and the Guarantor otherwise agree. In such a case, the Issuer and the Guarantor may execute a calculation agency agreement with such modifications as they shall determine to be required by the Conditions of the Notes to be issued in respect of which the calculation agency agreement is to be executed with a calculation agent selected between them and the relevant Dealer for the relevant Series of Notes.


43.   COMMUNICATIONS

(1) All communications shall be by telex, fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person(s) from time to time specified in writing by that party to the other for the purpose. The initial telephone number, telex number, fax number and address of, and person(s) so specified by each party are set out on the signature pages hereof.

(2) A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. Every communication shall be irrevocable save in respect of any manifest error therein.


44.   TAXES AND STAMP DUTIES

      The Issuer (failing which, the Guarantor) agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.


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45.   BENEFIT OF AGREEMENT

(1) This Agreement shall be binding upon and shall inure for the benefit of the Issuer, the Guarantor, each Dealer, the Agent, each of the Paying Agents and the Transfer Agents, the Exchange Agent, the Registrar, any Settlement Agent and their respective successors and permitted assigns (if referred individually, the "Assignor" and, if referred collectively, the "Assignors").

(2) Any of the Assignors may only assign or transfer its rights or obligations under this Agreement with the prior written consent of the Issuer. If an Assignor assigns its rights or transfers its obligations as provided in this clause, the relevant assignee or transferee shall be treated as if it were a party to this Agreement with effect from the date on which such assignment or transfer takes effect; provided that any transfer shall only become effective when the Issuer and the Guarantor have received an undertaking from the transferee to be bound by this Agreement and to perform the obligations transferred to it. Such assignment or transfer shall not affect any rights or obligations (including, but not limited to, those arising under clauses 5, 7 and 9) which have accrued at the time of assignment or transfer or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to such assignment or transfer.


46.   AMENDMENTS

      This Agreement may be amended in writing by agreement between the parties hereto, but without the consent of any Noteholder, Receiptholder, Couponholder or Talonholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not be materially prejudicial to the interests of the Noteholders, Receiptholders or Couponholders. The Issuer, the Guarantor and the Agent may also agree any modification pursuant to Condition 16.


47.   GOVERNING LAW AND JURISDICTION

(1) This Agreement and every agreement for the issue and purchase of Notes as referred to in clause 2 shall be governed by, and construed in accordance with, the laws of England.

(2) The Issuer and the Guarantor each irrevocably agrees, for the exclusive benefit of the Dealers, the Agent, the Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar and any Settlement Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with this Agreement may be brought in such courts. Each of the Issuer and the Guarantor hereby irrevocably waives any objection which it may have to the laying of the venue of any such Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained herein shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer and the Guarantor each hereby appoints Bear Stearns International Trading Limited at its registered office at One Canada Square, London E14 5DB as its agent for service of process, and agrees that, in the event of Bear Stearns International Trading Limited ceasing so


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      to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.


48.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 DISAPPLICATION

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, except and to the extent (if any) that this Agreement expressly provides for such Act to apply to any of its terms.


49.   COUNTERPARTS

      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


50.   EFFECTIVE DATE

      This Agreement shall apply to issues of Notes made on and after June 28, 2002 but without prejudice to the rights and obligations of: (i) the parties to the Amended and Restated Agreement in relation to issues of Notes before June 28, 2002; and (ii) holders of such Notes.

IN WITNESS OF WHICH the parties to this Agreement have executed this Agreement on the date first above written.


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                                   SCHEDULE 1.


                        TERMS AND CONDITIONS OF THE NOTES

      The following are the terms and conditions of the Notes (the "Terms and Conditions") which will be incorporated by reference into each global Note and which will be endorsed on or attached to (or, if agreed between the Issuer and the relevant Dealer, incorporated by reference into) each definitive Note. The applicable Pricing Supplement in relation to any Notes supplements the following Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement will be incorporated into, or attached to, each Temporary Bearer Global Note, Permanent Bearer Global Note, Registered Global Note and definitive Note. Reference should be made to "Form of the Notes" above for a description of the content of Pricing Supplements which will include the definitions of certain terms used in the following Terms and Conditions.

      This Note is one of a series of Notes issued by Bear, Stearns Global Asset Holdings, Ltd. (the "Issuer") pursuant to, and with the benefit of, an amended and restated Note Issuance Agreement (the "Note Issuance Agreement") dated June 28, 2002 made between, inter alios, the Issuer, The Bear Stearns Companies Inc. (the "Guarantor"), JPMorgan Chase Bank as issuing and principal paying agent and agent bank (the "Agent", which expression shall include any successor agent specified in the pricing supplement relating to the Notes (the "Pricing Supplement") or otherwise appointed pursuant to the Note Issuance Agreement), the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents), JPMorgan Chase Bank as registrar (the "Registrar", which expression shall include any successor registrar), the transfer agents named therein (the "Transfer Agents", which expression shall include any additional or successor transfer agents) and JPMorgan Chase Bank as exchange agent (the "Exchange Agent", which expression shall include any successor exchange agent), as may be further amended and/or supplemented from time to time. References herein to the "Notes" shall be references to the Notes of this Series (as defined below) and shall mean: (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency; (ii) definitive Bearer Notes issued in exchange (or part exchange) for a global Note; (iii) definitive Registered Notes; and (iv) any global Note.

      Interest bearing definitive Bearer Notes (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Bearer Notes repayable in instalments have receipts ("Receipts") for the payment of the instalments of principal (other than the final instalment) attached on issue. Registered Notes and global Notes do not have Receipts or Coupons attached on issue.

      The Pricing Supplement for this Note is attached hereto or (to the extent relevant) incorporated herein and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References herein to the "applicable Pricing Supplement" are to the Pricing Supplement attached hereto or incorporated herein.

      As used herein, "Noteholders" means holders of the Notes (save that, in relation to any Notes represented by a global Note, such expression shall be construed as provided below), "Receiptholders" means holders of the Receipts, "Couponholders" means holders of the Coupons, "Tranche" means all Notes with the same Issue Date and which are the subject of the same Pricing Supplement and "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are: (i) expressed to be consolidated and form a single series; and (ii) are identical in all


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respects (including as to listing) except for their respective Issue Dates,
Interest Commencement Dates and/or Issue Prices.

      The holders of Bearer Notes, the Receiptholders and the Couponholders are entitled to the benefit of a deed of covenant (the "Deed of Covenant") dated June 28, 2002 and made by the Issuer and the Noteholders, the Receiptholders and the Couponholders are entitled to the benefit of a deed of guarantee (the "Guarantee") dated June 29, 2001 and executed by the Guarantor. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear (as defined below) and Clearstream, Luxembourg (as defined below) and the original of the Guarantee is held by the Agent at its specified office for the time being.

      Copies of the Note Issuance Agreement, the Deed of Covenant, the Guarantee and the Pricing Supplement applicable to the Notes are available at the specified office of each of the Paying Agents, the Registrar and the Transfer Agents save that a Pricing Supplement relating to a Note not listed on any stock exchange will only be available for inspection by the relevant Dealer specified in the applicable Pricing Supplement, the Registrar, any Paying Agent or any Transfer Agent and, upon proof satisfactory to the Registrar or the relevant Paying Agent or Transfer Agent, as the case may be, as to identity, by the holder of any Note to which such Pricing Supplement relates. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Note Issuance Agreement and the applicable Pricing Supplement which are binding on them.

      Words and expressions defined in the Note Issuance Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the
Note Issuance Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1. FORM, DENOMINATION AND TITLE

      The Notes may be in bearer form ("Bearer Notes") and/or in registered form ("Registered Notes") and, in the case of definitive Notes, will be serially numbered, in the Specified Currency and the Specified Denomination(s). Save as provided below in Conditions 4 and 12, Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

      This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Indexed Interest Note (where payment in respect of interest is linked to an index and/or a formula), an Indexed Redemption Amount Note (where payment in respect of principal is linked to an index and/or a formula), a Linked Note (where payment in respect of principal and/or interest is linked to an underlying equity, bond, other security or such other asset as may be specified in the applicable Pricing Supplement (the "Underlying Securities")), a Dual Currency Note or a Partly Paid Note or any appropriate combination of any of the foregoing, depending upon the Interest/Payment Basis shown in the applicable Pricing Supplement. It is also a Linked Note, a Dual Currency Note, a Partly Paid Note, an Indexed Interest Note and an Indexed Redemption Amount Note if, in each case, the applicable Pricing Supplement so indicates and, in such case, the appropriate provisions of these Terms and Conditions will apply accordingly.

      Bearer Notes in definitive form are issued with Coupons and (if applicable) Receipts and Talons attached, unless they are Zero Coupon Notes in which case references to interest and Coupons and Couponholders in these Terms and Conditions are not applicable.

      Subject as set out below, title to Bearer Notes, Receipts and Coupons will pass by delivery. Title to Registered Notes will pass upon registration of transfers in the books of the Registrar in New York City.


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      Subject as set out below, the Issuer, the Guarantor, the Agent, any Paying
Agent, the Registrar, the Exchange Agent and any Transfer Agent may deem and treat the bearer of any Bearer Note, Receipt or Coupon and any person in whose name a Registered Note is registered as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next paragraph.

      For so long as any of the Notes is represented by a bearer global Note held by a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or for so long as The Depository Trust Company ("DTC") or its nominee is the registered holder of a Registered Global Note, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg or, as the case may be, DTC as entitled to a particular nominal amount of Notes (in which regard any certificate or other document issued by Euroclear, Clearstream, Luxembourg or DTC as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of Notes for all purposes other than with respect to the payment of principal or interest on such Notes, for which purpose such common depositary or, as the case may be, DTC or its nominee shall be deemed to be the holder of such nominal amount of Notes in accordance with and subject to the terms of the relevant global Note (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear, Clearstream, Luxembourg and DTC, as the case may be.

      References herein to DTC, Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Guarantor and the Agent and specified in the applicable Pricing Supplement.

2. STATUS OF THE NOTES AND GUARANTEE

      (a) The Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank and will rank pari passu among themselves and (subject as aforesaid and to certain statutory exceptions) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding.

      (b) The payment of principal of, and interest on, and the payment and/or delivery of any Securities Amount in respect of, the Notes and all other moneys payable by the Issuer in respect of the Notes have been unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guarantee. The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and rank and will rank pari passu among themselves and (subject as aforesaid and to certain statutory exceptions) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor from time to time outstanding.

3. NEGATIVE PLEDGE

      (a) So long as any of the Notes remains outstanding (as defined in the Note Issuance Agreement), neither the Issuer nor any of the Restricted Subsidiaries (as defined below) shall create or have outstanding any indebtedness for borrowed money secured by a mortgage, charge, pledge, lien or other security interest upon any shares of Voting Stock (as defined below) of any Restricted Subsidiary without effectively providing that the Notes will be secured equally and rateably with such secured indebtedness or such other security, guarantee or support is provided for the Notes as shall be


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approved by an Extraordinary Resolution (as defined in the Note Issuance
Agreement) of the Noteholders.

      (b) So long as any of the Notes remains outstanding, the Guarantor shall not create or have outstanding any indebtedness for borrowed money secured by a mortgage, charge, pledge, lien or other security interest upon any shares of Voting Stock of any Restricted Subsidiary without effectively providing that all amounts payable or deliverable under the Guarantee will be secured equally and rateably with such secured indebtedness or such other security, guarantee or support is provided for all amounts payable or deliverable under the Guarantee as shall be approved by an Extraordinary Resolution of the Noteholders.

      For the purposes of these Terms and Conditions:

      "Restricted Subsidiary" means: (a) Bear, Stearns & Co. Inc.; (b) Custodial Trust Company; (c) Bear, Stearns Securities Corp.; (d) Bear, Stearns International Limited; (e) Bear Stearns Bank plc; (f) any other Subsidiary of the Guarantor which owns, directly or indirectly, any of the common stock of a Restricted Subsidiary; and (g) any other Subsidiary with which a Restricted Subsidiary is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of a Restricted Subsidiary;

      "Subsidiary" means any company of which at the time of determination the Guarantor and/or one or more Subsidiaries owns or controls, directly or indirectly, more than 50 per cent. of the shares of Voting Stock; and

      "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such company provided that, for the purposes of these Terms and Conditions, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

4.    REDENOMINATION

      (a) Redenomination

      Where Redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days' prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

      The election will have effect as follows:

      (i) the Notes and the Receipts shall be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, after consultation with the Agent, that the then market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agent of such deemed amendments;

      (ii) save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;


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      (iii) if definitive Notes are required to be issued after the
            Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro
            0.01 and such other denominations as the Agent shall determine and notify to the Noteholders;

      (iv) if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the "Exchange Notice") that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

      (v) after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque, provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to a euro account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (vi) if the Notes are Floating Rate Notes, the applicable Pricing Supplement specifies any relevant changes to the provisions relating to interest; and

      (vii) such other changes shall be made to these Terms and Conditions and/or the Note Issuance Agreement as the Issuer may decide, after consultation with the Agent and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 15.

(b)   Definitions

      In these Terms and Conditions, the following expressions have the following meanings:

      "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

      "euro" means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

      "Redenomination Date" means the date (being, in the case of interest bearing Notes, a date for payment of interest) specified as such by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union or first participates in European and economic monetary union in a manner with similar effect to such third stage;


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      "TARGET system" means the Trans-European Automated Real-Time Gross
Settlement Express Transfer (TARGET) System;

      "Treaty" means the Treaty establishing the European Community, as amended; and

      "U.S. Possessions" means Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

5.    INTEREST

(a)   Interest on Fixed Rate Notes

      Each Fixed Rate Note bears interest on its nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Fixed Rate(s) of Interest so specified, payable in arrear on the Fixed Interest Date(s) in each year and on the Maturity Date so specified if that does not fall on a Fixed Interest Date. The first payment of interest will be made on the Fixed Interest Date next following the Interest Commencement Date and, if the first anniversary of the Interest Commencement Date is not a Fixed Interest Date, will amount to the Initial Broken Amount. If the Maturity Date is not a Fixed Interest Date, interest from (and including) the preceding Fixed Interest Date (or the Interest Commencement Date, as the case may be) to (but excluding) the Maturity Date will amount to the Final Broken Amount.

      If interest is required to be calculated for a period ending other than on a Fixed Interest Date, such interest shall be calculated by applying the Fixed Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

      "Day Count Fraction" means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

      (i)   if "Actual/Actual (ISMA)" is specified in the applicable Pricing
            Supplement:

            (a) in the case of Notes where the number of days in the relevant period from (and including) the most recent Determination Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates that would occur in one calendar year; or

            (b) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

                  (1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

                  (2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

      (ii) if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Fixed Interest Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days


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            being calculated on the basis of 12 30-day months) divided by 360.

In these Terms and Conditions:

      "Determination Period" means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Fixed Interest Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

      "sub-unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

(b)   Interest on Floating Rate Notes, Indexed Interest Notes and Linked Notes

(i)    Interest Payment Dates

      Each Floating Rate Note, Indexed Interest Note and, where applicable, Linked Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

      (A) the Interest Payment Date(s) specified in the applicable Pricing Supplement (each an "Interest Payment Date") in each year (the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date each being an "Interest Period"); or

      (B) if no Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date which falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

                  If a business day convention is specified in the applicable
                        Pricing Supplement and if any Interest Payment Date (or any other date) would otherwise fall on a day which is not a Business Day, then, if the business day convention specified is:

      (1) the Floating Rate Convention and no express Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (I) such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day and (II) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding applicable Interest Payment Date occurred;

      (2) the Following Business Day Convention, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day;

      (3) the Modified Following Business Day Convention, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day; or

      (4) the Preceding Business Day Convention, such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

      In this Condition, "Business Day" means a day which is both:

      (I) a day on which commercial banks and foreign exchange markets settle payments and are


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            open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

      (II) either (1) in relation to interest payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland respectively) or (2) in relation to any interest payable in euro, a day on which the TARGET System is open.

(ii)    Rate of Interest

      The Rate of Interest payable from time to time in respect of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes will be determined in the manner specified in the applicable Pricing Supplement.

(iii)    ISDA Determination

      Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (iii), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or other person specified in the applicable Pricing Supplement under an interest rate swap transaction if the Agent or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. as amended and updated as at the Issue Date of the first Tranche of the Notes (the "ISDA Definitions") and under which:

      (A) the Floating Rate Option is as specified in the applicable Pricing Supplement;

      (B) the Designated Maturity is a period specified in the applicable Pricing Supplement; and

      (C) the relevant Reset Date is either: (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) or Euro-Zone inter-bank offered rate (EURIBOR) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

      For the purposes of this Condition 5(b)(iii), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions.

      When this Condition 5(b)(iii) applies, in respect of each relevant Interest Period:

      (A) the Rate of Interest for such Interest Period will be the ISDA Rate plus or minus the Margin (if any) determined by the Agent in accordance with this sub-paragraph (iii); and

      (B) the Agent will be deemed to have discharged its obligations under Condition 5(b)(vii) in respect of the determination of the Rate of Interest, if it has determined the Rate of Interest in respect of such Interest Period in the manner provided in this sub-paragraph
            (iii).

(iv)  Screen Rate Determination

      Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:


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      (A)   the offered quotation (if there is only one quotation on the
            Relevant Screen Page); or

      (B) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

      The Note Issuance Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph. Alternatively, provisions dealing with this may be included in the applicable Pricing Supplement.

      If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(v)   Other determination

      Interest may also be payable from time to time in respect of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes in accordance with such other manner of determination as may be specified in the applicable Pricing Supplement.

(vi)  Minimum and/or maximum Rate of Interest

      If the applicable Pricing Supplement specifies a minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is less than such minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such minimum Rate of Interest. If the applicable Pricing Supplement specifies a maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is greater than such maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such maximum Rate of Interest.

(vii) Determination of Rate of Interest and calculation of Interest Amounts

      The Agent or, where the Pricing Supplement specifies another person to act as calculation agent, such person (the "Calculation Agent"), in the case of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes, Indexed Interest Notes or, as the case may be, Linked Notes in respect of each Specified Denomination for the relevant Interest Period. In the case of Indexed Interest Notes and, where applicable, Linked Notes, the Calculation Agent will notify the Agent of the Rate of Interest and the Interest Amount for the relevant Interest Period, as soon as practicable after determining and calculating the same. Each Interest Amount shall be calculated by applying the Rate of Interest to the Specified Denomination, multiplying such sum by the actual number of days in the Interest Period concerned divided by 360, or such other denominator determined by the Agent to be customary for such calculation (which in the case of Notes denominated in euro, Sterling or Hong Kong dollars shall be 365/366), and rounding the resultant


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figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

(viii) Notification of Rate of Interest and Interest Amount

      The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Guarantor and any stock exchange on which the relevant Floating Rate Notes, Indexed Interest Notes or, where applicable, Linked Notes are for the time being listed or other relevant authority and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes, Indexed Interest Notes or, where applicable, Linked Notes are for the time being listed or other relevant authority and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph "London Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

(ix)  Certificates to be final

      All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Agent or the Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent, the other Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to either the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)   Dual Currency Notes

      The rate or amount of interest payable in respect of a Dual Currency Note shall be determined in the manner specified in the applicable Pricing Supplement.

(d)   Partly Paid Notes

      In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)   Accrual of Interest

      Each Note (or, in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal or the payment and/or delivery of the Securities Amount (where applicable) is improperly withheld or refused. In such event, interest will continue to accrue as provided in the applicable Pricing Supplement or otherwise until whichever is the earlier of:

      (A) the date on which all amounts due in respect of such Note have been paid or (if applicable) the Securities Amount has been paid and/or delivered; and

      (B) five days after the date on which the full amount of the moneys payable or (if applicable) the Securities Amount payable and/or deliverable has been received by the Agent and/or the Settlement Agent (as defined in Condition 13) (if applicable) and notice to that effect has been given to the Noteholders in accordance with Condition 15.


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6.    PAYMENTS AND DELIVERIES

      For the purposes of this Condition 6, references to payment or repayment (as the case may be) of principal and/or interest and other similar expressions will, where the context so admits, be deemed also to refer to delivery and payment of any Securities Amount(s).

(a)   Method of Payment and Delivery

      Subject as provided below and, in the case of Linked Notes, subject also as provided in Condition 20:

      (i) payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland respectively), provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to an account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque, provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to an account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (iii) in the case of Linked Notes which provide for settlement by way of delivery, on the due date for redemption, the Issuer shall deliver, or procure the delivery of, the documents evidencing the number of, or constituting the, Underlying Securities plus/minus any amount due to/from the Noteholder deliverable in respect of each Note (the "Securities Amount") to or to the order of the Noteholder in accordance with the instructions of the Noteholder contained in the Transfer Notice (as defined below). The Securities Amount shall be evidenced in the manner described in the applicable Pricing Supplement;

      (iv) in the case of Linked Notes which provide the Issuer with an option to vary settlement, details of how this will operate and of any relevant notice periods will be set out in the applicable Pricing Supplement;

      (v) in the event that the holder of a Linked Note (which may settle by delivery of the Underlying Securities) is not (in the opinion of the Agent or the Settlement Agent, as the case may be) able, for any reason, to take delivery of, or become the holder of, the Underlying Securities, or if a Settlement Disruption Event (as defined in Condition 20(a)) has occurred and is continuing for five consecutive business days (or as may be otherwise specified in the applicable Pricing Supplement), the Issuer shall, provided that it would not in its opinion be prejudiced thereby, agree to vary the method of settlement in the manner specified in the applicable Pricing Supplement or (in the absence thereof) as the Settlement Agent may in its sole and absolute discretion determine; and

      (vi) in respect of payments on Registered Notes, each holder and beneficial owner of such a Registered Note must provide a properly completed and executed IRS Form W-8BEN or IRS Form W-9, as applicable (or such successor form as may be required) prior to payment and from time to time thereafter as required or as requested or must otherwise establish an exemption from U.S. backup withholding and information reporting.

      Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.


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(b)   Presentation of Notes, Receipts and Coupons

      Payments of principal in respect of definitive Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) only against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used in this Condition 6 and in Conditions 4, 7, 8 and 11, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

      In respect of Bearer Notes in definitive form, payments of instalments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Notes to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

      Fixed Rate Notes in definitive bearer form (other than Dual Currency Notes or Indexed Redemption Amount Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of ten years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

      Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

      If the due date for redemption of any definitive Bearer Note is not a Fixed Interest Date or an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Fixed Interest Date or Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

      Payments of principal and interest (if any) in respect of Notes represented by any bearer global Note will (subject as provided below) be made in the manner specified in paragraph (a) and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such bearer global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such bearer global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made.


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      Payments of principal (other than instalments of principal (if any) prior to the final instalment) in respect of Registered Notes (whether in definitive or global form) will be made in the manner specified in paragraph (a) to the persons in whose name such Notes are registered at the close of business on the business day (being for this purpose a day on which banks are open for business in the city where the Registrar is located) immediately prior to the relevant payment date against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of such Notes at the specified office of the Registrar or any of the Paying Agents.

      Payments of interest due on a Registered Note (whether in definitive or global form) and payments of instalments of principal (if any) due on a Registered Note (other than the final instalment) will be made in the manner specified in paragraph (a) to the person in whose name such Note is registered at the close of business on the fifteenth day (whether or not such fifteenth day is a business day (being for this purpose a day on which banks are open for business in the city where the Registrar is located) (the "Record Date")) prior to such due date. In the case of payments by cheque, cheques will be mailed to the holder (or the first named of joint holders) at such holder's registered address on the business day (as described above) immediately preceding the due date.

      If payment in respect of any Registered Note is required by credit or transfer as referred to in paragraph (a) above application for such payment must be made by the holder to the Registrar not later than the relevant Record Date.

      Unless otherwise specified, the holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer and the Guarantor will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of DTC, Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must, unless the applicable Pricing Supplement states otherwise, look solely to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or the Guarantor to, or to the order of, the holder of such global Note. Unless otherwise specified, no person other than the holder of such global Note shall have any claim against the Issuer or the Guarantor in respect of any payments due on that global Note.

      All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency or conversion into U.S. dollars in accordance with the provisions of the Note Issuance Agreement.

      Notwithstanding the foregoing, U.S. dollar payments of principal and interest in respect of Bearer Notes will be made at the specified office of a Paying Agent in the United States:

      (i)   if:

            (A) the Issuer and the Guarantor have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

            (B) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

            (C)   such payment is then permitted under United States law; and

      (ii) at the option of the relevant holder if payment is then permitted without involving, in the opinion of the Issuer or the Guarantor, adverse tax consequences to the Issuer or the Guarantor.


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(c)   Payment Business Day

      If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is:

      (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation;

      (ii) either (a) in relation to any sum payable in a Specified Currency other than euro, a Business Day (as defined in Condition 5(b)(i)) or
            (b) in relation to any sum payable in euro a day on which the TARGET System is open; and

      (iii) in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and, in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, not a day on which banking institutions are authorised or required by law or regulation to be closed in New York City.



(d)   Linked Notes

      In the case of Linked Notes which provide for settlement by way of delivery of a Securities Amount, the Securities Amount shall be paid and/or delivered to the Noteholder pursuant to these Terms and Conditions, the terms of the applicable Pricing Supplement and a transfer notice ("Transfer Notice", the form of which is annexed to the Note Issuance Agreement and copies of which may be obtained from the Paying Agents and the Transfer Agents). No Securities Amount shall be paid and/or delivered until and unless a duly completed Transfer Notice is received in the manner specified in the applicable Pricing Supplement.

      Upon receipt of such Transfer Notice by Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, the Transfer Notice shall be irrevocable and may not be withdrawn. After delivery of a Transfer Notice, the relevant holder may not transfer the Notes specified therein.

      Upon receipt of a Transfer Notice, Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, shall verify that the person specified therein as the accountholder is the holder of the Notes referred to therein according to its books. Subject thereto, Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, will notify the Agent of the number of Notes to which the Transfer Notice relates.

      Notwithstanding anything to the contrary in these Conditions, if a Securities Amount comprises less than a whole number of the Underlying Securities at the relevant time, then: (a) the Issuer shall not deliver and the relevant Noteholder shall not be entitled to receive in respect of its Notes that fraction of an Underlying Security (the "Fractional Entitlement"); and (b) the Issuer shall pay to the relevant Noteholder a cash amount (to be paid at the same time as the Underlying Securities comprising the Securities Amount are delivered) equal to the value (as determined by the Calculation Agent) of such fraction of the relevant Underlying Security, and such cash amount shall be deemed a part of the Securities Amount for the purposes of these Terms and Conditions.

      The costs and expenses of effecting any delivery of a Securities Amount (the "Transfer Expenses") pursuant to the foregoing provisions (except for the expenses of delivery by regular mail (if any), which shall be borne by the Issuer, but including the payment of a sum sufficient to cover any transfer or other tax or other governmental charge or insurance charges that may be imposed in relation thereto) shall, in the absence of provision to the contrary in the applicable Pricing


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Supplement, be borne by the Noteholder and shall be deducted by the Issuer from the amount (including, without limitation, the Securities Amount) due to such holder.

      The Underlying Securities will be delivered at the risk of the relevant Noteholder in such manner as may be specified in the Transfer Notice and, notwithstanding Condition 5(e) above, no additional payment or delivery will be due to a Noteholder where any Underlying Securities are delivered after their due date in circumstances beyond the control of the Issuer, the Guarantor or the Settlement Agent.

(e)   Interpretation of Principal and Interest

      Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

      (i) any additional amounts which may be payable with respect to principal under Condition 8;

      (ii)  the Final Redemption Amount of the Notes;

      (iii) the Early Redemption Amount of the Notes;

      (iv)  the Optional Redemption Amount(s) (if any) of the Notes;

      (v)   in relation to Notes redeemable in instalments, the Instalment
            Amounts;

      (vi)  in relation to Zero Coupon Notes, the Amortised Face Amount; and

      (vii) any premium and any other amounts (other than interest) which may be payable by the Issuer or the Guarantor under or in respect of the Notes.

      Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

      In the case of Linked Notes, references in these Terms and Conditions to principal and/or interest and Securities Amount(s) shall mean such amount less any expenses, fees, stamp duty, levies or other amounts payable on or in respect of the relevant Securities Amount(s).

7.    REDEMPTION AND PURCHASE

(a)   Redemption at Maturity

      Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount or, in the case only of Linked Notes where the applicable Pricing Supplement specifies that such Notes will be redeemed by payment and/or delivery of a Securities Amount, by the payment and/or delivery of the Securities Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency (where applicable) on the relative Maturity Date.

(b)   Redemption for Tax Reasons

            The Notes may be redeemed at the option of the Issuer or the
                  Guarantor in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or on any Interest Payment Date (in the case of Floating Rate Notes and Indexed Interest Notes) on giving not less than 30 nor more than 60 days' notice in accordance with Condition 15 to the Noteholders (which notice shall be irrevocable and shall specify the date for redemption), if:

      (i) on the occasion of the next payment or delivery due under the Notes, the Issuer (or, where


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            payment or delivery is required to be made by the Guarantor pursuant to the Guarantee, the Guarantor) has or will become obliged to pay Additional Amounts as described in Condition 8 as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the country in which the Issuer or, as the case may be, the Guarantor is organised or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in an official application or interpretation of such laws, regulations or rulings whether or not such change or amendment is made with respect to the Issuer, the Guarantor or any affiliate thereof, which change or amendment becomes effective or generally known on or after the Issue Date of the first Tranche of the Notes; and

      (ii) such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that (A) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged but for such redemption to pay such Additional Amounts were a payment or delivery in respect of the Notes then due and (B) at the time such notice is given, the obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer or, as the case may be, the Guarantor shall deliver to the Agent (x) a certificate signed by a duly authorised officer of the Issuer or, as the case may be, the Guarantor stating that the Issuer or, as the case may be, the Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or, as the case may be, the Guarantor so to redeem have occurred, and
(y) a written opinion of independent legal counsel of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

      In addition, if the Guarantor determines, based upon a written opinion of independent legal counsel of recognised standing, that any payment made outside the United States by the Guarantor pursuant to the Guarantee, or by any Paying Agent, of the full amount of principal or interest due with respect to any Bearer Note, Receipt or Coupon pursuant to the Guarantee would, under any present or future laws or regulations of the United States or any political subdivision or any taxing authority thereof or therein, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinct from status as a United States Alien, as defined in Condition 8) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to a payment made by the Guarantor or any one of its Paying Agents pursuant to the Guarantee
(i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, or (c) can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien; provided that, in each case referred to in (a)(ii), (b) and (c) above, payment to the beneficial owner by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Guarantor at its election will either (A) redeem (on an Interest Payment Date in the case of Floating Rate Notes and Indexed Interest Notes) all the Notes, upon not less than 30 nor more than 60 days' prior notice in accordance with Condition 15 or (B) if and so long as the conditions of the second to last paragraph in Condition 8 are satisfied, pay the Additional Amounts specified in that Condition. The Guarantor will make such determination and election and notify the Agent thereof as soon as practicable and the Guarantor will promptly give notice of such determination in accordance with Condition 15 (the "Determination Notice"), stating the effective date of such certification, identification or information reporting requirement, whether the Guarantor will redeem the Notes or will pay the Additional Amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Notes must take place. If the Guarantor elects to redeem the Notes, such redemption shall take place at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or on any Interest Payment Date (in the case of Floating Rate Notes and Indexed Interest Notes) not later than one year after publication of


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the Determination Notice, as the Guarantor elects by notice in writing to the
Agent at least 60 days before such date, unless shorter notice is acceptable to the Agent. Notwithstanding the foregoing, the Guarantor will not so redeem the Notes if the Guarantor, based upon a written opinion of independent legal counsel of recognised standing, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Guarantor will notify the Agent in writing and the Guarantor will promptly give notice to the holders of the Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Guarantor elects as provided in (B) above to pay Additional Amounts, the Guarantor may, as long as the Guarantor is obliged to pay such Additional Amounts, redeem all of the Notes as aforesaid, upon not less than 30 nor more than 60 days' prior notice in accordance with Condition 15.

      The Guarantor will make the determination described above as soon as practicable after it becomes aware of an event that might give rise to such a determination. The effective date of a determination will be the later of the date on which such determination is made and the date of enactment of the law or adoption of the regulation or interpretation that is the basis for such determination.

      Notes redeemed pursuant to this Condition 7(b) or the second to last paragraph in Condition 8 will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)   Redemption at the Option of the Issuer

      If the Issuer is specified in the applicable Pricing Supplement as having an option to redeem, the Issuer may, having given:

      (i) not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 15; and

      (ii)  not less than 30 days before the giving of the notice referred to in
            (i), notice to the Agent and (in the case of a redemption of Registered Notes), the Registrar,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes (or, as the case may be, parts of Registered Notes), the Notes to be redeemed ("Redeemed Notes") will be selected individually by lot without involving any part only of a Bearer Note, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg or, as the case may be, DTC, in the case of Redeemed Notes represented by a global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the "Selection Date"). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this


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paragraph (c) and notice to that effect shall be given by the Issuer to the
Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

(d)   Redemption at the Option of the Noteholders

      If the Noteholders are specified in the applicable Pricing Supplement as having an option to redeem, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 30 nor more than 60 days' notice or such other period of notice as is specified in the applicable Pricing Supplement (which notice shall be irrevocable), the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

      To exercise the right to require redemption of this Note the holder of this Note must deliver a duly signed and completed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or Transfer Agent or the Registrar (a "Put Notice") accompanied by, if the Note is in definitive form, the Note itself (or evidence satisfactory to the Paying Agent concerned that the Note will, following delivery of the Put Notice, be held to its order or under its control), to the specified office of any Paying Agent, in the case of Bearer Notes, or of any Transfer Agent or the Registrar, in the case of Registered Notes, at any time within the notice period during normal business hours of such Paying Agent, Transfer Agent or the Registrar. In the Put Notice the holder must specify a bank account (or, in the case of Registered Notes, if payment is by cheque, an address) to which payment is to be made under this Condition.

(e)   Early Redemption Amounts

      For the purpose of Condition 7(b) above and Condition 10, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

      (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

      (ii) in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount; or

      (iii) in the case of Linked Notes, as determined in the manner specified in the applicable Pricing Supplement; or

      (iv) in the case of Zero Coupon Notes, at an amount (the "Amortised Face Amount") equal to the sum of:

            (A)   the Reference Price; and

            (B) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable, or such other amount as is provided in the applicable Pricing Supplement.

      Where such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the


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basis of a 360-day year consisting of 12 months of 30 days each or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)   Instalments

      If the Notes are repayable in instalments, they will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Pricing Supplement.

(g)   Partly Paid Notes

      If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, upon early redemption or otherwise, in accordance with the provisions of this Condition as amended by the applicable Pricing Supplement.

(h)   Purchases

      The Issuer, the Guarantor, any holding company of either the Issuer or the Guarantor or any other Subsidiary of either the Issuer or the Guarantor or any such holding company may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer, the Guarantor or the relevant holding company or Subsidiary, surrendered to any Paying Agent and/or the Registrar for cancellation.

(i)    Cancellation

      All Notes which are redeemed will forthwith be cancelled (together, in the case of definitive Bearer Notes, with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (h) above (together, in the case of definitive Bearer Notes, with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and shall not be capable of being reissued or resold.

(j)   Late Payment on Zero Coupon Notes

      If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iv) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and repayable were replaced by references to the date which is the earlier of:

      (i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

      (ii) five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the relevant Noteholders either in accordance with Condition 15 or individually.

8.    TAXATION

      The Issuer or the Guarantor (where payment and/or delivery is required to be made pursuant to the Guarantee) will pay to the holder of any Note, Receipt or Coupon who is not resident in the Cayman Islands or is a United States Alien (as defined below) (as the case may be) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and


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interest on such Note, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the country in which the Issuer or the Guarantor (as the case may be) is organised, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note, Receipt or Coupon then due and payable before any such tax, assessment or other governmental charge; provided that the foregoing obligation to pay Additional Amounts will not apply to:

      (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

            (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the country in which the Issuer or Guarantor (as the case may be) is organised, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the country in which the Issuer or the Guarantor (as the case may be) is organised or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or making or having made an election the effect of which is to subject such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) to such tax, assessment or other governmental charge;

            (ii) the failure of such holder or beneficial owner of a Note, Receipt or Coupon to comply with any requirement under income tax treaties, statutes and regulations or administrative practice of the country in which the Issuer or the Guarantor (as the case may be) is organised, to establish entitlement to exemption from or reduction of such tax, assessment or other governmental charge;

            (iii) (in the case only of the Guarantor) such holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax; or

            (iv) payment being made in the Cayman Islands or the United States (as the case may be) or otherwise than to an account with a bank outside the United States on a Bearer Note, Receipt or Coupon;

      (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note or any Receipt or Coupon appertaining thereto for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later;

      (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

      (d) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Note, Receipt or Coupon;

      (e) (in the case only of the Guarantor) any tax, assessment or other governmental charge imposed on interest received as a result of: (i) a person's past or present actual or constructive ownership of 10 per cent. or more of the total combined voting power of all classes of stock of the Guarantor entitled to vote; (ii) such holder being a bank receiving interest described in section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); or (iii) such holder being a controlled foreign corporation with


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            respect to the United States that is related to the Guarantor by stock ownership;

      (f) any tax, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the Note, Receipt or Coupon, or a portion of either, or that is a foreign or fiduciary partnership, but only to the extent that a beneficial owner, settlor with respect to such fiduciary or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

      (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on any Note, Receipt or Coupon, if such payment can be made without such withholding by any other Paying Agent;

      (h) any Note, Receipt or Coupon where any withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

      (i) any Note, Receipt or Coupon presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a European Union member state;

      (j) any tax, assessment or other governmental charge which would not have been so imposed but for the Note being treated as anything other than a debt instrument for U.S. federal income tax purposes; or

      (k) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j).

      For the purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note will not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having a power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the Cayman Islands or the United States of America as the case may be.

      For the purposes of these Conditions, "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a foreign estate or trust subject to withholding under Sections 1441 or 1442 of the Internal Revenue Code, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a foreign estate or trust subject to withholding under Sections 1441 or 1442 of the Internal Revenue Code.

      Notwithstanding the foregoing, if and for so long as a certification, identification or other information reporting requirement referred to in the second paragraph of Condition 7(b) would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer or the Guarantor (where payment and/or delivery is required to be made pursuant to the Guarantee) may elect, by so stating in the Determination Notice, to have the provisions of this paragraph apply in lieu of the provisions of that paragraph. In such event, the Issuer or the Guarantor will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirement, outside the United States by the Issuer or the Guarantor or any of its Paying Agents of principal or interest due in respect of any Bearer Note, Receipt or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, the Guarantor, any Paying Agent or any United States governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is the result of a certification, identification or other information reporting requirement described in parenthesis in the first sentence of the second paragraph of Condition 7(b),
(ii) is imposed


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as a result of the fact that the Issuer or Guarantor (as the case may be) or any of the Paying Agents has actual knowledge that the beneficial owner of such Bearer Note, Receipt or Coupon is within the category of persons described in items (a) or (e) of the first paragraph of this Condition 8 or (iii) is imposed as a result of presentation of such Bearer Note, Receipt or Coupon for payment more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for and notice thereof is given to holders, whichever occurs later) but before deduction or withholding on account of any tax, assessment or other governmental charge described in items
(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), or (k) of the first paragraph of this Condition, will not be less than the amount provided for in such Bearer Note, Receipt or Coupon to be then due and payable. If the Issuer or Guarantor (as the case may be) elects to pay such Additional Amounts and so long as it is obliged to pay such Additional Amounts, the Issuer or Guarantor (as the case may be) may subsequently redeem the Bearer Notes at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or (in the case of Floating Rate Notes and Indexed Interest Notes) on any Interest Payment Date, in whole but not in part, upon not less than 30 but not more than 60 days' notice.

      Except as specifically provided herein, the Issuer or Guarantor (as the case may be) will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. References herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under this Condition 8.

9.    PRESCRIPTION

      The Notes, Receipts and Coupons will become void unless presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in this Condition
9) therefor.

      There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

      For the purposes of these Terms and Conditions, the "Relevant Date" in respect of any payment or delivery means (in the case of Notes or Receipts) the due date for payment or delivery and (in the case of Coupons) the date for payment shown on the Coupons or, if the full amount of moneys payable or Underlying Securities deliverable is not paid or delivered to or to the order of the Agent, the Settlement Agent or the Registrar, as the case may be, on or before the due date for payment or delivery, the date on which the Agent, the Settlement Agent or the Registrar, as the case may be, having received the amount of all moneys payable or Underlying Securities deliverable in respect of the Notes, Receipts or Coupons then due for payment, gives or procures the giving of notice to that effect to the Noteholders in accordance with Condition 15.

10.   EVENTS OF DEFAULT

      Any Noteholder may give written notice (a "Default Notice") to the Issuer and the Guarantor upon the happening of any of the following events (each an "Event of Default"), provided that, in the case of the happening of any of the Events of Default referred to in paragraphs (b) to (e) of this Condition, only if such event is materially prejudicial to the interests of the Noteholders:

      (a) default in the payment of any amount, or delivery of any amount payable on Underlying Securities deliverable, in respect of any of the Notes when due, which default, in the case of payments of interest, has continued for 30 days; or

      (b) default in the performance of any other covenant of the Issuer or the Guarantor contained in, or any of its other obligations under, the Note Issuance Agreement, the Notes or the Guarantee, which default has continued for 60 days after written notice to the Issuer or the


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            Guarantor from any Noteholder requiring such default to be remedied;
            or

      (c) default in respect of any other indebtedness for borrowed money of the Issuer, the Guarantor or any Restricted Subsidiary in excess of U.S.$25,000,000 that has become or has been declared due and payable prior to maturity, which default has continued for ten days after written notice to the Issuer or the Guarantor from any Noteholder requiring such default to be remedied; or

      (d) a court having jurisdiction entering a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or the Guarantor or of all or substantially all of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order having remained unstayed and in effect for a period of 60 consecutive days; or

      (e) the Issuer or the Guarantor commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, or consenting to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or the Guarantor or of all or substantially all of its property, or making any general assignment for the benefit of creditors, or failing generally to pay its debts as they become due.

      Upon any such Default Notice(s) being given in accordance with this Condition by a holder or holders of Notes together representing not less than 25 per cent. in nominal amount of the Notes then outstanding, the Notes shall become immediately due and repayable at their Early Redemption Amount (as described in Condition 7(e)) on the date of the Default Notice first permitting such early redemption hereunder, together with accrued interest as provided in Condition 5.

11.   REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

      If any Note, Receipt, Coupon or Talon shall become mutilated or defaced or destroyed, lost or stolen, it may be replaced at the specified office of the Agent outside the United States and its possessions in the case of Bearer Notes, Receipts, Coupons or Talons, or the Registrar in New York City, in the case of Registered Notes, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity and/or security as the Issuer and the Guarantor may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.   EXCHANGE OF NOTES AND TRANSFER OF REGISTERED NOTES

(a)   Exchange of Bearer Notes for Registered Notes

      A Bearer Note in definitive form may be exchanged for Registered Notes of like aggregate nominal amount (in global or definitive form) by submission of a duly completed request for exchange substantially in the form provided in the
Note Issuance Agreement (an "Exchange Request"), copies of which are available from the specified office of the Registrar or any Transfer Agent, together with the Bearer Note and (subject as provided below) all unmatured Coupons, Talons and Receipts appertaining thereto, to a Transfer Agent at its specified office. Within three business days of the request, if the Registered Notes for which the Bearer Note is to be exchanged are in definitive form, the relevant Transfer Agent will authenticate and deliver, or procure the authentication and delivery of, at its specified office to the holder or (at the risk of the holder) send by mail to such address as may be specified by the holder in the Exchange Request, a definitive Registered Note of a like aggregate nominal amount to the Bearer Note exchanged and will enter the exchange of the Bearer Note in the Register maintained by the Registrar as of the Exchange Date. If


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the Registered Note(s) for which such Bearer Note is to be exchanged are in global form, the amount of the applicable Registered Global Note(s) will be increased accordingly.

      A Bearer Note surrendered in exchange for a Registered Note after a Record Date (as defined in Condition 6(b)) and on or before the next following Fixed Interest Date or Interest Payment Date (each as defined in Condition 5) is not required to be surrendered with the Coupon maturing on that payment date. Interest on a Registered Note issued on exchange will accrue as from the immediately preceding Fixed Interest Date or Interest Payment Date, as the case may be, except where issued in respect of a Bearer Note surrendered after a Record Date and on or before the next following Fixed Interest Date or Interest Payment Date, in which event interest shall accrue as from that date.

      No exchanges of Bearer Notes for Registered Notes or interests in Registered Global Notes will be permitted for so long as the Bearer Notes are represented by a Temporary Bearer Global Note.

(b)   Form of Registered Notes

      Registered Notes of each Tranche sold outside the United States in reliance on Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), will initially be represented by a permanent global Note in registered form, without interest coupons, (the "Reg. S Global Note"), deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream, Luxembourg. Notes in definitive form issued in exchange for Reg. S Global Notes or otherwise sold or transferred in reliance on Regulation S under the Securities Act, together with the Reg. S Global Notes, are referred to herein as "Reg. S Notes". Prior to expiry of the period that ends 40 days after completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer, in the case of a non-syndicated issue, or by the Lead Manager, in the case of a syndicated issue (the "Distribution Compliance Period"), beneficial interests in a Reg. S Global Note may be held only through Euroclear or Clearstream, Luxembourg. After expiry of such Distribution Compliance Period, beneficial interests in a Reg. S Note may be held through DTC directly, by a participant in DTC, or indirectly, through a participant in DTC.

      Registered Notes of each Tranche sold in private transactions to qualified institutional buyers within the meaning of Rule 144A under the Securities Act ("QIBs") will initially be represented by a permanent global Note in registered form, without interest coupons (the "Restricted Global Note" and, together with the Reg. S Global Note, the "Registered Global Notes") deposited with a custodian for, and registered in the name of a nominee of, DTC. Notes in definitive form issued in exchange for Restricted Global Notes or otherwise sold or transferred in accordance with the requirements of Rule 144A under the Securities Act, together with the Restricted Global Notes, are referred to herein as "Restricted Notes".

      Registered Notes of each Tranche sold to accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) that are institutions ("Institutional Accredited Investors") who agree to purchase the Notes for their own account and not with a view to the distribution thereof will be in definitive form, registered in the name of the holder thereof.

      Registered Notes in definitive form issued to Institutional Accredited Investors and Restricted Notes shall bear the legend set forth in the Restricted Global Note (the "Legend"), such Notes also being referred to herein as "Legended Notes". Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar shall (save as provided in Condition 12(f)) deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.


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      Subject as otherwise provided in this Condition 12, Registered Notes in definitive form may be exchanged or transferred in whole or in part in the authorised denominations for one or more definitive Registered Notes of like aggregate nominal amount.

(c) Exchange of interests in Registered Global Notes for Registered Notes in definitive form

      Interests in the Reg. S Global Note and the Restricted Global Note will be exchangeable for Registered Notes in definitive form, if (i) Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, notifies the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Note, (ii) if applicable, DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, as amended, or either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces its intention permanently to cease business, and a successor depositary or alternative clearance system satisfactory to the Issuer and the Agent is not available, (iii) an Event of Default has occurred and is continuing with respect to such Notes, (iv) the holder of a beneficial interest in the Restricted Global Note notifies the Registrar in writing that it is transferring such beneficial interest to an Institutional Accredited Investor who is required to hold its beneficial interest in the Registered Notes in definitive form, or
(v) unless otherwise provided in the applicable Pricing Supplement, a written request for one or more Registered Notes in definitive form is made by a holder of a beneficial interest in a Registered Global Note; provided that in the case of (v) such written notice or request, as the case may be, is submitted to the Registrar by the beneficial owner not less than 60 days (or such other period as may be indicated in the applicable Pricing Supplement) prior to the requested date of such exchange. Upon the occurrence of any of the events described in the preceding sentence, the Issuer will cause the appropriate Registered Notes in definitive form to be delivered, provided that, notwithstanding the above, no Registered Notes in definitive form will be issued until expiry of the applicable Distribution Compliance Period.

(d)   Transfers of Registered Global Notes

      Transfers of a Registered Global Note shall be limited to transfers of such Registered Global Note, in whole but not in part, to a nominee of DTC or to a successor of DTC or such successor's nominee.

(e)   Transfers of interests in Reg. S Notes

      Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Reg. S Note to a transferee in the United States or who is a U.S. person will only be made:

      (i) upon receipt by the Registrar of a written certification substantially in the form set out in the Note Issuance Agreement, amended as appropriate (a "Transfer Certificate"), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made:

            (A) to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

            (B)   to a person who is an Institutional Accredited Investor,

together with, in the case of (B), a duly executed investment letter from the relevant transferee substantially in the form set out in the Note Issuance Agreement (an "IAI Investment Letter"); or

      (ii) otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the federal government and of any state of the United States, and, in each case, in accordance with any applicable securities laws of the federal government and of any state of the United States or any other jurisdiction.


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   In the case of (A) above, such transferee may take delivery through a
Legended Note in global or definitive form and, in the case of (B) above, such transferee may take delivery only through a Legended Note in definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Reg. S Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

(f)   Transfers of interests in Legended Notes

      Transfers of Legended Notes or beneficial interests therein may be made:

      (i) to a transferee who takes delivery of such interest through a Reg. S Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

      (ii) to a transferee who takes delivery of such interest through a Legended Note:

            (A) where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

            (B) where the transferee is an Institutional Accredited Investor, subject to delivery to the Registrar of a Transfer Certificate from the transferor to the effect that such transfer is being made to an Institutional Accredited Investor, together with a duly executed IAI Investment Letter from the relevant transferee; or

      (iii) otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the federal government and of any state of the United States, and in each case, in accordance with any applicable securities laws of the federal government and of any state of the United States or any other jurisdiction.

      Notes transferred by Institutional Accredited Investors to QIBs pursuant to Rule 144A or outside the United States pursuant to Regulation S will be eligible to be held by such QIBs or non-U.S. investors through DTC and the Registrar will arrange for any Notes which are the subject of such a transfer to be represented by the appropriate Registered Global Note, where applicable.

(g)   Exchanges and transfers of Registered Notes generally

      Registered Notes may not be exchanged for Bearer Notes.

      Holders of Registered Notes in definitive form, other than Institutional Accredited Investors, may exchange such Notes for interests in a Registered Global Note of the same type at any time.

      Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will be transferable and exchangeable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be (the "Applicable Procedures").

      Upon the terms and subject to the conditions set forth in the Note Issuance Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised


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denominations set out in the applicable Pricing Supplement) by the holder or holders surrendering the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and upon the Registrar or, as the case may be, the relevant Transfer Agent, after due and careful enquiry, being satisfied with the documents of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar, or as the case may be, the relevant Transfer Agent may prescribe, including any restrictions imposed by the Issuer on transfers of Registered Notes originally sold to a U.S. person. Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations) authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by mail to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

      Exchanges or transfers by a holder of a Registered Note in definitive form for an interest in, or to a person who takes delivery of such Note through, a Registered Global Note will be made no later than 60 days after the receipt by the Registrar or, as the case may be, relevant Transfer Agent of the Registered
Note in definitive form to be so exchanged or transferred and, if applicable, upon receipt by the Registrar of a written certification from the transferor.

(h)   Registration of transfer upon partial redemption

      In the event of a partial redemption of Notes under Condition 7(c), the Issuer shall not be required:

      (i) to register the transfer of Registered Notes (or parts of Registered Notes) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the date on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or

      (ii) to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

(i)   Closed periods

      No Noteholder may require the transfer of a Registered Note to be registered or a Bearer Note to be exchanged for a Registered Note during the period of 30 days ending on the due date for any payment of principal or interest or payment and/or delivery of any Securities Amount on that Note.

(j)   Costs of exchange or registration

      The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions (except for the expenses of delivery by other than regular mail (if any) and, if the Issuer shall so require, for the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto which will be borne by the Noteholder) will be borne by the Issuer or the Guarantor, as the case may be.


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13.   AGENT, PAYING AGENTS, TRANSFER AGENTS, EXCHANGE AGENT, REGISTRAR AND
      SETTLEMENT AGENT

      The names of the initial Agent, the initial Registrar, the other initial Paying Agents, the initial Exchange Agent and the initial Transfer Agents and their initial specified offices are set out below. In addition, the Agent may (with the prior written consent of the Issuer and the Guarantor) delegate certain of its functions and duties in relation to Linked Notes to a settlement agent (such person being the "Settlement Agent").

      The Issuer and the Guarantor are entitled to vary or terminate the appointment of any Paying Agent or the Registrar or the Exchange Agent or any Transfer Agent or Settlement Agent and/or appoint additional or other Paying Agents or additional or other Registrars, Exchange Agents, Transfer Agents or Settlement Agents and/or approve any change in the specified office through which any Paying Agent, Registrar, Exchange Agent, Transfer Agent or Settlement Agent acts, provided that:

      (i) so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (which may be the Agent), in the case of Bearer Notes, and a Transfer Agent (which may be the Registrar), in the case of Registered Notes, with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange (or any other relevant authority);

      (ii) there will at all times be a Paying Agent with a specified office in a principal financial centre in continental Europe;

      (iii) there will at all times be a Registrar with a specified office in New York City;

      (iv)  there will at all times be a Transfer Agent;

      (v) so long as any of the Registered Global Notes payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in New York City;

      (vi)  there will at all times be an Agent; and

      (vii) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive is introduced, there will at all times, to the extent possible, be a Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

      In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with Condition 15 provided that no such variation, termination, appointment or change shall take effect (except in the case of insolvency) within 45 days before or after any Fixed Interest Date or Interest Payment Date, as the case may be.

      In acting under the Note Issuance Agreement, the Exchange Agent, the Registrar, the Agent, the Paying Agents, the Transfer Agents and any Settlement Agent act solely as agents of the Issuer and the Guarantor and do not assume any obligation or relationship of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of the Issuer and the Guarantor to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon or pay and/or deliver any Securities Amount in respect thereof) any funds or Underlying Securities received by the Agent for the payment of the principal of or interest on the


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Notes or payment and/or delivery of any Securities Amounts shall be held by it on trust for the Noteholders and/or Receiptholders and/or Couponholders until the expiry of the period of prescription specified in Condition 9. The Note Issuance Agreement contains provisions for the indemnification of the Paying Agents, the Registrar, the Exchange Agent, the Transfer Agents and any Settlement Agent and for their relief from responsibility in certain circumstances and entitles any of them to enter into business transactions with the Issuer, the Guarantor and any of their respective Subsidiaries without being liable to account to the Noteholders, Receiptholders or Couponholders for any resulting profit.

14.   EXCHANGE OF TALONS

      On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Fixed Interest Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

15.   NOTICES

      All notices regarding the Bearer Notes shall be valid if published: (i) in a leading English language daily newspaper of general circulation in London; and
(ii) if and for so long as the Notes are listed on the Luxembourg Stock Exchange, a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in the Financial Times in London and the Luxemburger Wort in Luxembourg. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any other stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to listing. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all the required newspapers.

      All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority.

      Until such time as any definitive Notes are issued, there may, so long as the global Note(s) is or are held in its or their entirety on behalf of Euroclear and/or Clearstream, Luxembourg or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg or DTC for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the same day as delivery is made to Euroclear and/or Clearstream, Luxembourg or DTC, unless otherwise specified in the applicable Pricing Supplement.

      Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a global Note, such notice may be given by any Noteholder to the Agent via Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, may approve for this purpose and any such notice shall be deemed to have been given to the Issuer and the Agent on the same day as delivery is made to such clearing system(s).


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16.   MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER

      The Note Issuance Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or certain provisions of the Note Issuance Agreement. Such a meeting may be convened by the Issuer, the Guarantor or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons (including, amongst other things, modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 75 per cent., or at any adjourned such meeting not less than a clear majority, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

      The Agent, the Issuer and the Guarantor may, without the consent of the Noteholders, Receiptholders or Couponholders, agree to:

      (i) any modification (subject as provided above) of the Note Issuance ( Agreement which is not materially prejudicial to the interests of the Noteholders, Receiptholders or Couponholders; or

      (ii) any modification of the Notes, the Receipts, the Coupons or the Note Issuance Agreement which is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of the laws of the jurisdiction in which the Issuer or the Guarantor is organised.

      Any such modification shall be binding on the Noteholders, Receiptholders and Couponholders and any such modification shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 15.

      Notwithstanding the provisions of this Condition 16, the Issuer may change any of the terms of a Series of Notes as set out in the applicable Pricing Supplement provided that it has the prior written agreement of all the holders of such Notes then outstanding. Any such change shall become effective once notice confirming such change (together with an amended version of the applicable Pricing Supplement) has been delivered to all such holders.

17.   FURTHER ISSUES

      The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and/or the issue price and so that the same shall be consolidated and form a single Series with the outstanding Notes.

18.   CONSOLIDATION AND MERGER

      The Issuer and/or the Guarantor may, without the consent of the Noteholders, the Receiptholders or the Couponholders, consolidate or merge with or into any other company, and the Issuer and/or the Guarantor may sell, lease or convey all or substantially all of its assets to any company organised and


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existing under the laws of the Cayman Islands (in the case of the Issuer) or the
United States of America or any state thereof (in the case of the Guarantor) provided that (a) the company (if other than the Issuer or the Guarantor) formed by or resulting from any such consolidation or merger or that shall have received such assets shall expressly assume (in place of the Issuer) payment and delivery of all amounts payable (including Additional Amounts) and deliverable in respect of the Notes and/or, as the case may be, (in place of the Guarantor) the obligations of the Guarantor under the Guarantee and in either case the performance and observance of these Terms and Conditions and all of the covenants and conditions of the Note Issuance Agreement to be performed or observed by the Issuer or the Guarantor and (b) neither the Issuer nor the Guarantor nor such successor company shall immediately thereafter be in default under these Terms and Conditions, the Note Issuance Agreement, the Deed of Guarantee and the Deed of Covenant.

19.   SUBSTITUTION

      (a) The Issuer and the Guarantor may, without the consent of the Noteholders, the Receiptholders or Couponholders, effect the substitution (I) in place of the Issuer or the Guarantor (or of any previous substitute under this Condition) of any successor company of the Issuer or the Guarantor as the principal debtor under the Notes, the Receipts, the Coupons and the Note Issuance Agreement or, as the case may be, as guarantor of payments and deliveries by the Issuer under the Notes, the Receipts, the Coupons and the Note Issuance Agreement or (II) in place of the Issuer (or of any previous substitute under this Condition) of any wholly-owned Subsidiary of the Issuer or any successor company as the principal debtor under the Notes, the Receipts, the Coupons and the Note Issuance Agreement, subject to: (i) (in the case of substitution of such a Subsidiary or of any successor company of the Issuer) the Notes being unconditionally and irrevocably guaranteed by the Guarantor or any successor company; (ii) the substitute by deed poll agreeing to be bound by the provisions of the Note Issuance Agreement and assuming liability for the due and punctual payment and/or delivery of all amounts due in respect of the Notes, Receipts or Coupons or the Guarantee (as the case may be); (iii) (without prejudice to the generality of (ii) above) where the substitute is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to (in the case of a substitution in place of the Issuer) the Cayman Islands or (in the case of a substitution in place of the Guarantor) the United States of America or any political sub-division thereof or any authority or agency thereof or therein having power to tax, undertakings or covenants being given in the above-mentioned deed poll by the substitute in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the Cayman Islands or the United States of America of references to that other or additional territory in which the substitute is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(b) shall be modified accordingly; and (iv) no amount due in respect of any Notes being at the relevant time overdue. In the case of a consolidation, merger, sale, lease or conveyance permitted by Condition 18 the substitution in place of the Issuer and/or the Guarantor, as the case may be, (or any previous substitute under this Condition) of the company referred to in Condition 18 shall be permitted notwithstanding conditions (i) to (iv) (inclusive) of this paragraph (a).

      (b) Any substitution pursuant to paragraph (a) of this Condition shall be binding on the Noteholders, Receiptholders and Couponholders and shall be notified to the Noteholders as soon as practicable in accordance with Condition 15.

20.   ADJUSTMENTS AND DISRUPTION

(a)   Linked Notes

      (i) If on or after the date on which a Transfer Notice is delivered in respect of any Note and prior to the payment and/or delivery of the Securities Amount(s) to which such Transfer Notice relates, any Settlement Disruption Event is subsisting, payment and/or delivery of the relevant Securities Amount(s) (if any) shall be postponed until the first business day (as may be defined in the applicable


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Pricing Supplement) thereafter on which no Settlement Disruption Event is subsisting, subject to Condition 6(a)(v) above or as otherwise stated in the applicable Pricing Supplement. No Noteholder shall be entitled to any payment whether on account of interest or otherwise on the Notes in the event of any delay in the delivery of such Underlying Securities pursuant to this paragraph and no liability in respect thereof shall attach to the Issuer or the Guarantor.

      For the purposes of this Condition, "Settlement Disruption Event" means an event beyond the control of the Issuer or the Guarantor as a result of which such person cannot make payment and/or delivery of the Securities Amount(s) in the manner specified in the applicable Pricing Supplement.

      As soon as reasonably practicable following the occurrence of any Potential Adjustment Event or any Extraordinary Event (each as defined below), the Calculation Agent shall, in its sole and absolute discretion, determine (as soon as practicable thereafter) the appropriate adjustment, if any, to be made to any of these Conditions in relation to the Notes to account for the diluting or concentrative effect of such event or otherwise necessary to preserve the economic equivalent of the rights of the Noteholders under the Notes immediately prior to such event, such adjustment to be effective as of the date determined by the Calculation Agent.

      For the purposes of this Condition:

      "Potential Adjustment Event" means the declaration by, or on behalf of, the issuer of the Underlying Securities of the terms of any of the following:

      (1) a subdivision, consolidation or reclassification of any Underlying Securities (unless such event is an Extraordinary Event (as defined below)) or a free distribution of or in respect of any Underlying Securities to existing holders by way of bonus, capitalisation or similar issue;

      (2)   a distribution to existing holders of any Underlying Securities of
            (a) additional Underlying Securities; (b) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the issuer of the Underlying Securities equally or proportionately with such payments to holders of the Underlying Securities; or (c) any other type of securities, rights or warrants or other assets, in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the Calculation Agent;

      (3) a call in respect of any Underlying Securities that is not fully paid;

      (4) a repurchase by the issuer of any Underlying Securities, whether out of profits or capital and whether the consideration for such repurchase is in cash, new shares, securities or otherwise; or

      (5) any event in respect of the Underlying Securities analogous to any of the foregoing events or otherwise having, in the opinion of the Calculation Agent, a diluting or concentrative effect on the market value of the Underlying Securities, and

      "Extraordinary Event" means the occurrence on or prior to any Valuation Date (as defined below) of any of the following:

      (1) the Underlying Securities are reclassified or changed (other than a change in par value, if any, as a result of a subdivision or combination);

      (2) the issuer of the Underlying Securities consolidates, amalgamates or merges with or into another entity (other than a consolidation, amalgamation or merger following which the issuer is the surviving entity);

      (3) the Underlying Securities are the subject of a Takeover (as defined below);

      (4) by reason of the adoption of or any change in any applicable law, the assets of the issuer of the Underlying Securities, or all of the outstanding Underlying Securities, are (whether permanently, temporarily or otherwise) nationalised, expropriated or otherwise required to be


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            transferred to any government, governmental agency or authority;

      (5) by reason of the bankruptcy or insolvency (or other analogous event) of the issuer of the Underlying Securities (A) all such Underlying Securities are required to be transferred to any trustee, liquidator or similar official; or (B) holders of such Underlying Securities become legally prohibited from transferring them;

      (6) the Underlying Securities are exchanged in whole for replacement assets, unless the Calculation Agent shall, in its sole and absolute discretion, conclude that the consequence of such replacement is not to alter materially the economic equivalent of the rights of the Noteholders under the Notes immediately prior to such event; or

      (7) the Underlying Securities are redeemed in whole prior to their scheduled maturity date (if applicable) or otherwise cease to exist for any reason prior to any such date, unless the Calculation Agent shall, in its sole and absolute discretion, conclude that there is outstanding at such time, an alternative debt security or obligation of the issuer of the Underlying Securities ("Alternative Securities") which, if substituted for the Underlying Securities, would materially preserve the economic equivalent of the rights of the Noteholders under the Notes immediately prior to such event, in which event references in these Conditions to the Underlying Securities shall be deemed to refer instead to the Alternative Securities.

      In determining whether an adjustment should be made as a result of the occurrence of a Potential Adjustment Event or an Extraordinary Event, the Calculation Agent may take into account market conventions and practices for those products and/or securities which it deems analogous or similar to the Notes, and if options contracts or futures contracts on the Underlying Securities are traded on any stock exchange, the Calculation Agent may have regard to, but shall not be bound by, any adjustment to the terms of the relevant options contract or futures contract made and announced by such stock exchange.

      For the purposes of this Condition, "Takeover" in relation to any Underlying Securities means any acquisition or offer as a result of which a person acquires or offers to acquire, whether by a series of transactions over a period of time or not, shares or interests, of any size, in shares which (either alone or taken together with shares or interests in shares held or acquired by persons acting in concert with such person) amount to 50 per cent. or more of the nominal value of the outstanding share capital of the relevant issuer of the relevant Underlying Securities.

      (ii) If the date specified in the applicable Pricing Supplement as being the date of valuation or determination in respect of a Linked Note (the "Valuation Date") is not a Valuation Business Day or there is a Market Disruption Event on that day (each as defined below), the Valuation Date shall be postponed until the next day which is a Valuation Business Day unless, in the opinion of the Calculation Agent, there is a Market Disruption Event (as defined below) on that day. If there is a Market Disruption Event on that day, then the Valuation Date shall be the first succeeding Valuation Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the five Valuation Business Days immediately following the original date that, but for the Market Disruption Event, would have been the Valuation Date. In that case (i) the fifth Valuation Business Day shall be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (ii) the Calculation Agent shall determine the official closing price (or such other price as may be specified in the applicable Pricing Supplement) of the Underlying Securities on that fifth Valuation Business Day in accordance with its good faith estimate of the price of the Underlying Securities that would have prevailed, but for the Market Disruption Event, on that fifth Valuation Business Day.

      For purposes of this Condition 20(a):

      "Valuation Business Day" means a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on each of the relevant stock exchange(s) specified in the applicable Pricing Supplement (for the purposes of this Condition 20(a), the "Stock Exchange(s)")


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and any Related Exchanges (as defined below) other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time;

      "Related Exchange" means another exchange or quotation system (as specified in the applicable Pricing Supplement or notified from time to time to Noteholders in accordance with Condition 15), if any, on which the Underlying Securities or options contracts or futures contracts on the Underlying Securities are traded or quoted, and as may be selected from time to time by the Calculation Agent; and

      "Market Disruption Event" means the occurrence or existence on the Valuation Date during the two hour period prior to the close of trading (or such other time as may be specified in the applicable Pricing Supplement) of a suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by such Stock Exchange(s) or otherwise) on:

      (1) the Stock Exchange(s) of the Underlying Securities or securities generally; or

      (2) the Stock Exchange(s) or on any Related Exchange of options contracts or futures contracts on the Underlying Securities or options or futures on securities generally,

if, in the determination of the Calculation Agent, such suspension or limitation is material. For the purposes of this definition, a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any Stock Exchange(s) or any Related Exchange.

(b)    Indexed Notes

      (i) If the Index (as defined in the applicable Pricing Supplement) is (I) not calculated and announced by the sponsor specified in the applicable Pricing Supplement (the "Sponsor") but is calculated and published by a successor to the Sponsor (the "Successor Sponsor") acceptable to the Calculation Agent, or (II) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Index or (III) not in existence on or prior to the Valuation Date, but the Calculation Agent considers there to be in existence at such time an alternative index which, if substituted for the Index, would materially preserve the economic equivalent of the rights of the Noteholders under the Notes immediately prior to such substitution, then the Index will be deemed to be the index so calculated and published by the Successor Sponsor or that successor or alternative index, as the case may be.

      If (A) on or prior to the Maturity Date in respect of any Series of Indexed Notes the Sponsor or (if applicable) the Successor Sponsor makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock, contracts or commodities and other routine events), or (B) on or prior to any such Maturity Date the Sponsor or (if applicable) the Successor Sponsor fails to calculate and publish the Index, then the Calculation Agent shall determine the Rate of Interest or the Final Redemption Amount (as the case may be) using, in lieu of a published level of the Index, the level for the Index as determined by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to that change or failure, but using only those securities/commodities that comprised the Index immediately prior to that change or failure (other than those securities that have since ceased to be listed on the relevant stock exchange).

      If any value of the Index published on a given day and used or to be used by the Calculation Agent to determine the Rate of Interest or the Final Redemption Amount (as the case may be) is subsequently corrected and the correction is published by the Sponsor within 30 days of the original publication, the Calculation Agent shall notify the Issuer and the Agent of (a) that correction and (b) the amount of principal and/or interest that is payable as a result of that correction and as soon as


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reasonably practicable thereafter, the Issuer shall make payment of such amount in accordance with Condition 6.

      The Calculation Agent will notify the level of the Index as of a particular date upon application by telephone or facsimile by an interested person during normal business hours.

      (ii) If the date specified in the applicable Pricing Supplement as being the date of valuation or determination in respect of an Indexed Note (the "Valuation Date") is not an Index Business Day or there is a Market Disruption Event on that day (each as defined below), the Valuation Date shall be postponed until the next day which is an Index Business Day unless, in the opinion of the Calculation Agent, there is a Market Disruption Event (as defined below) on that day. If there is a Market Disruption Event on that day, then the Valuation Date shall be the first succeeding Index Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the five Index Business Days immediately following the original date that, but for the Market Disruption Event, would have been the Valuation Date. In that case (I) the fifth Index Business Day shall be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (II) the Calculation Agent shall determine the level of the Index on that fifth Index Business Day in accordance with its good faith estimate of the level of the Index that would have prevailed, but for the Market Disruption Event, on that fifth Index Business Day.

      For purposes of this Condition 20(b):

      "Index Business Day" means a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on each of the relevant stock exchange(s) specified in the applicable Pricing Supplement (for the purposes of this Condition 20(b), the "Stock Exchange(s)") and any Related Exchanges (as defined below) other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time;

      "Related Exchange" means another exchange or quotation system, if any, on which options contracts or futures contracts on the Index are traded or quoted, and as may be selected from time to time by the Calculation Agent; and

      "Market Disruption Event" means the occurrence or existence on any Index Business Day during the two hour period prior to the close of trading (or such other time as may be specified in the applicable Pricing Supplement) of a suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Stock Exchange(s) or otherwise) on:

      (1) the Stock Exchange(s) of securities/commodities that comprise 20 per cent. or more of the level of the Index; or

      (2) any Related Exchange of options contracts or futures contracts on the Index,

if, in the determination of the Calculation Agent, such suspension or limitation is material. For the purposes of this definition, a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from a published change in the regular business hours of the Stock Exchange(s) or any Related Exchange. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security/commodity included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security/commodity to the level of the Index shall be based on a comparison of (i) the portion of the level of the Index attributable to that security/commodity relative to (ii) the overall level of the Index, in each case immediately before that suspension or limitation.

21.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 DISAPPLICATION

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.


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22.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

      The Note Issuance Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

      Each of the Issuer and the Guarantor hereby irrevocably agrees to submit for the exclusive benefit of the Issuer, the Noteholders, the Receiptholders and the Couponholders, to the jurisdiction of the courts of England for all purposes in connection with the Notes, the Receipts and the Coupons and the Guarantee (as applicable) and in relation thereto each of the Issuer and the Guarantor hereby appoints Bear Stearns International Trading Limited at its registered office at One Canada Square, London E14 5AD as its agent in England for service of process on its behalf and agrees that in the event of Bear Stearns International Trading Limited ceasing so to act or ceasing to be registered in England it will appoint another person as its agent for service of process. Without prejudice to the foregoing, each of the Issuer and the Guarantor further irrevocably agrees that any suit, action or proceedings arising out of or in connection with the Notes, the Receipts and the Coupons and the Guarantee (as applicable) may be brought in any other court of competent jurisdiction


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                                      AGENT


                               JPMorgan Chase Bank
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT

                                  PAYING AGENTS


         JPMorgan Chase Bank              Kredietbank S.A. Luxembourgeoise
            Trinity Tower                        43 Boulevard Royal
         9 Thomas More Street                     L-2955 Luxembourg
            London E1W 1YT                      R.C. Luxembourg B6395


                                 TRANSFER AGENTS

         JPMorgan Chase Bank                     JPMorgan Chase Bank
            Trinity Tower                       450 West 33rd Street
         9 Thomas More Street                        15th Floor
            London E1W 1YT                       New York, NY 10001


                                 EXCHANGE AGENT

                               JPMorgan Chase Bank
                              450 West 33rd Street
                                   15th Floor
                               New York, NY 10001


                                    REGISTRAR

                               JPMorgan Chase Bank
                              450 West 33rd Street
                                   15th Floor
                               New York, NY 10001

and/or such other or further Agent and other or further Paying Agents, Transfer
 Agents, Exchange Agent and Registrar and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.


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                                   SCHEDULE 2

                                     PART I

                      FORM OF TEMPORARY BEARER GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS NOTE RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                         (Incorporated under the laws of
                               the Cayman Islands)

                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)


                          TEMPORARY BEARER GLOBAL NOTE


This Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is attached hereto, of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer"). The Notes are unconditionally and irrevocably guaranteed by The Bear Stearns Companies Inc. (the "Guarantor"). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Note Issuance Agreement (as defined below) as modified and supplemented by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Note Issuance Agreement dated June 28, 2002 (as amended and/or restated and/or

-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.


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supplemented from time to time, the "Note Issuance Agreement") and made between
(inter alios) the Issuer, the Guarantor and JPMorgan Chase Bank as Agent.

The Issuer, subject to and in accordance with the Conditions, promises: (i) to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on the Interest Payment Date falling in the month in which the Notes are to be redeemed and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Trinity Tower, 9 Thomas More Street, E1W 1YT or such other office outside the United States, its territories and possessions as may be specified by the Issuer; and (ii) in the event that any Securities Amounts fall to be delivered under the Conditions, to pay and deliver such Securities Amounts in accordance with the Conditions, but in each case subject to the requirements as to certification provided herein. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of or payment or delivery of any Securities Amount in respect of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation or delivery, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment or the amount of Notes in respect of which such delivery has been made. The nominal amount of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation or delivery as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof and payment and delivery of any Securities Amounts will only be made in accordance with the Conditions to the extent that there is presented to the Agent by Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear") a certificate, substantially in the form set out in Part VIII of Schedule 2 to the Note Issuance Agreement, to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Part VIII of Schedule 2 to the Note Issuance Agreement. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together with the Coupons appertaining thereto) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Bearer Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon or payment or delivery of any Cash Amounts in respect hereof due on or after the Exchange Date.

On or after the date (the "Exchange Date") which is the later of: (i) 40 days after the Issue Date; and (ii) expiry of the period that ends 40 days after completion of the distribution of this Tranche of Notes as certified by the relevant Dealer or Dealers, in the case of a non-syndicated issue, or by the relevant lead manager in the case of a syndicated issue, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts IVA, V, VI and VII of Schedule 2 to the Note Issuance Agreement (on the basis that all the appropriate details


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the Pricing Supplement (or the relevant provisions thereof) has been incorporated in or attached to such Definitive Bearer Notes) or a Permanent Bearer Global Note in or substantially in the form set out in Part II of Schedule 2 to the Note Issuance Agreement (together with the Pricing Supplement attached thereto). If Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Bearer Global Note then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Bearer Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Part VIII of
Schedule 2 to the Note Issuance Agreement, to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Part VII of Schedule 2 to the Note Issuance Agreement. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Bearer Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Bearer Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts IV, V, VI and VII (as applicable) of Schedule 2 to the Note Issuance Agreement.

Each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of such Notes for all purposes other than with respect to payments of principal and interest on the Notes for which purpose the bearer of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Note Issuance Agreement. The Contracts (Rights of Third Parties) Act 1999 applies to this paragraph of this Global Note.

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions or that the Maturity Date or Interest Payment Date falling in the month in which the Notes are to be redeemed has occurred and, in either case, payment or delivery in full of the amount due has not been made to the bearer in accordance with the foregoing then, unless within the period of seven days commencing on the relevant due date payment or delivery in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, this Global Note will become void at 8.00 p.m. (London time) on such seventh day and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant executed by the Issuer on June 28, 2002 in respect of the Notes issued under the Note Issuance Agreement pursuant to which this Global Note is issued).


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Except as expressly stated above, no rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by JPMorgan Chase Bank as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

                                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.


                                    By: .....................
                                          Duly Authorised


Authenticated by
JPMorgan Chase Bank

By: .......................
        Duly Authorised


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule One

                                     Part I

                                INTEREST PAYMENTS

                   Total                                   Confirmation of
                   amount of           Amount of           payment by or
Date               interest            interest            on behalf of
made               payable             paid                the Issuer

---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------
---------          ---------           ---------           ------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Part II

                          PAYMENT OF INSTALMENT AMOUNTS


                                            Remaining nominal
                                            amount of this       Confirmation
            Total amount of  Amount of      Global Note          of payment
Date        Instalment       Instalment     following such       by or on behalf
made        Amounts payable  Amounts paid   payment(1)           of the Issuer

--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------
--------    --------------   ------------   ---------------      ----------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Part III

             REDEMPTIONS AND DELIVERY OF CASH OR SECURITIES AMOUNTS

                                                             Remaining
                                                             nominal
                                                             amount of
                                                             this Global
                                                             Note                  Confirmation
              Total amount                                   following             of redemption
              payable or number      Amount paid             such                  by or on
Date          of securities          or number of            Redemption            behalf of the
made          deliverable            securities delivered    and/or delivery(1)    Issuer
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------
--------      ------------           ------------            ------------          ------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Part IV

                           PURCHASES AND CANCELLATIONS

                                Remaining nominal
              Part of nominal   amount of this         Confirmation of
              amount of this    Global Note            purchase and
              Global Note       following such         cancellation by or
Date          purchase and      purchase and           on behalf of the
made          cancelled         cancellation(1)        Issuer

---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule Two

                                    EXCHANGES
           FOR DEFINITIVE BEARER NOTES OR PERMANENT BEARER GLOBAL NOTE


The following exchanges of a part of this Global Note for Definitive Bearer Notes or a Permanent Bearer Global Note have been made:


               Nominal amount
               of this Global
               Note exchanged             Remaining nominal    Notation
               for Definitive Bearer      amount of this       made by or
               Notes or a                 Global Note          on behalf
Date           Permanent Bearer           following such       of the
made           Global Note                exchange(1)          Issuer

------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------
------         ------------               --------------       ------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART II

                      FORM OF PERMANENT BEARER GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS NOTE RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                          (Incorporated under the laws
                             of the Cayman Islands)


                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                         (Incorporated under the laws of
                             the State of Delaware,
                            United States of America)


-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          PERMANENT BEARER GLOBAL NOTE

This Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Notes (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is attached hereto, of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer"). The Notes are unconditionally and irrevocably guaranteed by The Bear Stearns Companies Inc. (the "Guarantor"). References herein to the Conditions shall be to the Conditions of the Notes as set out in Schedule 1 to the Note Issuance Agreement (as defined below) as modified and supplemented by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Note Issuance Agreement dated June 28, 2002 (as amended and/or restated and/or supplemented from time to time, the "Note Issuance Agreement") and made between (inter alios) the Issuer, the Guarantor and JPMorgan Chase Bank as Agent.

The Issuer, subject to and in accordance with the Conditions, promises: (i) to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on the Interest Payment Date falling in the month in which the Notes are to be redeemed and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Trinity Tower, 9 Thomas More Street, E1W 1YT or such other office outside the United States, its territories and possessions as may be specified by the Issuer; and (ii) in the event that any Securities Amounts fall to be delivered under the Conditions, to pay and deliver such Securities Amounts in accordance with the Conditions. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of or payment or delivery of any Securities Amount in respect of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation or delivery the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment or the amount of Notes in respect of which such delivery has been made. The nominal amount of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation or delivery as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

On any exchange of the Temporary Bearer Global Note (the "Temporary Bearer Global Note") issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole but not in part for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Parts IV, V, VI and VII of Schedule 2 to the Note Issuance Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the Pricing Supplement (or the relevant provisions thereof) has been incorporated in or attached to such Definitive Bearer Notes) only upon the occurrence of an Exchange Event. For these purposes, "Exchange Event" means that (i) an Event of Default (as defined in Condition 10) has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available or (iii) the Issuer has elected to exchange the Notes represented by the Permanent Bearer Global Note for Definitive Bearer Notes. Subject as aforesaid, the first notice referred to below given to the Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear") and/or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") shall give rise to the issue of Definitive Bearer Notes for the total amount of Notes represented by this Global Note. Subject as aforesaid and to at least 45 days' written notice (expiring at least 30 days after the Exchange Date (as defined in the said Temporary Bearer Global Note)) being given to the Agent by Euroclear or Clearstream, Luxembourg, such exchange will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the nominal amount of this Global Note most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts IV, V, VI and VII (as applicable) of Schedule 2 to the Note Issuance Agreement.

Each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of such Notes for all purposes other than with respect to payments of principal and interest on the Notes for which purpose the bearer of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Note Issuance Agreement. The Contracts (Rights of Third Parties) Act 1999 applies to this paragraph of this Global Note.

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions or that the Maturity Date or Interest Payment Date falling in the month in which the Notes are to be redeemed has occurred and, in either case, payment or delivery in full of the amount due has not been made to the bearer in accordance with the foregoing then, unless within the period of seven days commencing on the relevant due date payment or delivery in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, this Global Note will become void at 8.00 p.m. (London time) on such seventh day and the bearer will


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant executed by the Issuer on June 28, 2002 in respect of the Notes issued under the
Note Issuance Agreement pursuant to which this Global Note is issued).

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by JPMorgan Chase Bank as Agent.

Except as expressly stated above, no rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                              By:............................
                                    Duly Authorised

Authenticated by
JPMorgan Chase Bank

By:.......................
      Duly Authorised


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule One

                                     Part I

                                INTEREST PAYMENTS

                                                        Confirmation of
                   Total amount       Amount of         payment by or
Date               of interest        interest          on behalf of
made               payable            paid              the Issuer

--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Part II

                          PAYMENT OF INSTALMENT AMOUNTS

                                              Remaining nominal   Confirmation
                                              amount of this      of payment by
           Total amount of    Amount of       Global Note         or on behalf
Date       Instalment         Instalment      following such      of the
made       Amounts payable    Amounts paid    payment(1)          Issuer

------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

                                    Part III

             REDEMPTIONS AND DELIVERY OF CASH OR SECURITIES AMOUNTS

                                               Remaining
                                               nominal
                                               amount of
                                               this Global          Confirmation
           Total amount        Amount paid     Note                 of redemption
           payable or number   or number       following            by or on
Date       of securities       of securities   such redemption      behalf of the
made       Deliverable         delivered       and/or delivery(1)   Issuer
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------
--------   ---------------     ------------    -----------------    -----------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Part IV

                           PURCHASES AND CANCELLATIONS

                                Remaining nominal
              Part of nominal   amount of this         Confirmation of
              amount of this    Global Note            purchase and
              Global Note       following such         cancellation by or
Date          purchase and      purchase and           on behalf of the
made          cancelled         cancellation(1)        Issuer

---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------
---------     ------------     -----------------       ----------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule Two

                              SCHEDULE OF EXCHANGES


The following exchanges affecting the nominal amount of this Global Note have been made:

           Nominal amount
           of Temporary            Nominal amount       Notation
           Bearer Global           of this Global       made by or
Date       Note exchanged          Note following       on behalf
made       for this Global Note    such exchange(1)     of the Issuer

------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------
------     ------------            --------------       ----------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART III

                        FORMS OF REGISTERED GLOBAL NOTES

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNT FOR WHICH IT IS PURCHASING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE OR ANY INTEREST OR PARTICIPATION HEREIN ONLY TO, OR FOR THE ACCOUNT OR BENEFIT OF,
(A) THE ISSUER OR A DEALER (AS DEFINED IN THE OFFERING CIRCULAR FOR THE NOTE),
(B) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (C) AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS AN INSTITUTION AND THAT, PRIOR TO SUCH TRANSFER, SHALL HAVE FURNISHED TO SUCH HOLDER AND TO THE ISSUER OF THIS NOTE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE REGISTRAR AND THE TRANSFER AGENTS), (D) OUTSIDE THE UNITED STATES IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. UPON ANY TRANSFER OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN PURSUANT TO CLAUSE [(B),](1) (C)[,
(D)](2) OR (F) ABOVE, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE ISSUER, THE REGISTRAR AND THE TRANSFER AGENTS SUCH CERTIFICATIONS (WHICH IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES [(B),](1) (C)[,(D)](2) OR (F) ABOVE, CAN BE OBTAINED FROM THE REGISTRAR AND THE TRANSFER AGENTS), LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL ALSO BE REQUIRED TO DELIVER TO THE TRANSFEREE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. ANY RESALE OR OTHER TRANSFER OR ATTEMPTED RESALE OR OTHER TRANSFER OF THIS NOTE MADE OTHER THAN IN COMPLIANCE WITH THE FOREGOING RESTRICTION SHALL NOT BE RECOGNISED BY THE ISSUER, THE REGISTRAR, THE TRANSFER AGENTS OR ANY OTHER AGENT OF THE ISSUER.

[THE RESTRICTIONS IN THE PRECEDING PARAGRAPH SHALL ONLY APPLY DURING THE PERIOD WHICH ENDS 40 DAYS AFTER COMPLETION OF DISTRIBUTION OF THE NOTES AS CERTIFIED BY THE RELEVANT DEALER OR


-------------
(1)   To be included in the Reg. S Global Note only.
(2)   To be included in the Restricted Global Note only.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEALERS, IN THE CASE OF A NON-SYNDICATED ISSUE, OR AS CERTIFIED BY THE RELEVANT LEAD MANAGER, IN THE CASE OF A SYNDICATED ISSUE.](1)

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                       (Incorporated under the laws of the
                                 Cayman Islands)


                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)


                                   GLOBAL NOTE

Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") hereby certifies that is, at the date hereof, entered in the Register as the holder of the
aggregate Nominal Amount of                               of a duly authorised
issue of Notes (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is attached hereto, of the Issuer. The Notes are unconditionally and irrevocably guaranteed by The Bear Stearns Companies Inc. (the "Guarantor"). References herein to the Conditions shall be to the Conditions of the Notes as set out in Schedule 1 to the Note Issuance Agreement (as defined below) but, in the event of any conflict between the provisions of the said Terms and Conditions and the information in the Pricing Supplement, the information in the Pricing Supplement shall prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Note Issuance Agreement dated June 28, 2002 (as amended and/or restated and/or supplemented from time to time, the "Note Issuance Agreement") and made between (inter alios) the Issuer, the Guarantor and JPMorgan Chase Bank as Agent.


-------------
(1)   Reg. S Global Note Only.
(2) To be included in a Registered Global Note registered in the name of Cede & Co. as nominee (or another nominee) of The Depository Trust Company.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Issuer, subject to and in accordance with the Conditions and the Note Issuance Agreement, promises: (i) to pay to such registered holder on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or the Interest Payment Date falling in the month in which the Notes are to be redeemed and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Note Issuance Agreement, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Note Issuance Agreement together with any other sums payable under the Conditions and the Note Issuance Agreement, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at 450 West 33rd Street, 15th Floor, New York, N.Y. 10001, United States of America or such other office as may be specified by the Issuer and approved by the Agent; and (ii) in the event that any Securities Amounts fall to be delivered under the Conditions, to pay and deliver such Securities Amounts in accordance with the Conditions. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of or payment or delivery of any Securities Amount in respect of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation or delivery (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation or delivery the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment or the amount of Notes in respect of which such delivery has been made. The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption, payment or delivery of an instalment or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Notes represented by this Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and of Condition 12 and the rules and operating procedures of Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and The Depository Trust Company ("DTC").

On any exchange or transfer as aforesaid pursuant to which either: (i) Notes represented by this Global Note are no longer to be so represented; or (ii) Notes not so represented are to be so represented details of such transfer shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so transferred.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Part IV B of Schedule 2 to the Note Issuance Agreement.

Subject as provided in the Note Issuance Agreement, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg and/or DTC as entitled to particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear, Clearstream, Luxembourg or DTC as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of such Notes for all purposes other than with respect to payments of principal and interest on the Notes for which


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

purpose the registered holder of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Note Issuance Agreement.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by JPMorgan Chase Bank as Registrar.

Except as expressly stated above, no rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

                                    BEAR STEARNS GLOBAL ASSET
                                    HOLDINGS, LTD.

                                    By:......................
                                            Duly Authorised



Authenticated by
JPMorgan Chase Bank


By:................................
          Duly Authorised


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule One

                                     Part I

                                INTEREST PAYMENTS


                                                         Confirmation of
                    Total amount       Amount of         payment by or
Date                of interest        interest          on behalf of
made                payable            paid              the Issuer

--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------
--------           -----------        ------------      -------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     Part II

                          PAYMENT OF INSTALMENT AMOUNTS


                                              Remaining nominal   Confirmation
                                              amount of this      of payment by
           Total amount of    Amount of       Global Note         or on behalf
Date       Instalment         Instalment      following such      of the
made       Amounts payable    Amounts paid    payment(1)          Issuer

------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------
------     -------------      ----------      --------------      ------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Part III

             REDEMPTIONS AND DELIVERY OF CASH OR SECURITIES AMOUNTS

                                                  Remaining
                                                  nominal
                                                  amount of
                                                  this Global          Confirmation
           Total amount          Amount paid      Note                 of redemption
           payable or number     or number of     following            by or on
Date       of securities         securities       such redemption      behalf of the
made       deliverable           delivered        and/or delivery(1)   Issuer
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------
------     -------------         ----------       --------------       ------------



-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

                                     Part IV

                           PURCHASES AND CANCELLATIONS

                                Remaining nominal
              Part of nominal   amount of this          Confirmation of
              amount of this    Global Note             purchase and
              Global Note       following such          cancellation by or
Date          purchased and     Purchase and            on behalf of the
made          cancelled         cancellation(1)         Issuer

---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------
---------     ------------      ----------------       ----------------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

                                  Schedule Two

                       SCHEDULE OF EXCHANGES AND TRANSFERS

The following exchanges and transfers affecting the nominal amount of this Global Note have been made:

                              Nominal amount
                              of this Global
                              Note exchanged
                              for Definitive
                              Registered Notes
                              or another
                              Global
                              Note/Definitive
                              Registered Notes   Remaining/increased
                              or nominal         nominal amount
                              amount of other    of  this Global
           Nominal amount     Global Note        Note following     Notation made
Date       of Notes           exchanged for      such transfer or   by or on behalf
made       transferred        this Global Note   exchange(1)        of the Issuer
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------
------     ------------       --------------     ---------------    ----------


-------------
(1) See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART IV A

                         FORM OF DEFINITIVE BEARER NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS NOTE RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                         (Incorporated under the laws of
                               the Cayman Islands)

                     [Specified Currency and Nominal Amount
                                   of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)

                               Series No. [    ]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each ("Notes") of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") issued as Bearer Notes in the denomination[s] of [Specified Currency(ies) and Specified Denomination(s)] each [with Coupons] [and Receipts] [attached]. The Notes are unconditionally and irrevocably guaranteed by The Bear Stearns Companies Inc. (the "Guarantor"). References herein to the Conditions shall be to the Terms and Conditions [incorporated herein]/[set out in Schedule 1 to the Note Issuance Agreement (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as modified and supplemented by the Pricing Supplement (the "Pricing Supplement") (or the relevant provisions thereof) incorporated herein but, in the event of any conflict between the provisions of the said Terms and Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the


-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Note Issuance Agreement dated June 28, 2002 (as amended and/or restated and/or supplemented from time to time, the "Note Issuance Agreement") and made between (inter alios) the Issuer, the Guarantor and JPMorgan Chase Bank as Agent.

The Issuer, subject to and in accordance with the Conditions and the Note Issuance Agreement, promises: (i) to pay to the bearer hereof on [each Instalment Date and] [the Maturity Date] [the Interest Payment Date falling in the month in which the Notes are to be redeemed] or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Note Issuance Agreement, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Note Issuance Agreement together with any other sums payable under the Conditions and the Note Issuance Agreement; and
(ii) in the event that any Securities Amount falls to be paid or delivered under the Conditions, to pay or deliver such Securities Amount in accordance with the Conditions.

Title to this Note and to any Receipt, Coupon or Talon appertaining hereto shall pass by delivery. The Issuer and the Guarantor may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be valid unless authenticated by JPMorgan Chase Bank as Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed on its behalf.

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                              By: .....................
                                    Duly Authorised


Authenticated by
JPMorgan Chase Bank

By: ......................
      Duly Authorised


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  [Conditions]

[Conditions to be as set out in Schedule 1 to this Note Issuance Agreement, but shall not be endorsed if not required by the Stock Exchange]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Pricing Supplement

   [Here to be set out text of Pricing Supplement (or the relevant provisions thereof) relating to the Notes]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART IV B


                       FORM OF DEFINITIVE REGISTERED NOTE

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNT FOR WHICH IT IS PURCHASING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE OR ANY INTEREST OR PARTICIPATION HEREIN ONLY TO, OR FOR THE ACCOUNT OR BENEFIT OF,
(A) THE ISSUER OR A DEALER (AS DEFINED IN THE OFFERING CIRCULAR FOR THE NOTE),
(B) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (C) AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS AN INSTITUTION AND THAT, PRIOR TO SUCH TRANSFER, SHALL HAVE FURNISHED TO SUCH HOLDER AND TO THE ISSUER OF THIS NOTE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE REGISTRAR AND THE TRANSFER AGENTS), (D) OUTSIDE THE UNITED STATES IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. UPON ANY TRANSFER OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN PURSUANT TO CLAUSE (C), (D) OR (F) ABOVE, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE ISSUER, THE REGISTRAR AND THE TRANSFER AGENTS SUCH CERTIFICATIONS (WHICH IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (C), (D) OR (F) ABOVE CAN BE OBTAINED FROM THE REGISTRAR AND THE TRANSFER AGENTS), LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL ALSO BE REQUIRED TO DELIVER TO THE TRANSFEREE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. ANY RESALE OR OTHER TRANSFER OR ATTEMPTED RESALE OR OTHER TRANSFER OF THIS NOTE MADE OTHER THAN IN COMPLIANCE WITH THE FOREGOING RESTRICTION SHALL NOT BE RECOGNISED BY THE ISSUER, THE REGISTRAR, THE TRANSFER AGENTS OR ANY OTHER AGENT OF THE ISSUER.](1)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.


-------------
(1) To be included only on Registered Notes issued in exchange for a Restricted Global Note or to Institutional Accredited Investors in accordance with the Note Issuance Agreement.

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                                      124
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                         (Incorporated under the laws of
                               the Cayman Islands)

                     [Specified Currency and Nominal Amount
                                   of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                         Unconditionally and irrevocably
                                  guaranteed by


                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)

                                Series No. [   ]

                                                                  [Denomination]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each ("Notes") of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") issued [either] [as Bearer Notes in the denomination[s] of [Specified Currency(ies) and Specified Denomination(s)] each [with Coupons] [and Receipts] [attached] [or] [as Registered Notes] in the denomination of [Specified Currency(ies) and Specified Denomination(s)] in an aggregate principal amount of [Nominal Amount of Tranche]. The Notes are unconditionally and irrevocably guaranteed by The Bear Stearns Companies Inc. (the "Guarantor"). References herein to the Conditions shall be to the Terms and Conditions [incorporated herein/[set out in Schedule 1 to the Note Issuance Agreement (as defined below)] which shall be incorporated by reference herein and have effect as if set out hereon] as modified and supplemented by the Pricing Supplement (the "Pricing Supplement") (or the relevant provisions thereof) incorporated herein but, in the event of any conflict between the provisions of the said Terms and Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Note Issuance Agreement dated June 28, 2002 (as amended and/or restated and/or supplemented from time to time, the "Note Issuance Agreement") and made between (inter alios) the Issuer, the Guarantor and JPMorgan Chase Bank as Agent.

THIS IS TO CERTIFY that                         is/are the registered holder(s)
of one of the above-mentioned Registered Notes and is/are entitled on [each Instalment Date] [the Maturity Date] [the Interest Payment Date falling in the month in which the Notes are to be redeemed] or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Note Issuance Agreement, to the amount payable and/or Securities Amount(s) (if any) deliverable on redemption of this Note in accordance with the Conditions and interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Note Issuance


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Agreement together with any other sums payable or deliverable under the
Conditions and the Note Issuance Agreement.

This Note shall not be valid unless authenticated by JPMorgan Chase Bank as Registrar.

Except as expressly stated above, no rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                              By: ........................
                                    Duly Authorised



Authenticated by
JPMorgan Chase Bank

By: ......................
      Duly Authorised


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                                      126
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                     - FORM OF TRANSFER OF REGISTERED NOTE -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to
.................................................................................

.................................................................................

.................................................................................

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][      ] nominal amount of this Note and all rights
hereunder, hereby irrevocably constituting and appointing
.......................................................... as attorney to transfer such principal amount of this Note in the register maintained by BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD. with full power of substitution.


                              Signature(s)..................


                                          ..................

Date: .................

N.B.:

1. This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2. In each case the signature(s) must be guaranteed by a commercial bank with a correspondent bank in New York City, Luxembourg or London or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City or the Luxembourg Stock Exchange or the London Stock Exchange.

3. The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.


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                                      127
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                               Pricing Supplement

   [Here to be set out text of Pricing Supplement (or the relevant provisions thereof) relating to the Notes]


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                                       128
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--------------------------------------------------------------------------------

                                  [Conditions]

[Conditions to be as set out in Schedule 1 to this Note Issuance Agreement but shall not be endorsed if not required by the Stock Exchange]


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                                      129
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                                     PART V

                                 FORM OF RECEIPT

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS RECEIPT RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                         (Incorporated under the laws of
                               the Cayman Islands)

               [Specified Currency and Nominal Amount of Tranche]
                          NOTES DUE [Year of Maturity]

                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)

                              Series No. [       ]

Receipt for the sum of [      ] being the instalment of principal payable in
accordance with the Terms and Conditions endorsed on the Note to which this
Receipt appertains (the "Conditions") on [      ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).


-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.

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This Receipt must be presented for payment together with the Note to which it appertains. The Issuer and the Guarantor shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                              By: .......................
                                    Duly Authorised


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                                     PART VI

                                 FORM OF COUPON
ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS COUPON RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

On the front:

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                         (Incorporated under the laws of
                               the Cayman Islands)

               [Specified Currency and Nominal Amount of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)

                               Series No. [   ]

(2) [Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].

                                     Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately        Coupon for
negotiable and subject to the Terms and             [     ]
Conditions of the said Notes.                       due on
                                                    [    ], [   ]]


-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.

(2)   Delete where the Notes are all of the same denomination.

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                                     Part B


[For Floating Rate Notes or Indexed Interest Notes:

Coupon for the amount due in accordance with    Coupon due
the Terms and Conditions endorsed on,           in [    ] [    ]
attached to or incorporated by reference
into the said Notes on the Interest Payment
Date falling in [    ] [    ].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                              By: ...........................
                                         Duly Authorised


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                                    PART VII

                                  FORM OF TALON

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO THE LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[THIS TALON RELATES TO NOTES WITH A MATURITY OF NOT MORE THAN 183 DAYS FROM THE DATE OF ISSUE. BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER).](1)

On the front:

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                         (Incorporated under the laws of
                               the Cayman Islands)


               [Specified Currency and Nominal Amount of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                         Unconditionally and irrevocably
                                  guaranteed by

                         THE BEAR STEARNS COMPANIES INC.

                       (Incorporated under the laws of the
                               State of Delaware,
                            United States of America)


                               Series No. [    ]

(2)[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].

On and after [      ] further Coupons(3) [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.


-------------
(1) To be included only on Notes with a maturity of not more than 183 days from their date of issue.

(2)   Delete where the Notes are all of the same denomination.

(3)   Not required on last Coupon sheet.

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This Talon may, in certain circumstances, become void under the Terms and
Conditions endorsed on the Note to which this Talon appertains.

                              BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.


                              By: ..........................
                                         Duly Authorised


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

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On the back of Receipts, Coupons and Talons:

                                      AGENT

                               JPMorgan Chase Bank
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT

                                  PAYING AGENTS

      JPMorgan Chase Bank                Kredietbank S.A. Luxembourgeoise
      Trinity Tower                      43, Boulevard Royal
      9 Thomas More Street               L-2955 Luxembourg
      London E1W 1YT                     R.C. Luxembourg B6393


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                                      136
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                                    PART VIII

                     FORM OF CERTIFICATE TO BE PRESENTED BY
                      EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                                [Title of Notes]

                               (the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note representing the Securities, as of the
date hereof, [   ] nominal amount of the above-captioned Securities: (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust ("United States persons"); (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(iv) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder); or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions (unless such Security is a Registered Note and is to be sold in accordance with the private placement restrictions set forth in the Prospectus relating to the Securities).

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

We further certify: (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global note excepted in such certifications; and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this


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

--------------------------------------------------------------------------------

certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:        , (1)


                                          Yours faithfully,

                                          [EUROCLEAR BANK S.A./N.V.,
                                          as operator of the Euroclear
                                          system]

                                                      or

                                          [CLEARSTREAM BANKING, societe
                                          anonyme]

                                          By: ................

-------------
(1) To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 CERTIFICATE "A"

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                                [Title of Notes]

                               (the "Securities")



This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account:

(i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust ("United States person(s)");

(ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the
above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:         , (1)

Name of Person Making Certification

By: .......................


-------------
(1) To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

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                                      140

--------------------------------------------------------------------------------

                                   SCHEDULE 3

                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.    (A)   As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

            (i) "voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

                  (a) that on the date thereof Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

                        (1) the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

                        (2) the surrender of the certificate to the Paying Agent who issued the same; and

                  (b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Notes represented by such certificate;

            (ii) "block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

                  (a) it is certified that Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

                        (1) the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

                        (2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in


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--------------------------------------------------------------------------------

                              accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

                  (b) it is certified that each holder of such Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

                  (c) the aggregate nominal amount of the Bearer Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

                  (d) one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

            (iii) "24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

            (iv) "48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

      (B) A holder of a Bearer Note may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (i)(a) or (ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (ii)(b) above. The holder of any voting certificate or the proxies named in any block voting


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            instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Notes.

      (C)   (i)   A holder of Registered Notes (whether in definitive form or represented by a Global Note) may, by an instrument in writing in the English language (a "form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

            (ii) Any holder of Registered Notes which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a "representative") in connection with any meeting of the Noteholders and any adjourned such meeting.

            (iii) Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

2. The Issuer or the Guarantor may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in nominal amount of the Notes of any Series for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Every such meeting shall be held at such time and place as the Agent may appoint or approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 15. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).


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4.    A person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5. At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

      (i) reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

      (ii) alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

      (iii) alteration of the majority required to pass an Extraordinary Resolution;

      (iv) the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below;

      (v)   alteration of this proviso or the proviso to paragraph 6 below;

      the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding.

6. If within fifteen minutes (or such longer period not exceeding thirty minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 14 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Agent). If within fifteen minutes (or such longer period not exceeding thirty minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the


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      transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Agent) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Agent, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than a clear majority of the nominal amount of the Notes for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor or any person present holding a Definitive Note or a voting certificate or being a proxy or representative (whatever the principal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of the Issuer or the Guarantor and their respective lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in clause 1, no person shall be entitled to attend and speak nor


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      shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Condition 12 unless he either produces the Definitive Bearer Note or Definitive Bearer Notes of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Definitive Registered Note or Definitive Registered Notes. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any holding company of the Guarantor or any other Subsidiary of the Guarantor or any such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.   Subject as provided in paragraph 13 hereof at any meeting:

      (A) on a show of hands every person who is present in person and produces a Definitive Bearer Note or voting certificate or is a holder of Definitive Registered Notes or is a proxy or representative shall have one vote; and

      (B) on a poll every person who is so present shall have one vote in respect of each U.S.$1.00 or such other amount as the Agent may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Agent in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which he is the holder.

      Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxies named in any block voting instruction or form of proxy and representatives need not be Noteholders.

16. Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17. Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Note from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Agent for the purpose) by the time being 24 hours and 48 hours


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      respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18. A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

      (A) Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor and the Noteholders and Couponholders or any of them.

      (B) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, the Receiptholders, the Couponholders, the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights shall arise under this Agreement, the Notes, the Coupons or the Receipts or otherwise.

      (C) Power to assent to any modification of the provisions of this Agreement, the Notes, the Coupons or the Receipts, the Guarantee, the Conditions or the Deed of Covenant which shall be proposed by the Issuer, the Guarantor or any Noteholder.

      (D) Power to give any authority or sanction which under the provisions of this Agreement, the Notes, the Coupons or the Receipts, the Guarantee, the Conditions or the Deed of Covenant is required to be given by Extraordinary Resolution.

      (E) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

      (F) Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer, the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions hereof shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 15 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20. The expression "Extraordinary Resolution" when used in this Agreement or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance herewith by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll.


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21.   Minutes of all resolutions and proceedings at every meeting of the
      Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.   (A)   If and whenever the Issuer shall have issued and have outstanding
            Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

            (i) a resolution which affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

            (ii) a resolution which affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

            (iii) a resolution which affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

            (iv) to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes, Noteholders and holders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

      (B) If the Issuer shall have issued and have outstanding Notes which are not denominated in United States dollars, in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall: (i) for the purposes of paragraph 2 above by the equivalent in United States dollars at the spot rate of a bank nominated by the Agent for the conversion of the relevant currency or currencies into United States dollars on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each U.S.$1.00 (or such other United States dollar amount as the Agent may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23. Subject to all other provisions contained herein the Agent may without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in its sole discretion think fit.


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                                   SCHEDULE 4

                               FORM OF PUT NOTICE

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                       [title of relevant Series of Notes]

  By depositing this duly completed Notice with any Paying Agent, any Transfer Agent or the Registrar for the above Series of Notes (the "Notes") the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition 7(d) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of ..........
bearing the following serial numbers:

......................................

......................................

......................................

If the Notes referred to above are to be returned (1) to the undersigned under clause 27(4) of the Note Issuance Agreement, they should be returned by post to:

.......................

.......................

.......................

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account] (2)(3):

Bank:                   ................................

Branch Address:         ................................

Branch Code:            ................................

Account Number:         ................................

Signature of holder:    ................................

                        Duly authorised on behalf of ...........................

[To be completed by recipient Paying Agent, Transfer Agent or the Registrar]

Details of missing unmatured Coupons ...............................(4)

Received by:            ................................

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[Signature and stamp of Paying Agent, Transfer Agent or the Registrar]

At its office at:       .................................

On:                     .................................

Notes

(1) The Note Issuance Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent, Transfer Agent or the Registrar at the time of depositing the Note referred to above.

(2)   Payment by cheque is only available to holders of Registered Notes.

(3)   Delete as applicable.

(4) Only relevant for Fixed Rate Notes in definitive form (which are not also Indexed Redemption Amount Notes).

N.B. The Paying Agent, Transfer Agent or the Registrar with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent, Transfer Agent or the Registrar in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent, Transfer Agent or the Registrar or their respective directors, officers or employees.

      This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 27(4) of the
      Note Issuance Agreement.

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                                   SCHEDULE 5

                              SELLING RESTRICTIONS

1.    United States

(1) The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents and agrees that it has not offered and sold any Notes, and will not offer and sell any Notes: (i) as part of their distribution at any time; and
      (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and certified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer further represents and agrees that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation
      S. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and certify to the Agent the completion of the distribution of the Notes of such Tranche. On the basis of such notification or notifications, the Agent agrees to notify such Dealer/Lead Manager of the end of the restricted period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons: (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this sub-clause 1(1) have the meanings given to them by Regulation S.

(2)   In addition:

      (a)   except to the extent permitted under U.S. Treasury Regulation
            Section 1.163-5(c)(2)(i)(D) (the "D Rules"), each Dealer: (i) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

      (b) each Dealer represents that it has and agrees that throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such

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            Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

      (c) if it is a United States person, each Dealer represents that it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treasury Regulation Section l.163-5(c)(2)(i)(D)(6); and

      (d) with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in sub-clauses (a), (b) and (c) on such affiliate's behalf.

      Terms used in this Paragraph 1(2) have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

(3) Notwithstanding anything above to the contrary, it is understood that Registered Notes may be offered and sold pursuant to a private placement or another exemption under the Securities Act in the United States, and in connection therewith each Dealer represents and agrees that:

      (a) offers, sales, resales and other transfers of Notes made in the United States made or approved by a Dealer (including offers, resales or other transfers made or approved by a Dealer in connection with secondary trading) shall be made with respect to Registered Notes only and shall be effected pursuant to an exemption from the registration requirements of the Securities Act;

      (b) offers, sales, resales and other transfers of Notes made in the United States will be made only in private transactions to: (1) a limited number of institutional investors that are accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act each such institutional investor being hereinafter referred to as an "Institutional Accredited Investor") that has executed and delivered to a Dealer an IAI Investment Letter; or (2) institutional investors that are reasonably believed to qualify as qualified institutional buyers within the meaning of Rule 144A (each such institutional investor being hereinafter referred to as a "qualified institutional buyer");

      (c) the Notes will be offered in the United States only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of the Notes in the United States;

      (d) no sale of Notes in the United States to any one Institutional Accredited Investor will be for less than U.S.$100,000 principal amount and no Note will be issued in connection with such a sale in a smaller principal amount. If such purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 principal amount of the Notes; and

      (e) each Note sold as a part of a private placement in the United States and each Reg. S Global Note shall contain the legend in substantially the following form:

            "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged,


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            encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

            The holder of this Note by its acceptance hereof, on its own behalf and on behalf of any account for which it is purchasing this Note or any interest or participation herein, agrees that it shall not offer, sell or otherwise transfer such note or any interest or participation herein except to, or for the account or benefit of,
            (A) the Issuer or a Dealer (as defined in the offering circular for the Note), (B) a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act), (C) an "Accredited Investor" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities
            Act) that is an institution and that, prior to such transfer, shall have furnished to such holder and to the Issuer of this Note a written certification containing certain representations and agreements relating to the restrictions on transfer of this Note (the form of which letter can be obtained from the Registrar and the Transfer Agents), (D) outside the United States in a transaction which meets the requirements of Rule 904 under the Securities Act,
            (E) pursuant to an effective registration statement under the Securities Act, or (F) pursuant to any other available exemption from the registration requirements of the Securities Act. Upon any transfer of this Note or any interest or participation herein pursuant to clause (C), (D) or (F), in the case of Legended Notes, or clause (B), (C) or (F) in the case of Reg. S Notes, the holder will be required to furnish to the Issuer, the Registrar and the Transfer Agents such certifications (which in the case of transfers pursuant to clause (C), (D) or (F) in the case of Legended Notes or clause (B), (C) or (F) in the case of Reg. S Notes, can be obtained from the Registrar), legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Holder will also be required to deliver to the transferee of this Note or any interest or participation therein a notice substantially to the effect of this legend. Any resale or other transfer or attempted resale or other transfer of this Note made other than in compliance with the foregoing restriction shall not be recognised by the Issuer, the Registrar, the Transfer Agents or any other agent of the Issuer."

      The legend endorsed on each Reg. S Global Note shall cease to apply after expiry of the Restricted Period applicable thereto.

(4) Each Dealer has represented and agreed and each New Dealer will be required to represent and agree that it has not entered and agrees that it will not enter into any contractual arrangement with respect to the distribution or delivery of Notes, so as to cause any person to become a "distributor" within the meaning of Regulation S or U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D) except with its affiliates or with the prior written consent of the Issuer.

(5) The Issuer represents and agrees that any resale or other transfer, or attempted resale or other transfer of Notes sold as part of a private placement in the United States made other than in compliance with the restrictions set out in sub-clause 1(3) shall not be recognised by the Issuer or the Guarantor or any agent of the Issuer or the Guarantor and shall be void.

(6) Each issue of Indexed Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Pricing Supplement. The relevant Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.


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2.    United Kingdom

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that:

      (a) in relation to Notes which have a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the date of issue of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

      (b) in relation to any Notes having a maturity of less than one year from the date of issue, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the Issuer;

      (c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

      (d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

3.    Hong Kong

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that:

      (a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance of Hong Kong (Cap. 32); and

      (b) unless it is a person permitted to do so under the securities laws of Hong Kong, it has not issued or had in its possession and will not issue, or have in its possession for the purposes of issue, any advertisement, invitation or document relating to any Notes issued pursuant to this Agreement other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.


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4.    Japan

      The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each Programme Dealer agrees, and each further Dealer or appointed under this Agreement will be required to agree, that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

5.    Italy

      The offering of Notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this Offering Circular or of any other document relating to the Notes be distributed in the Republic of Italy, except:

      (i)   to professional investors ("operatori qualificati"), as defined in
            Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended;

      (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended; or

      (iii) to an Italian resident who submits an unsolicited offer to purchase Notes.

      Any offer, sale or delivery of Notes or distribution of copies of this Offering Circular or any other document relating to the Notes in the Republic of Italy under (i) or (ii) above must be:

      (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of September 1, 1993 (the "Banking Act"), as amended; and

      (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics.

6.    The Netherlands

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that, in respect of Notes issued, with the exception of those having a denomination of at least euro 50,000 or the equivalent thereof in other currencies, it has not, directly or indirectly, offered, sold, transferred or delivered in The Netherlands and will not, directly or indirectly, offer, sell, transfer or deliver in The Netherlands any Notes (including rights representing an interest in a global Note) to the account of any person or entity other than to persons or entities who trade or invest in securities in the conduct of a profession or business within the meaning of the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer
      1995) (the "Dutch Act")


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      and its implementing regulations (which includes banks, pension funds, insurance companies, securities firms, investment institutions and treasuries and finance companies of large enterprises which trade or invest in securities), unless (a) another exemption as provided for in the Dutch Act or any of its implementing regulations applies and the requirements applicable to such exemption are complied with, or (b) the Securities Board of The Netherlands has upon request granted an individual exemption and the requirements applicable to such exemption are complied with, or (c) the prohibition of section 3, sub-section 1 of the Dutch Act does not apply.

7.    Austria

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that it will offer and sell Notes only in compliance with the Capital Markets Act ("Kapitalmarktgesetz") of 1992 and any other pertinent Austrian legislation or decrees of public authorities.

8.    Cayman Islands

      No invitation may be made by any Dealer to the public in the Cayman Islands to purchase any Notes unless such Notes are listed on the Cayman Islands Stock Exchange at such time.

9.    General

      Each Dealer has agreed and each further Dealer appointed under this Agreement will be required to agree that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuer, the Guarantor nor any Dealer shall have any responsibility therefor.


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                                   SCHEDULE 6

                          FORM OF PROCEDURES MEMORANDUM

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.

                                    as Issuer

                         THE BEAR STEARNS COMPANIES INC.

                                  as Guarantor

                               U.S.$1,500,000,000

                             NOTE ISSUANCE AGREEMENT

                       ----------------------------------

                           OPERATING & ADMINISTRATIVE

                              PROCEDURES MEMORANDUM

                      ------------------------------------

                              [ALLEN & OVERY LOGO]
                                    New York


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This Memorandum sets forth the operating, settlement, administrative and other procedures initially agreed between Bear Stearns Global Asset Holdings, Ltd. (the "Issuer"), The Bear Stearns Companies Inc. (the "Guarantor"), JPMorgan Chase Bank, acting through various offices in its capacities as Agent (the "Agent"), Paying Agents (the "Paying Agents"), Registrar (the "Registrar"), Transfer Agents (the "Transfer Agents") and Exchange Agent (the "Exchange Agent"), Bear, Stearns International Limited and Bear, Stearns & Co. Inc. in the Amended and Restated Note Issuance Agreement between those parties dated June 28, 2002 as the same may be amended, restated, modified, varied, supplemented or novated from time to time (the "Note Issuance Agreement") in connection with the issues of Notes from time to time thereunder. The Issuer, the relevant Dealer (as defined in the Note Issuance Agreement), the Agent and, in the case of an issue of Registered Notes, the Registrar, may agree to vary these procedures in respect of any issue of Notes. Terms used herein shall, unless the context otherwise requires, have the meanings given to them under the Note Issuance Agreement and the Offering Circular and, in the case of conflict between the provisions of this Memorandum and any of the provisions of those documents, the provisions of those documents shall prevail. In particular, references herein to the "relevant Dealer" are to the Dealer or Dealers with whom the Issuer has agreed upon the issue of a particular Tranche or Issue of Notes.

The aggregate nominal amount of all Notes outstanding at any time will not, subject as provided below, exceed U.S.$1,500,000,000 or its equivalent in other currencies at the time of agreement to issue subject to the terms of the Note Issuance Agreement. The Note Issuance Agreement provides for the increase in the nominal amount of Notes that may be issued thereunder. In that event, this Procedures Memorandum shall apply to the Note Issuance Agreement as increased.

The Note Issuance Agreement provides for the issue of Notes denominated in any currency or currencies as may be agreed between the Issuer and the relevant Dealer, with a minimum maturity of one month (subject to certain restrictions as to minimum and/or maximum maturities as set out in the Offering Circular describing the Programme) and being any of:

      o     Fixed Rate Notes
      o     Floating Rate Notes
      o     Zero Coupon Notes
      o     Dual Currency Notes
      o     Linked Notes
      o     Indexed Interest Notes
      o     Indexed Redemption Amount Notes
      o     Instalment Notes
      o     Partly Paid Notes
      o Other forms of Notes agreed between the relevant Dealer, the Agent and the Issuer


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                              OPERATING PROCEDURES

Dealers must confirm all trades directly with the Issuer, the Guarantor and the Agent.

A.    RESPONSIBILITIES OF THE AGENT

      The Agent will, in addition to the responsibilities in relation to settlement described in Annex A, be responsible for the following:

      (i) in the case of Notes which are to be listed on a Stock Exchange, distributing to the Stock Exchange such number of copies of the Pricing Supplement as the relevant Stock Exchange may reasonably require;

      (ii) in the case of Notes which are to be listed on a Stock Exchange, immediately notifying the Issuer and the relevant Dealer if at any time the Agent is notified by the Listing Agent or the Stock Exchange that the listing of a Series of Notes had been refused or otherwise will not take place; and

      (iii) determining the end of the distribution compliance period in respect of a Tranche in accordance with clause 4 of the Note Issuance Agreement. The Agent shall upon determining the end of the distribution compliance period in respect of any Tranche notify the Issuer and the relevant Dealer or Lead Manager, as the case may be.

B.    RESPONSIBILITIES OF DEALER/LEAD MANAGER

      (i) Each Dealer/Lead Manager will be responsible for preparing and agreeing with the Issuer a Pricing Supplement (substantially in the form of Annex D) setting out details of each Tranche of Notes to be issued.

      (ii) Except in the case of a syndicated issue, each Dealer which agrees to purchase Notes from the Issuer will be responsible for notifying the Agent upon completion of the distribution of the Notes of each Tranche purchased by that Dealer. In the case of a syndicated issue of Notes, the Lead Manager will be responsible for notifying the Agent upon completion of the distribution of the Notes of such syndicated issue.

C.    SETTLEMENT

      The settlement procedures set out in Annex A shall apply to each issue of Notes (Part 1 in the case of non-syndicated issues, Part 2 in the case of syndicated issues), unless otherwise agreed between the Issuer, the Guarantor and the relevant Dealer or the Lead Manager, as the case may be. With issues of Dual Currency or Indexed Notes or Notes the terms and conditions of which are not specifically contemplated in the Note Issuance Agreement more time may be required to settle documentation and with Notes which are to be listed on a Stock Exchange other than the Luxembourg Stock Exchange more time may be required to comply with the relevant Stock Exchange's requirements.

      A Trading Desk and Administrative Contact List is set out in Annex E.

Explanatory Notes to Annex A

(a) Each day is a day on which banks and foreign exchange markets are open for business in London, counted in reverse order from the proposed Issue Date.

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(b)   The Issue Date must be a Business Day. For the purposes of this
      Memorandum, "Business Day" means a day which is both:

      (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and, in the case of an issue of Registered Notes, New York City; and

      (ii) either (A) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and which if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland respectively) or
            (B) in relation to Notes denominated in euro, a day on which the TARGET system is open.

(c) Times given are the approximate times for the taking of the action in question and are references to London time (unless otherwise indicated).


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                                     ANNEX A

                                     PART 1

                 SETTLEMENT PROCEDURES FOR NON-SYNDICATED ISSUES

                    Latest
Day                 time      Action

No later than       2:00 p.m. The Issuer and the Guarantor may agree with a
Issue Date Minus 3            relevant Dealer for the issue and purchase of
                              Notes (whether pursuant to an unsolicited bid from a relevant Dealer or pursuant to an enquiry by the Issuer).

                    3.00 p.m. If a relevant Dealer has reached agreement with
                              the Issuer by telephone, such relevant Dealer confirms the terms of the Agreement to the Issuer by telex or fax (substantially in the form set out Annex B) attaching a copy of the applicable Pricing Supplement (substantially in the form set out in Annex D). The details set out in this telex or fax shall, once countersigned or confirmed by the Issuer, be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly.

                    4.00 p.m. The Issuer confirms its instructions to the Agent and the Registrar, in the case of Registered
                              Notes, to carry out the duties to be carried out by them under these Settlement Procedures and the
                              Note Issuance Agreement (including, in the case of Floating Rate Notes, for the purposes of rate fixing) by sending a confirmation (substantially in the form set out in Annex C (the "Confirmation")) to them together with a copy of the applicable Pricing Supplement by telex or fax. The Issuer also sends the Confirmation to the relevant Dealer for information.

                              In the case of the first Tranche of Notes of a Series, the Agent or, in the case of Registered Notes (if applicable), the Registrar [, in the case of Reg. S Notes and/or Bearer Notes,] telephones each of Euroclear and Clearstream, Luxembourg with a request for a common code and ISIN for such Series and in the case of a subsequent Tranche of Notes of that Series the Agent telephones each of Euroclear and Clearstream, Luxembourg with a request for a temporary common code and ISIN for such Tranche. In the case of the first Tranche of Registered Notes of a Series, the Registrar also selects the next available CUSIP and/or (in the case of Reg. S Notes) CINS numbers from the list provided by Standard & Poor's, for such Series. Each common code, ISIN, CUSIP and/or CINS number is notified by the Agent or the Registrar, as the case may be, by telephone, telex or fax to the Issuer and the relevant Dealer.

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No later than       3:00 p.m. In the case of Floating Rate Notes, the Agent
Issue Date                    notifies Euroclear, Clearstream,  Luxembourg, the
Minus 2                       Issuer,  the relevant  Stock  Exchange,  the Lead
                              Manager, and, in the case of Registered Notes, DTC and the Registrar, by telex or fax of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified by the Agent in accordance with this paragraph as soon as it has been determined.

                    4:30 p.m. The relevant Dealer: (a) in the case of Bearer
                              Notes and Reg. S Notes instructs Euroclear and/or Clearstream, Luxembourg to debit its account and pay the purchase price, (save as otherwise instructed) against delivery of the Notes to the Agent's account with Euroclear and/or Clearstream, Luxembourg on the Issue Date and the Agent receives details of such instructions through the records of Euroclear and/or Clearstream, Luxembourg; and (b) in the case of Registered Notes, notifies DTC of the participant accounts to be credited with interests in the Registered Global Notes to be issued.

No later than       2.00 p.m. In the case of Notes  which are to be listed on a
Issue Date          (in the   Stock Exchange, the Agent notifies (or arranges
Minus 1             location  for notification of) the relevant Stock Exchange
                    of the    by fax or by hand of the details of the Notes to
                    relevant  be issued by sending the Pricing Supplement
                    Stock     (substantially in the form set out in Annex D)
                    Exchange  to the relevant Stock Exchange and will publish
                              (or arrange for the publication of) any formal notice in accordance with the requirements of the relevant Stock Exchange.

                    3.00 p.m. In the case of Bearer Notes, the Agent prepares
                              and authenticates a Temporary Bearer Global Note for each Tranche of Bearer Notes which is to be purchased and, in the case of the first Tranche of a Series where the applicable Pricing Supplement does not specify that such Temporary Bearer Global
                              Note is to be exchangeable only for Bearer Notes in definitive form, a Permanent Bearer Global Note in respect of such Series. The Temporary Bearer Global Note and any such Permanent Bearer Global Note are then delivered by the Agent to a common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Bearer Notes represented by such Temporary Bearer Global Note to the Agent's distribution account. The Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the nominal amount of the relevant Tranche of Bearer Notes for value on the Issue Date. The relevant Dealer gives corresponding instructions to Euroclear or Clearstream, Luxembourg. The parties (which for this purpose shall include the Agent) may agree to arrange for "free delivery" to be made through the relevant clearing system if specified in the applicable Pricing Supplement, in which case these settlement procedures will be amended accordingly.

                              In the case of Registered Notes, the Registrar prepares and authenticates Registered Global Note(s) and, if applicable, Definitive Registered Notes for each Tranche of Notes which is to


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                              be purchased. Each Registered Global Note is then
                              delivered by the Registrar to a custodian for DTC to credit the principal amount of the relevant Tranche of Registered Notes to the appropriate participants' accounts of DTC previously notified to the relevant Dealer. The relevant Dealer instructs DTC to credit the interests in the Registered Global Notes representing Notes purchased by or through such Dealer to such accounts as the Dealer has directed DTC and/or Euroclear and/or Clearstream, Luxembourg.

Issue Date                    DTC and/or Euroclear and/or Clearstream,
                              Luxembourg debit and credit accounts in accordance with instructions received by them. (In the case of Euroclear and/or Clearstream, Luxembourg, this will take place overnight between the Issue Date
                              Minus One and the Issue Date).

                              In the case of Bearer Notes, the Agent or, in the case of Registered Notes, the Registrar, pays to the Issuer for value on the Issue Date the aggregate purchase moneys received by it to such account of the Issuer as shall have been notified to the Agent or the Registrar, as the case may be, for the purpose in the Confirmation.

                              The Agent or the Registrar, as the case may be, notifies the Issuer forthwith in the event that a Dealer does not pay the purchase price due from it in respect of a Note.

On or                         In the case of Bearer Notes, the Agent or, in
subsequent to                 the case of Registered Notes, the Registrar
the Issue Date                notifies the Issuer of the issue of the Notes
                              giving details of each of the Notes issued and the nominal sum represented thereby.

                              The relevant Dealer promptly notifies the Agent that the distribution of the Notes purchased by it has been completed. The Agent promptly notifies the Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg of the date of the end of the Distribution Compliance Period with respect to the relevant Tranche of Notes.


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                                       163
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--------------------------------------------------------------------------------

                                     PART 2

                   SETTLEMENT PROCEDURES FOR SYNDICATED ISSUES

                    Latest
Day                 time      Action

No later than         -       The Issuer and the Guarantor may, subject to
Issue Date minus              the execution of the Syndication Agreement
10 (or such                   referred to below, agree terms with a relevant
other number of               Dealer (which expression in this Part 2
days agreed                   includes any entity to be appointed as a dealer
between the                   under the Syndication Agreement referred to
Issuer and the                below) (the "Lead Manager") for the issue and
Lead Manager)                 purchase of Notes on a syndicated basis (whether
                              pursuant to an unsolicited bid by such Lead
                              Manager or pursuant to an enquiry by the Issuer).
                              The Lead Manager invites other Dealers (new or additional) approved by the Issuer to join the underwriting syndicate either on the basis of an invitation telex agreed between the Issuer and the Lead Manager or on the terms of the Pricing
                              Supplement referred to below and the Syndication
                              Agreement. The Lead Manager and such Dealers are together referred to as the "Managers".

                              The Issuer and the Lead Manager agree a form of Pricing Supplement (in substantially the form of Annex D) which is submitted to the lawyers rendering a legal opinion in connection with the relevant issue for approval. A copy is then passed to the Agent and, in the case of Registered Notes, the Registrar. A draft Syndication Agreement (in substantially the form of Schedule 14 to the Note Issuance Agreement or such other form as may be agreed between the Issuer and the Lead Manager) is also prepared and agreed. The Syndication Agreement may, if so agreed, be called by another name. The Syndication Agreement is executed and a copy sent to the Agent and, in the case of Registered Notes, the Registrar, which shall act as the Agent's or, as the case may be, Registrar's authorisation to carry out the duties to be carried but by it under these Settlement Procedures and the provisions of the Note Issuance Agreement.

                              In the case of the first Tranche of Notes of a Series, the Agent or, in the case of Registered Notes, the Registrar, in the case of Reg. S Notes and/or Bearer Notes, telephones each of Euroclear and Clearstream, Luxembourg with a request for a common code and ISIN for such Series and in the case of a subsequent Tranche of Notes of that Series the Lead Manager telephones Euroclear and/or Clearstream, Luxembourg with a request for a temporary common code and ISIN for such Tranche. In the case of the first Tranche of Registered Notes of a Series, the Agent also selects the next available CUSIP and/or (in the case of Reg. S Notes) CINS number from the list provided by Standard & Poors for such Series. Each common code, ISIN, CUSIP and/or CINS number is notified by the Agent or the Registrar, as the case may be, by telephone, telex or by fax to the Issuer and the Lead Manager.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Latest
Day                 time      Action

No later than       3:00 p.m. In the case of Floating Rate Notes, the Agent
Issue Date minus              notifies Euroclear, Clearstream, Luxembourg, 2 the
                              Issuer, the relevant Stock Exchange, the Lead
                              Manager and, in the case of Registered Notes, DTC and the Registrar, by telex or fax of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified by the Agent in accordance with this paragraph as soon as it has been determined.

                    4.30 p.m. In respect of Notes to be resold pursuant to Rule
                              144A, each Manager notifies DTC of the participant accounts to be credited with interests in the Restricted Global Note(s) to be issued; in respect of Notes to be sold pursuant to Regulation S under the Securities Act, the Lead Manager notifies Euroclear and Clearstream, Luxembourg of the relevant accounts to be credited with Notes represented by interests in the Reg. S Global Note(s) to be issued.

                              In the case of Managers purchasing Notes through Euroclear or Clearstream, Luxembourg, the Lead Manager instructs Euroclear and/or Clearstream, Luxembourg, subject to further instructions, on the Issue Date or, in the case of Notes denominated in a currency requiring a pre-closing, the Issue Date minus 1, to debit its account and pay the purchase price against delivery of the Notes as instructed by the Lead Manager on the Issue Date, to the account specified by the Issuer.

Issue Date Minus 1  2:00 p.m. In the case of Notes to be listed on a Stock
                    (in the   Exchange, the Agent notifies (or arranges for
                    location  notification of) the relevant Stock
                    of the    Exchange by fax or by hand of details of the Notes
                    relevant  to be issued by sending the Pricing Supplement
                    Stock     (substantially in the form of Annex D) to the
                    Exchange) relevant Stock Exchange and will publish (or
                              arrange for the publication of) any formal notice in accordance with the requirements of the relevant Stock Exchange.


Issue Date Minus 1  agreed    In the case of Bearer Notes, the Agent prepares
(in the case of     time      and authenticates the Temporary Bearer Global Note
pre-closed                    for each Tranche of Notes which is to be
issues) or Issue              purchased, and in the case of the first Tranche of
Date (in any other            a Series where the Pricing Supplement for such
case)                         Tranche does not specify that such Temporary
                              Bearer Global Note is to be exchangeable only for Notes in definitive form, a Permanent Bearer
                              Global Note for such Series. The conditions precedent in the Syndication Agreement are satisfied and/or waived. The Temporary Bearer
                              Global Note and any such Permanent Bearer Global
                              Note are then delivered by the Agent to a common depositary for Euroclear and Clearstream,
                              Luxembourg and instructions are given by the Agent
                              (on behalf of the Issuer) to the common depositary to hold the Notes represented by such Temporary
                              Bearer Global Note to the Issuer's order. Any such
                              Permanent Bearer Global Note is held by the common depositary for the account of the Agent. The
                              Issuer instructs the common


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Latest
Day                 time      Action

                              depositary to credit such nominal amount of the relevant Tranche of Bearer Notes to the accounts of the person entitled thereto with Euroclear or Clearstream, Luxembourg against payment to the specified account of the Issuer of the purchase price for the relevant Tranche of Notes for value on the Issue Date. The parties (which for this purpose shall include the Agent) may agree to arrange for "free delivery" to be made through the relevant clearing system if specified in the applicable Pricing Supplement, in which case these Settlement Procedures will be amended accordingly.

                              In the case of Registered Notes, the Registrar prepares and authenticates the Registered Global Notes and, if applicable, Definitive Registered Notes for each Tranche of Registered Notes to be purchased. The conditions precedent in the Syndication Agreement are satisfied and/or waived. The Registered Global Notes are then delivered by the Registrar to a custodian, for DTC to credit the nominal amount of the relevant Tranche to the relevant participants' accounts previously notified by the Lead Manager.

                              In respect of Registered Notes resold pursuant to Rule 144A, each Manager instructs DTC to credit the interests in the Restricted Global Note(s) representing Registered Notes purchased by each Manager to such participant accounts as it has previously notified to DTC; in respect of Notes sold pursuant to Regulation S under the Securities Act, the Lead Manager instructs Euroclear and Clearstream, Luxembourg to credit the interests in Reg. S Global Note(s) to Euroclear or Clearstream, Luxembourg.

Issue Date                    DTC and/or Euroclear and/or Clearstream,
                              Luxembourg debit and credit accounts in accordance with instructions received by them. (In the case of Euroclear and/or Clearstream, Luxembourg, this will take place on the Issue Date Plus 1 with a back valuation to the Issue Date).

On or subsequent              In the case of  Bearer  Notes,  the Agent or, in
to the Issue Date             the case of Registered Notes, the Registrar
                              notifies the Issuer of the issue of the Notes giving details of nominal amount of each of the Notes issued. Each Manager promptly notifies the Lead Manager when the distribution of the Notes purchased by it has been completed and the Lead
                              Manager promptly notifies the Agent upon completion of the distribution of the Notes of the relevant Tranche. The Agent promptly notifies the Issuer, the Lead Manager, DTC, Euroclear and
                              Clearstream, Luxembourg (as applicable) of the date of the end of the Distribution Compliance
                              Period with respect to the relevant Tranche of Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX B

                     FORM OF DEALER'S CONFIRMATION TO ISSUER
                            FOR NON-SYNDICATED ISSUES

[Date]

To:   Bear Stearns Global Asset Holdings, Ltd.
c.c.  JPMorgan Chase Bank

                    Bear Stearns Global Asset Holdings, Ltd.

         [Title of relevant Series of Notes (specifying type of Notes)]
       issued pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002 (the "Note Issuance Agreement")

We hereby confirm our agreement for the purchase by us of Notes under the Note Issuance Agreement pursuant to the terms of issue set out in the form of Pricing Supplement attached hereto.

[The selling commission in respect of the Notes will be ........ per cent. of the principal amount of the Notes and will be deductible from the net proceeds of the Issue.] Please confirm your agreement to the terms of issue by signing and returning a copy of this Confirmation (including the form of Pricing Supplement attached hereto) or otherwise confirm in writing or by telex to us your agreement hereto.

[Name of Dealer]

By:

We confirm our agreement as set out above and in the form of Pricing Supplement attached hereto.

Bear Stearns Global Asset Holdings, Ltd.

By:

                      [FORM OF PRICING SUPPLEMENT ATTACHED]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX C

                FORM OF ISSUER'S CONFIRMATION TO AGENT AND DEALER
                  FOR ISSUES OF NOTES ON A NON-SYNDICATED BASIS

[Date]

To:   JPMorgan Chase Bank

and:  [Name of Dealer]

                    Bear Stearns Global Asset Holdings, Ltd.
         [Title of relevant Series of Notes (specifying type of Notes)]
       issued pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002 (the "Note Issuance Agreement")

Terms defined in the Procedures Memorandum and the Note Issuance Agreement have the same meanings herein.

We hereby confirm our telephone instruction to you as Agent to undertake the duties set out in Part 1 of Annex A of the Procedures Memorandum appearing as
Schedule 6 to the Note Issuance Agreement including, as required, giving instructions to Euroclear or Clearstream, Luxembourg or DTC to credit the account number ....... with [Euroclear/Clearstream, Luxembourg/DTC/other] (1) of
[name of Dealer] with the Notes described in the confirmation from the Dealer to us and copied to you together with a form of Pricing Supplement against payment to the account of ....... with [Euroclear/Clearstream, Luxembourg/DTC/other] (1)
of ......., being the net purchase monies of such Notes.

Bear Stearns Global Asset Holdings, Ltd.

By:


----------------
(1)   Delete as appropriate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          ANNEX D

                                 FORM OF PRICING SUPPLEMENT

[Date]

                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.
         [Title of relevant Series of Notes (specifying type of Notes)]
                   issued pursuant to the Amended and Restated
                  Note Issuance Agreement dated June 28, 2002
             as amended, restated and supplemented from time to time
                         (the "Note Issuance Agreement")

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Offering Circular dated June 28, 2002. This Pricing Supplement must be read in conjunction with such Offering Circular.

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions.

[Include whichever of the following apply]

1.    Name of:
      (a) Issuer; and
      (b) Guarantor

2.    Series Number (of each Tranche, if                      [                ]
      applicable) and, if not a new Series, the
      date from which the Tranche being issued
      will form a single Series with the other
      Notes comprised in that Series:

3.    Whether Notes are in bearer and/or                      [                ]
      registered form:

4.    Whether Notes will initially be                         [Temporary Bearer Global Note -
      represented by a Temporary Bearer Global                [       ]/Reg. S Global Note -
      Note and/or Restricted Global Note and/or               [       ]/Restricted Global Note -
      Reg. S Global Note and/or definitive                    [       ] Definitive Registered Notes -
      Registered Notes and, in each case, the                 [      ]]
      initial aggregate nominal amount which
      each such global Note will represent
      and/or of definitive Registered Notes to
      be issued:

5.    Specified Currency (or currencies in the                [                ]
      case of Dual Currency Notes):

6.    Aggregate Nominal Amount:                               [                ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7.    Interest Payment Basis and, if more than                Fixed Rate Notes/Floating Rate Notes/
      one, the dates during which each                        Zero Coupon Notes/Indexed Redemption
      Interest/Payment Basis will apply and/or                Amount Notes/Indexed Interest Notes/
      details as to if convertible                            Linked Notes/Dual Currency Notes/
      automatically or at option of Issuer                    Partly Paid Notes
      and/or Noteholders into Notes of another
      Interest/Payment Basis:

8.    Issue Date:                                             [                ]

9.    Specified Denominations:                                [                ]

10.   Issue Price:                                            [                ]

11.   Details relating to Partly Paid Notes;                  [                ]
      amount of each payment comprising the
      Issue Price and date on which each
      payment is to be made and consequences
      (if any) of failure to pay:

12.   Interest Commencement Date (for interest                [                ]
      bearing Notes):

13.   Maturity Date:                                          [                ]

14.   Final Redemption Amount:                                [     ]% per [   ] in nominal amount

15.   Instalment Dates                                        [                ]
      (Notes redeemable in instalments):

16.   Instalment Amounts (Notes redeemable in                 [     ]% per [    ] in nominal amount
      instalments):

17.   Fixed Rate(s) of Interest (Fixed Rate                   [     ]% per cent. [     ] per annum
      Notes):

18.   Fixed Interest Date(s) (Fixed Rate Notes):              [                ]

19.   Initial Broken Amount (Fixed Rate Notes):               [     ]% per [   ] in nominal amount

20.   Final Broken Amount (Fixed Rate Notes):                 [     ]% per [   ] in nominal amount


21.   Determination Date(s) (Fixed Rate Notes):               [                ] in each year
                                                              [Insert interest payment dates except
                                                              where there are long or short periods.
                                                              In these cases, insert regular payment
                                                              dates] (NB: Only relevant where Day
                                                              Count Fraction is Actual/Actual
                                                              (ISMA))


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

22.   Interest Period(s) and Interest Payment                 [                ]
      Date(s) (Floating Rate Notes/Indexed
      Interest Notes):

23.   Applicable Business Day Convention                      [                ]
      (Floating Rate Notes/Indexed Interest
      Notes):

24.   Manner in which the Rate of Interest is                 [ISDA Determination/Screen Role
      to be determined (Floating Rate                         Determination/other (give details)]
      Notes/Indexed Interest Notes):

25.   Margin (Floating Rate Notes/Indexed                     [+/-] [     ] per cent. per annum
      Interest Notes):

26.   Details of:                                             [                ]

      (a)   the "Floating Rate Option";

      (b)   the "Designated Maturity"; and

      (c)   the "Reset Dates",

      if other than as provided in Condition
      6(b)(iii)(C) (ISDA Determination):

27.   Reference Rate (Screen Rate
      Determination):

28.   Interest Determination Date(s) (Screen                  [The second London Business Day as
      Rate Determination):                                    defined in Condition 5(b)(viii) prior to
                                                              the commencement of the relevant
                                                              Interest Period (in the case of Notes
                                                              denominated in any Specified Currency
                                                              other than Sterling)]. [The first day
                                                              of the relevant Interest Period [(in
                                                              the case of Notes denominated in
                                                              Sterling)]/[other]

29.   Relevant Screen Page (Screen Rate                       [                ]
      Determination):

30.   The party responsible for calculating the               [                ]
      Rate of Interest and Interest Amount (if
      not the Agent) (Floating Rate Notes):

31    Applicable "Business Day" definition and                [                ]
      relevant convention (for the purposes of
      Condition 5(a)(i)) (Floating Rate
      Notes/Indexed Interest Notes):

32.   Minimum Rate of Interest (Floating Rate                 [     ] per cent. per annum
      Notes):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

33.   Maximum Rate of Interest (Floating Rate                 [     ] per cent. per annum
      Notes):

34.   The denominator for calculating the                     [                ]
      Interest Amount (if different from that
      in Condition 5(b)(vii)) (Floating Rate
      Notes):

35.   Accrual Yield (Zero Coupon Notes):                      [     ] per cent. per annum

36.   Reference Price (Zero Coupon Notes):                    [                ]

37.   Any other formula/basis of determining                  [                ]
      amount payable (Zero Coupon Notes):                     (Consider applicable day count
                                                              fraction if not U.S. dollar
                                                              denomination)

38.   Index and Index Formula (Indexed Notes):                [give details]

39.   (a)   Agent responsible for                             [                ]
            calculating the principal and/or
            interest due (Indexed Notes):

      (b)   Provisions where calculation by                   [                ]
            reference to Index and/or
            Formula is impossible or
            impracticable (Indexed Notes):

      (c)   Name of Sponsor                                   [                ]
            (Indexed Notes):

      (d)   [Stock Exchange/Related                           [                ]
            Exchange]:

      (e)   Valuation Date:                                   [                ]

40.   (a)   Underlying Securities and/or                      [                ]
            Formula to be used to determine
            principal and/or interest or the
            Securities Amount (Linked Notes):

      (b)   Settlement by way of cash and/or                  [                ]
            physical delivery (Linked Notes):

      (c)   Issuer [/Noteholder] option to                    [Yes/No]
            vary method of settlement and,
            if yes, method of election, and
            procedure, for variation of
            settlement (Linked Notes):

      (d)   If settlement is by way of
            physical delivery (Linked


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            Notes):


            (i)    method of delivery of                      [                ]
                   Securities Amount [and
                   consequences of a
                   Settlement Disruption
                   Event];

            (ii)   details of how and when                    [                ]
                   Transfer Notice is to
                   be delivered; and

            (iii)  details of how                             [                ]
                   entitlement to
                   Securities Amount will
                   be evidenced:

      (e)   The party responsible for
            calculating the amount of
            principal and/or interest or the
            Securities Amount (if not the
            Agent) (Linked Notes):                            [                ]

      (f)   Provisions where calculation by
            reference to the Underlying
            Securities and/or Formula is
            impossible or impracticable
            (Linked Notes):                                   [                ]

      (g)   Details of any other relevant
            terms, any stock exchange
            requirements/tax considerations
            (including details of person
            responsible for Transfer Expenses                 [                ]
            - if different from Condition
            7(e)) (Linked Notes):

      (h)   Method of calculating Early
            Redemption amount (if for reasons
            other than following a redemption
            for tax reasons or an Event of
            Default) (Linked Notes):                          [                ]

      (i)   ISDA Credit Derivatives
            Definitions applicable (Linked                    [                ]
            Notes):

      (j)   Such other additional terms or                    [                ]
            provisions as may be required
            (Linked Notes):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

41.   (a)   Rate of Exchange/method of                        [give details]
            calculating Rate of Exchange                      [                ]
            (Dual Currency Notes):

      (b)   Agent, if any, responsible for                    [                ]
            calculating the principal and/or
            interest payable (Dual Currency
            Notes):

      (c)   Provisions where calculation by                   [                ]
            reference to Rate of Exchange
            impossible or impracticable
            (Dual Currency Notes):

      (d)   Person at whose option Specified                  [                ]
            Currencies is/are payable (Dual
            Currency Notes):

      (e)   Any special U.S. tax                              [                ]
            considerations applicable to
            Dual Currency Notes:

42.   Issuer's Optional Redemption:                           [Yes/No]

      If yes,

      (a)   Optional Redemption Date(s):                      [                ]

      (b)   Optional Redemption Amount of
            each Note and method, if any, of
            calculation of such amount(s):                    [                ]

      (c)   If redeemable in part

            (i)   Minimum Redemption                          [                ]
                  Amount

            (ii)  Maximum Redemption                          [                ]
                  Amount

43.   Redemption at the Option of the                         [Yes/No]
      Noteholders:

      If yes,

      (a)   Optional Redemption Date(s):                      [                ]

      (b)   Optional Redemption Amount of
            each Note and method, if any, of
            calculation of such amount(s):                    [                ]


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                                       174

--------------------------------------------------------------------------------

44.   Early Redemption Amounts payable on
      redemption for taxation reasons or
      following an Event of Default and/or the
      method of calculating the same (if
      required or if different from that set out              [                ]
      in Condition 7(e)):

45.   Definition of "Payment Business Day" if                 [                ]
      different from Condition 6(c):

46.   Talons for future Coupons or Receipts to
      be attached to Definitive Notes (and                    [Yes/No.  If yes, give details]
      dates on which such Talons mature):

47.   Where applicable, whether interests in the
      Temporary Bearer Global Note are                        [Permanent Bearer Global Note/
      exchangeable for interests in the                       Definitive Bearer Notes only/
      Permanent Bearer Global Note or for                     Definitive Registered Notes]
      Definitive Bearer Notes only and whether
      interests in Registered Global Notes are
      exchangeable for Definitive Registered
      Notes:
                                                              [                ]
48.   Other terms or special Conditions,
      including whether Redenomination applies:

49.   Additional transfer restrictions:                       [give details]

50.   Additional selling restrictions:                        [give details]

51.   Method of distribution:                                 [Syndicated/Non-Syndicated]

52.   (a)   If syndicated, names of Managers                  [Give details]
            and, if non-syndicated, name of
            Dealer:

      (b)   Presumption that                                  [Yes/No]
            [Dealer/Managers] [is/are]
            selling as principal for its own
            account, and not as agent, is
            correct:

53.   Details of the relevant stabilising                     [                ]
      manager:

54.   Details of additional/alternative                       [                ]
      clearance system approved by the Issuer,
      the Guarantor and the Agent:

55.   Rating of Notes (if different from rating               [                ]
      of Programme):



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                                        175

--------------------------------------------------------------------------------

56.   Notes to be listed on a                                 [Yes (give details)/No]
      Stock Exchange:



-------------------------------------------------------------------------

(1) Euroclear and Clearstream, Luxembourg Common Code:             * ISIN:

CUSIP:                                                             * CINS:

-------------------------------------------------------------------------



For and on behalf of Bear Stearns Global Asset Holdings, Ltd.

By:   ...............................
      Authorised Signatory


----------------
(1)   Reg. S Notes and Bearer Notes only

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX E

                   TRADING DESK AND ADMINISTRATIVE INFORMATION

The Issuer

Bear Stearns Global Asset Holdings, Ltd.          Telephone:    (212) 272 5138
P.O. Box 309, George Town, Grand Cayman           Facsimile:    (212) 272 6825
Cayman Islands, BWI                               Attention:    Tim Murray

The Guarantor

The Bear Stearns Companies Inc.                   Telephone:    (212) 272 2123
383 Madison Avenue                                Telex:        17780BEARCO UT
New York, NY  10179                               Facsimile:    (212) 272 3106
                                                  Attention:    Treasury

The Dealers

Bear, Stearns International Limited               Telephone:    44 207 516 6281
One Canada Square                                 Telex:        8811424 BEARCO G
London E14 5DB                                    Facsimile:    44 207 516 6251
                                                  Attention:    Derivatives Desk

Bear, Stearns & Co. Inc.                          Telephone:    (212) 272 5138
383 Madison Avenue                                Telex:        17780 BEARCO UT
New York, NY 10179                                Facsimile:    (212) 272 6825
                                                  Attention:    Tim Murray


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE 7A

         FORM OF TRANSFER NOTICE - EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

                    Bear Stearns Global Asset Holdings, Ltd.

                             [Title of Linked Notes]

       issued pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002

Common Code: ......

When completed, this Notice should be delivered in writing, or by tested telex confirmed in writing, to whichever of Euroclear or Clearstream, Luxembourg records on its books the Notes referred to below, with a copy to the [Settlement] Agent at its office specified below.

To:   * Euroclear Bank S.A./N.V.
      (as operator of the Euroclear System)

      1 Boulevard de Roi Albert II
      B-1210 Brussels
      Belgium

      Attention:  Custody Processing Department
      Telex:      61025 MGTEC B

or    Clearstream Banking, societe anonyme
      67 Boulevard Grande-Duchesse Charlotte
      Luxembourg-Ville
      L-1010 Luxembourg

      Attention:  OCE Department
      Telex:      2791

Failure properly and completely to deliver this Notice (in the sole and absolute determination of Euroclear or Clearstream, Luxembourg, as the case may be, in consultation with the [Settlement] Agent) may result in this Notice being treated as null and void.

I/We(1) being or representing the Accountholder(s) specified in 1. below, being the Accountholder(s) of the Notes referred to below, hereby irrevocably authorise Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") to deliver and, if applicable, pay the Securities Amount to which I/we(1) am/are(1) entitled in relation to such Notes, in accordance with the Conditions, as set out below. Expressions defined in the Conditions shall bear the same meanings herein.

1.    Name(s) and Address(es) of Accountholder(s):

2.    Aggregate nominal amount of Notes subject to this Notice:

---------------
(1)   Delete as appropriate.

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3.    Instructions to Euroclear/Clearstream, Luxembourg(1) and the [Settlement]
      Agent

      I/We(1) hereby irrevocably authorise and instruct Euroclear/Clearstream, Luxembourg(1) to debit the number of Notes referred to above from the Notes Account referred to below on the [Early Redemption/Maturity] Date against the transfer of the relevant Securities Amount to which we are entitled in relation to such Notes to [us/our account at [ ] / hold on our behalf at [ ]].

      I/We(1) hereby irrevocably authorise the [Settlement] Agent to execute all relevant notices and transfer form(s) on our/my(1) behalf in relation to the Securities Amounts to which this Notice relates.

4.    Notes Account details

      No:
      Name:

5.    Acknowledgement as to expenses

      I/We(1) hereby acknowledge that the Issuer shall be entitled to deduct any Transfer Expenses and other charges and expenses in relation to the Notes and the Securities Amount to which this Notice applies in accordance with the Conditions.

6.    Beneficial ownership certificate

      I/We(1) hereby certify that I/We(1) am/are(1) not, as of the date hereof, a U.S. person and none of the Notes referred to above is beneficially owned by a U.S. person. Terms used in this paragraph shall have the meanings ascribed to them in Regulation S under the United States Securities Act of 1933, as amended.

      [I/We(1) hereby certify that I/we(1) am/are(1) eligible to hold the Securities Amount to be delivered to us, or on our behalf.]

      [Any relevant certifications required for U.S. Securities Act purposes to be set out.]

7.    Authorisation of production in proceedings

      I/We(1) hereby authorise the production of this Notice in any administrative or legal proceedings instituted in connection with the Notes to which this Notice relates.

Signed...........................            Date...............................

                                              [Settlement] Agent

                                             JPMorgan Chase Bank
                                                Trinity Tower
                                             9 Thomas More Street
                                                London E1W 1YT

------------------
(1)   Delete as appropriate.


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Copies:   1 to be retained by the Accountholder
          1 to be sent to the Issuer [and the Agent] by the [Settlement] Agent


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                                   SCHEDULE 7B

                          FORM OF TRANSFER NOTICE - DTC

                    Bear Stearns Global Asset Holdings, Ltd.

                                [Title of Notes]

       issued pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002

CUSIP: ......

When completed, this Notice should be delivered in writing to the Registrar [for delivery to the custodian] on behalf of DTC, with a copy to the [Settlement] Agent at its office specified below.

To:   (1)JPMorgan Chase Bank
      450 West 33rd Street, 15th Floor
      New York, New York 10001

      Attention:  Corporate & Municipal Agency Department, 15th Floor
      Fax:        (212) 946 8161

Failure properly and completely to deliver this Notice (in the determination of the Agent in consultation with the [Settlement] Agent) may result in this Notice being treated as null and void.

I/We(1), being or representing the Noteholder(s) specified in 1. below, being the Noteholder(s) of the Notes referred to below, hereby irrevocably authorise Bear Stearns Global Asset Holdings, Ltd.(the "Issuer") to deliver and, if applicable, pay the Securities Amount to which I/we(1) am/are(1) entitled in relation to such Notes, in accordance with the Conditions, as set out below. Expressions defined in the Conditions shall bear the same meanings herein.

1.    (a)   Name(s) and Address(es) of Noteholder(s):

      (b)   Name of Participant:

2.    Aggregate nominal amount of Notes subject to this Notice

      Aggregate nominal amount:     [                 ]

3.    Instructions to the Agent and the [Settlement] Agent

      I/We(1) hereby irrevocably undertake to deliver to the Registrar on the Maturity Date the number of Notes held by me/us(1) or to authorise and instruct the Registrar to arrange for the debit of, the number of Notes referred to above from my/our(1) account with the Participant at DTC referred to below on the [Early Redemption/Maturity] Date against the transfer of the relevant Securities Amount to which we are entitled in relation to such Notes to [us/our account at [ ] / hold on our behalf at
      [      ]].

--------------------
(1)   Delete as appropriate

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

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      I/We(1) hereby irrevocably authorise the [Settlement] Agent to execute all relevant notices and share transfer form(s) on our/my(1) behalf in relation to the Securities Amount to which this Notice relates.

4.    DTC Account details

      No:
      Name:

5.    Acknowledgement as to expenses

      I/We(1) hereby acknowledge that the Issuer shall be entitled to deduct any Transfer Expenses and other charges and expenses in relation to the Notes and the Underlying Securities to which this Notice applies in accordance with the Conditions.

6.    Certificate as to status

      I/We(1) hereby certify that I/We(1) am/are(1), as of the date hereof, a "Qualified Institutional Buyer". Terms used in this paragraph shall have the meanings ascribed to them in Rule 144A under the United States Securities Act of 1933, as amended.

      [I/We(1) hereby certify that I/we(1) am/are(1) eligible to hold the Securities Amount to be delivered to us, or on our behalf.]

      [Any relevant certifications required for U.S. Securities Act purposes to be set out.]

7.    Authorisation of production in proceedings

      I/We(1) hereby authorise the production of this Notice in any administrative or legal proceedings instituted in connection with the Notes to which this Notice relates.

Signed...........................            Date...............................

                                              [Settlement] Agent

                                             JPMorgan Chase Bank
                                                Trinity Tower
                                             9 Thomas More Street
                                                London E1W 1YT

Copies:   1 to be retained by Noteholder
          1 to be sent to the Issuer [and the Agent] by the [Settlement] Agent.


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                                   SCHEDULE 8

                                     PART 1

                            FORM OF EXCHANGE REQUEST

                    Bear Stearns Global Asset Holdings, Ltd.
  [Title of Relevant Series of Notes (specifying type of Notes)] (the "Notes")
                issued pursuant to the Amended and Restated Note
                     Issuance Agreement dated June 28, 2002
                                (the "Agreement")

Terms defined in the Agreement shall have the same meanings when used herein.

To:   Transfer Agent/Registrar(1)

(1) I/We*, the undersigned, being the registered holder(s) of those Bearer Notes of Bear Stearns Global Asset Holdings, Ltd. attached hereto/ of
      $.......................... in principal amount request that such Bearer
      Notes be exchanged for Registered Notes in denomination(s) of
      $........................../a beneficial interest in the Reg. S Global
      Note/Restricted Global Note.

(2) I/We* request that the Definitive Registered Notes to be issued on exchange, be delivered at the specified office of the Transfer Agent/Registrar/sent by uninsured mail to the following address:

      ..............................

      ..............................

      ..............................

      Signature(s)  .....................

      Name(s):  .........................       (2)Dated: ......................

1. Each Bearer Note surrendered for Exchange must be accompanied by all unmatured, coupons receipts and talons appertaining thereto, other than the coupon in respect of the next Interest Payment Date for falling after the date of surrender in the case of a Bearer Note surrender for exchange between the Record Date and such Interest Payment Date.

2. The exchange of Notes will be subject to the provisions of all applicable fiscal and other laws and regulations as provided in the Conditions.

3. Notes, if mailed, will be mailed to Noteholders at their own risk within seven business days.

----------------------------
(1)   Delete as appropriate

(2) To be dated not earlier than the Exchange Date as defined in the Conditions.

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      To be completed by the Registrar

      (1)   Date of surrender ........................................

      (2)   Number and type of Notes to be issued or type of Note through which interest will be held..................................

      (3)   Denominations and number of each denomination of Notes to be issued
            ...........................

      (4) Date on which Definitive Registered Notes to be delivered/dispatched or interest in Registered Global Note to be registered.


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                                   SCHEDULE 8

                                     PART II

                  FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER
         OF REGISTERED NOTES OR BENEFICIAL INTEREST IN REGISTERED NOTES

[DATE]

To:   JPMorgan Chase Bank
      450 West 33rd Street
      New York, N.Y. 10001

             BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD. (the "Issuer")
                    [Title of Series of Notes] (the "Notes")
       issued pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002 (the "Agreement")

Reference is made to the terms and conditions of the Notes (the "Conditions") set out in Schedule 1 to the Agreement as subsequently supplemented, amended and restated. Terms defined in the Conditions shall have the same meaning when used in this Certificate unless otherwise stated.

This Certificate relates to [insert nominal amount of Notes] (1)[Reg. S Notes, CUSIP (CINS) number [ ]/[Legended Notes, CUSIP number [ ]] which are
(2)[registered in the name of] (3)[held in the form of a beneficial interest in the (1)[Reg. S Global Notes/Restricted Global Note] with
(1)[Euroclear/Clearstream, Luxembourg/DTC] (4)[,through DTC] by or on behalf of [insert name of transferor] [as beneficial owner] (the "Transferor"). The Transferor has requested an exchange or transfer of (3)[its beneficial interest in] the above Notes for (3)[ a beneficial interest in the (1)[Reg. S Global Note/Restricted Global Note] which shall held with (1)[Euroclear/Clearstream, Luxembourg/DTC] (4)[, through DTC]] (2) (1) [Reg. S Notes/Legended Notes] in definitive form]. In connection with such request, the Transferor hereby certifies that such transfer or exchange has been effected in accordance with:

(a)   the transfer restrictions set forth in the Conditions;

(b) any applicable securities laws of the United States of America, any state of the United States of America or any other jurisdiction;

(c) any applicable rules and regulations of DTC, Euroclear and Clearstream, Luxembourg from time to time; and

(6)[(d) to a person who is an institutional Accredited Investor and that a duly executed IAI investment letter is attached to this Certificate.]

------------------------
(1)   Delete as appropriate
(2)   Include for Notes in definitive form.
(3)   Include for Notes in global form.
(4) Only include if Notes to be transferred through Euroclear or Clearstream, Luxembourg.
(6)   Delete as appropriate


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

--------------------------------------------------------------------------------

(6)[(d) in accordance with Regulation S under the Securities Act (5)[, and that immediately following such transfer or exchange the interest in the Notes transferred or exchanged will be held through Euroclear or Clearstream, Luxembourg.] ]

(6)[(d) to a person who is an institutional Accredited Investor and that a duly executed IAI investment letter is attached to this Certificate.]



This Certificate and the statements contained herein are made for the benefit of the addressee hereof and the benefit of the Dealers of the above Notes.

[Insert name of Transferor]

By: .............................

Name:

Title:

Dated: ..........................

-------------------
(5) Include where transfer or exchange is prior to expiry of the applicable Restricted Period.


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

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                                   SCHEDULE 9

               INSTITUTIONAL ACCREDITED INVESTOR INVESTMENT LETTER

TO:   JPMorgan Chase Bank, as Registrar
      450 West 33rd Street
      New York, NY  10001

and

TO:   Bear Stearns Global Asset Holdings, Ltd.


Dear Sirs,

In connection with our proposed purchase of $...... aggregate nominal amount of
Notes (the "Notes") of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") under its U.S.$1,500,000,000 Note Issuance Programme, we confirm that:

1.    We have received a copy of the Offering Circular, dated ...... (1), (the
      "Offering Circular") relating to the Notes and such other information as we deem necessary in order to make our investment decision.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Offering Circular and the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes except (A) to the Issuer or a Dealer (as defined in the Offering Circular), (B) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction which meets the requirements of Rule 144A, (C) to an Institutional Accredited Investor (as defined in the Offering Circular) that, prior to such transfer, furnishes to us and to the Issuer, a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the transfer of the Notes, (D) outside the United States in a transaction which meets the requirements of Rule 904 under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act or (F) pursuant to any other available exemption from the registration requirements of the Securities Act.

4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer such certifications, legal opinions, and other information as it may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

---------------------------------
(1)   Insert date of most recent Offering Circular.


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

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5.    We are an Institutional Accredited Investor within the meaning of Rule
      501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorised to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,


.........................
Name:

Title:


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                                   SCHEDULE 10

                    REGISTER AND TRANSFER OF REGISTERED NOTES


1. The Issuer shall at all times ensure that the Registrar maintains in New York, or at such other place as the Agent may agree, a register showing the amount of the Registered Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Notes. The holders of the Registered Notes or any of them and any person authorised by any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2. Each Registered Note shall have an identifying serial number which shall be entered on the register.

3. The Registered Notes are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In each case the signature(s) must be guaranteed by a commercial bank with a correspondent bank in New York City, Luxembourg or London or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City or the Luxembourg Stock Exchange or the London Stock Exchange Limited.

4. The Registered Notes to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5. The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Registered Notes.

6. Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Registered Notes or, subject to the preceding paragraphs as to transfer, may transfer such Registered Notes. The Issuer shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Notes.

7. Unless otherwise requested by him, the holder of Registered Notes of any series shall be entitled to receive only one Registered Note in respect of his entire holding of such series.

8. The joint holders of Registered Notes of any series shall be entitled to one Registered Note only in respect of their joint holding of such series which shall, except where they otherwise


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                                       189

--------------------------------------------------------------------------------

      direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Notes in respect of such joint holding.

9. Where a holder of Registered Notes has transferred part only of his holding of any series there shall be delivered to him without charge a Registered Note in respect of the balance of such holding.

10. The Issuer shall make no charge to the Noteholders for the registration of any holding of Registered Notes or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or by post to the address specified by the holder. If any holder entitled to receive a Registered Note wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made, upon his written request to the Registrar, at his risk and (except where sent by post to the address specified by the holder) at his expense.

11. The holder of a Registered Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer and the Guarantor shall not be bound to see to the execution of any trust to which any Registered Note may be subject and no notice of any trust shall be entered on the register. The holder of a Registered Note will be recognised by the Issuer and the Guarantor as entitled to his Registered Note free from any equity, set-off or counterclaim on the part of the Issuer and the Guarantor against the original or any intermediate holder of such Registered Note.


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

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                                        SCHEDULE 11

                                 INITIAL DOCUMENTATION LIST

1. A certified copy of the constitutional documents of the Issuer and the Guarantor.

2. A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of the Issuer and the Guarantor:

      (a) to approve this Agreement, the Offering Circular and any other documents required in connection with the listing of the Programme and the issue of Notes under this Agreement;

      (b) to authorise appropriate persons to execute each of this Agreement, any other such documents and the Notes issued under this Agreement and to take any other action in connection therewith; and

      (c) to authorise appropriate persons to enter into agreements with any Dealer on behalf of the Issuer to issue Notes in accordance with clause 2 of this Agreement.

3. A certified list of the names, titles and specimen signatures of the persons authorised on behalf of the Issuer and the Guarantor in accordance with paragraph 2(b) and (c) above.

4. Certified copies of any other governmental or other consents required for the Issuer to issue, or (where relevant) for the Guarantor to guarantee, Notes under this Agreement, for the Issuer and the Guarantor to execute and deliver this Agreement, the Deed of Guarantee, the Deed of Covenant and to fulfil their respective obligations under this Agreement and the Notes.

5. Confirmation that one or more master Temporary Bearer Global Notes, master Permanent Bearer Global Notes, master Restricted Global Notes and master Reg. S Global Notes in respect of the Issuer (from which copies can be made for each particular issue of Notes under this Agreement), duly executed by a person or persons authorised to take action on behalf of the Issuer as specified in paragraph (2)(b) above, have been delivered to the Agent.

6. A legal opinion addressed to each of the Programme Dealers dated on or after the date of this Agreement, in such form and with such content as the Programme Dealers may reasonably require, from:

      (a)   Allen & Overy, legal advisers to the Programme as to English law;

      (b) Cadwalader, Wickersham & Taft, legal advisers to the Guarantor as to U.S. law, excluding tax;

      (c) Weil, Gotshal & Manges, legal advisers to the Guarantor as to U.S. law relating to tax; and

      (e) Maples and Calder Europe, legal advisers to the Issuer as to Cayman Islands law.

7. A copy of a comfort letter from Deloitte & Touche, auditors to the Guarantor, in such form and with such content as the Programme Dealers may reasonably require.


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

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8.    A conformed copy of this Agreement and confirmation that executed copies have been delivered to the Registrar, the Agent and the Paying Agents appointed under this Agreement.

9.    A printed final version of the Offering Circular.

10. Confirmation that the Luxembourg Stock Exchange will list Notes to be issued under this Agreement.

11. Confirmation that Notes with a maturity of more than 365 days to be issued under this Agreement will be rated A2 by Moody's Investors Service Limited, A by Standard & Poor's Ratings Services and A+ by Fitch IBCA Limited and Notes with a maturity of no more than 365 days to be issued under this Agreement will be rated P-1 by Moody's Investors Service Limited, A-1 by Standard & Poor's Ratings Services and F1 by Fitch IBCA Limited.

12. A Letter from Bear Stearns International Trading Limited confirming its acceptance as agent for service of process of the Guarantor and the Issuer under this Agreement.


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                                   SCHEDULE 12

                 LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT
                                OF THE PROGRAMME

[         ], [ ]

To:   The Programme Dealers and the Listing Agents
      (as those expressions are defined
      in the amended and Amended and Restated Note Issuance Agreement dated June 28, 2002, as amended from time to time, (the "Note Issuance Agreement"))

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
                The Bear Stearns Companies Inc. (the "Guarantor")
                   U.S.$1,500,000,000 Note Issuance Programme

We notify you, pursuant to clause 12 of the Note Issuance Agreement, that the aggregate nominal amount of such Programme shall be increased to [U.S.$ ] from [insert date] whereupon all references in the Note Issuance Agreement. We understand that this increase is subject to the satisfaction of the conditions set out in clause 12 of the Note Issuance Agreement.

Terms used in this letter have the meanings given to them in the Note Issuance Agreement.

Yours faithfully,

For:  Bear Stearns Global Asset Holdings, Ltd.

By:
      ------------------------------

For:  The Bear Stearns Companies Inc.

By:
      ------------------------------

cc:   JPMorgan Chase Bank (Agent)


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

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                                   SCHEDULE 13

                                     PART I

                    FORM OF PROGRAMME DEALER ACCESSION LETTER

[          ], [  ]

To:   Bear Stearns Global Asset Holdings, Ltd.
      The Bear Stearns Companies Inc.

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
                The Bear Stearns Companies Inc. (the "Guarantor")
                   U.S.$1,500,000,000 Note Issuance Programme

We refer to the amended and restated Note Issuance Agreement dated June 28, 2002 made between the Issuer, the Guarantor, the Registrar, the Paying Agents, the Transfer Agents, the Exchange Agent and the Programme Dealers (which agreement, as amended from time to time, is referred to in this letter as the "Note Issuance Agreement").

Conditions Precedent

We confirm that we are in receipt of:

(i)   a copy of the Note Issuance Agreement; and

(ii) such of the documents referred to in Schedule 11 to the Note Issuance Agreement as we have requested,

and have found them to our satisfaction or in the case of documents referred to in (ii) above have waived such production.

For the purposes of the Note Issuance Agreement our notice details are as follows:

[(insert name, address, telephone, facsimile, telex (+ answerback) and attention).]

In consideration of the Issuer appointing us as a Programme Dealer under the
Note Issuance Agreement we undertake, for the benefit of the Issuer, the Guarantor and each of the other Dealers (as defined in the Note Issuance Agreement), that we will perform and comply with all the duties and obligations expressed to be assumed by a Programme Dealer under the Note Issuance Agreement,

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,
[Name of new Programme Dealer]

By:
      ------------------------------

cc:   JPMorgan Chase Bank (Agent)


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                                       194
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                                     PART II

                 FORM OF CONFIRMATION LETTER - PROGRAMME DEALER

[     ], [  ]

To:   [Name and address of new Programme Dealer]

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
                The Bear Stearns Companies Inc. (the "Guarantee")
                   U.S.$1,500,000,000 Note Issuance Programme

We refer to the amended and restated Note Issuance Agreement dated June 28, 2002 (such agreement, as amended from time to time, the "Note Issuance Agreement") entered into in respect to the above Note Issuance Programme and acknowledge receipt of your Dealer Accession Letter to us dated [ ].

In accordance with clause 1l(l)(b) of the Note Issuance Agreement we confirm that, with effect from the date of this letter, you shall become a party to the
Note Issuance Agreement, vested with all the authority, rights, powers, duties and obligations of a Programme Dealer as if originally named as a Programme Dealer under the Note Issuance Agreement.

Yours faithfully,

For:  The Bear Stearns Companies Inc.


By:
      ------------------------------


For:  Bear Stearns Global Asset Holdings, Ltd.


By:
      ------------------------------


cc:   JPMorgan Chase Bank (Agent)

      Bear, Stearns International Limited
      (Arranger, for distribution to the other Programme Dealers)


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                                    PART III

                      FORM OF ISSUE DEALER ACCESSION LETTER

[     ], [  ]

To:   Bear Stearns Global Asset Holdings, Ltd.
      The Bear Stearns Companies Inc.

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
               The Bear Stearns Companies Inc. (the " Guarantor")
                   U.S.$1,500,000,000 Note Issuance Programme

We refer to the amended and restated Note Issuance Agreement dated June 28, 2002 made between the Issuer, the Guarantor, the Registrar, the Paying Agents, the Transfer Agents, the Exchange Agent and the Programme Dealers (which agreement, as amended from time to time, is referred to in this letter as the "Note Issuance Agreement").

Conditions Precedent

We confirm that we are in receipt of:

(i)   a copy of the Note Issuance Agreement; and

(ii) such of the documents referred to in Schedule 11 to the Note Issuance Agreement as we have requested,

and have found them to our satisfaction or in the case of any documents referred to in (ii) above have waived such production.

For the purposes of the Note Issuance Agreement our notice details are as follows:

[(insert name, address, telephone, facsimile, telex (+ answerback) and attention).]

In consideration of the Issuer and appointing us as an Issue Dealer in respect of the issue of [insert issue details] (the "Notes") under the Note Issuance Agreement we undertake, for the benefit of the Issuer, the Guarantor and each of the other Dealers (as defined in the Note Issuance Agreement) that in relation to the issue of Notes we will perform and comply with all the duties and obligations expressed to be assumed by an Issue Dealer under the Note Issuance Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For:  [Name of Issue Dealer]

By:
      ------------------------------

cc:   JPMorgan Chase Bank (Agent)


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                                     PART IV

                   FORM OF CONFIRMATION LETTER - ISSUE DEALER

[    ], [  ]

To:   [Name and address of new Issue Dealer]

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
                The Bear Stearns Companies Inc. (the "Guarantor")
                   U.S.$1,500,000,000 Note Issuance Programme


We refer to the amended and restated Note Issuance Agreement dated June 28, 2002 entered into in respect of the above Note Issuance Programme (such agreement, as amended from time to time, the "Note Issuance Agreement") and acknowledge receipt of your Issue Dealer Accession Letter to us dated [ ] in respect of the [insert issue details] (the "Notes").

In accordance with clause 1l(l)(b) of the Note Issuance Agreement we confirm that, with effect from the date of this letter in respect of the issue of the Notes, you shall become a party to the Note Issuance Agreement, vested with all the authority, rights, powers, duties and obligations of an Issue Dealer in relation to the Notes as if originally named as an Issue Dealer under the Note Issuance Agreement.

Yours faithfully,

For:  Bear Stearns Global Asset Holdings, Ltd.

By:
      ------------------------------


For:  The Bear Stearns Companies Inc.


By:
      ------------------------------


cc:   JPMorgan Chase Bank (Agent)


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                                   SCHEDULE 14

             DRAFT SYNDICATION AGREEMENT FOR A SYNDICATED NOTE ISSUE

[DATE]

To:   [     ]

      (the "Managers")

c/o   [     ]

      (the "Lead Manager")

cc:   JPMorgan Chase Bank (Agent)

Dear Sirs,

             Bear Stearns Global Asset Holdings, Ltd. (the "Issuer")
                The Bear Stearns Companies Inc. (the "Guarantor")
                   U.S.$1,500,000,000 Note Issuance Agreement

Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") proposes to issue [description of issue] (the "Notes"), inter alia, pursuant to the Amended and Restated Note Issuance Agreement dated June 28, 2002 made between the Issuer, the Guarantor, the Transfer Agents, the Exchange Agent and the Dealers. The Notes will be unconditionally and irrevocably guaranteed by the Guarantor. The terms of the issue shall be as set out in the form of Pricing Supplement attached to this Agreement as Annexe A.

This Agreement is supplemental to the amended and restated Note Issuance Agreement (the "Note Issuance Agreement") dated June 28, 2002 made between the Issuer, the Guarantor, the Transfer Agents, the Exchange Agent and the Programme Dealers party thereto, [as amended at the date of this Agreement]. All terms with initial capitals used in this agreement without definition have the meanings given to them in the Note Issuance Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

[1.   Conditions Precedent

This Agreement appoints each Manager which is not a party to the Note Issuance Agreement (each a "New Dealer") as an Issue Dealer in accordance with the provisions of clause 11 of the Note Issuance Agreement for the purposes of the issue of the Notes. [The]/[Each] New Dealer undertakes for the benefit of the Issuer, the Guarantor and each other Dealer, that in relation to the issue of the Notes it will perform and comply with all the duties and obligations expressed to be assumed by an Issue Dealer under the Note Issuance Agreement. The Lead Manager confirms that it is in receipt of the documents referenced below:

(i)   a copy of the Note Issuance Agreement;

(ii) a copy of such of the documents referred to in Schedule 11 to the Note Issuance Agreement as the Lead Manager (on behalf of the Managers) has requested,


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and has confirmed with [each of] the New Dealer[s] that [it]/[they] [has]/[have]
found them to be satisfactory or (in the case of any or all of the documents referred to in (ii)) [has]/[have] waived the production of such documents to the Lead Manager. The Lead Manager confirms (on behalf of the New Dealer[s]) that it has waived production of any document referred to in Schedule 11 to the Note Issuance Agreement which it has not so requested.]

[1.] For the purposes of the Note Issuance Agreement the details of the Lead Manager for service of notices are as follows:

      [insert name, address, telephone, facsimile, telex (+ answerback) and attention].

2. Subject to the terms and conditions of the Note Issuance Agreement and this Agreement the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to purchase the Notes [as agent/principal] at a purchase price of [ ] per cent. of the principal amount of the Notes (the "Purchase Price"), being the issue price of [ ] per cent. less a selling concession of [ ] per cent. of such principal amount and a management and underwriting fee of [ ] per cent. of such principal amount.

3. The settlement procedures set out in Part 2 of Annexe A to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

      (i) the sum payable on the Issue Date shall be [ ] (representing the Purchase Price[, less the amount payable in respect of Managers' expenses specified in clause 4 of this Agreement]);

      (ii) "Issue Date" means [ ] a.m. ([ ] time) on [ ] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

      (iii) "Payment Instruction Date" means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

4. The Issuer, or failing the Issuer, the Guarantor shall bear and pay (together with any applicable value added or similar tax) all costs and expenses incurred in or in connection with the printing of the Notes, this Agreement and the Pricing Supplement prepared in connection with the issue of the Notes, the listing of the Notes on the Luxembourg Stock Exchange and making initial delivery of the Notes. In addition, the Issuer, or failing the Issuer, the Guarantor agrees to pay to the Lead Manager [ ] in respect of reasonable legal, travelling, telex, facsimile, telephone, postage and advertising expenses incurred and to be incurred by the Managers in connection with the preparation and management of the issue and distribution of the Notes which sum may be deducted from the Purchase Price as provided in clause 3 hereof.

5.    The obligation of the Managers to purchase the Notes is conditional upon:

      (i) the conditions set out in clause 3(2) (other than that set out in clause 3(2)(f)) of the Note Issuance Agreement being satisfied as of the Payment Instruction Date, without prejudice to the aforesaid, the Offering Circular dated [ ][,as supplemented by [ ],] containing all material information relating to the assets and liabilities, financial position, profits and losses of the Issuer and the Guarantor and nothing having happened or being expected to happen which would require the Offering Circular [, as so supplemented,] to be [further] supplemented or updated;


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                                       199

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      (ii)  the delivery to the Lead Manager on the Payment Instruction Date of:

            (A) legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from [Cadwalader, Wickersham & Taft], the legal advisers to the Guarantor as to U.S. law other than tax, [Weil, Gotshal & Manges], the legal advisers to the Guarantor as to U.S. tax law, [Maples and Calder Europe], the legal advisers to the Issuer as to the law of the Cayman Islands and from [Allen & Overy], the legal advisers to the Managers as to English law;

            (B) a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer and a certificate dated on at the Payment Instruction Date signed by a duly authorised officer of the Guarantor giving confirmation to the effect stated in paragraph (i) of this clause; and

            (C) a comfort letter dated the [date hereof and the] Payment Instruction Date from the independent auditors of the Guarantor, in such form and with such content as the Managers may reasonably request; and

      (iii) [specify other agreed conditions precedent].

      If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Issuer, or failing the Issuer, the Guarantor in relation to expenses as provided in clause 4 and except for any liability arising before or in relation to such termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions or any part of them.

6. The Lead Manager, on behalf of the Managers, may, by notice to the Issuer and the Guarantor, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Lead Manager there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon such notice being given, the parties to this Agreement shall (except for the liability of the Issuer, or failing the Issuer, the Guarantor in relation to expenses as provided in clause 4 of this Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

7. This Agreement shall be governed by, and construed in accordance with, English law. Clauses 47 and 48 of the Note Issuance Agreement shall be deemed to be incorporated in this Agreement as if set out in full herein.

8. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,


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                                       200

--------------------------------------------------------------------------------

For:  Bear Stearns Global Asset Holdings, Ltd.

By:
      ------------------------------

For:  The Bear Stearns Companies Inc.

By:
      ------------------------------

We agree to the foregoing.

For:  [NAMES OF MANAGERS]

By:
      ------------------------------


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                                       201

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                      ANNEXE A TO THE SYNDICATION AGREEMENT

                          [Form of Pricing Supplement]


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                                       202

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                                   SIGNATORIES

The Issuer

BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.
P.O. Box 309
George Town
Grand Cayman
Cayman Islands
BWI


Telephone:  (212) 272 2123
Telex No:   (212) 272 9705
Attention:  Treasury

By:         SAMUEL MOLINARO



The Guarantor

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, NY 10179


Telephone:  (212) 272 2123
Telefax No: (212) 272 9705
Attention:  Treasury

By:         MARK LEHMAN



The Agent and a Transfer Agent

JPMORGAN CHASE BANK
Trinity Tower
9 Thomas More Street
London E1W 1YT


Telephone:  (44) 1 202 34 7430
Telex No:   (44) 1 202 34 7601
Telefax No: 8954681 CMB G
Attention:  Institutional Trust Services

By:         JENNY PENNELL


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

--------------------------------------------------------------------------------

The Registrar, the Other Transfer Agent and the Exchange Agent

JPMORGAN CHASE BANK
450 West 33rd Street
15th Floor
New York, NY 10001


Telephone:  (212) 946 3347
Telefax No: (212) 946 8161
Attention:  Corporate and Municipal Agency Department, 15th Floor

By:         JENNY PENNELL



The other Paying Agents

KREDIETBANK S.A. LUXEMBOURGEOISE
43, Boulevard Royal
L-2955 Luxembourg
R.C. Luxembourg B6395


Telephone:  352 47 971
Telefax No: 352 47 97 73 907
Attention:  Back Office Emissions

By:         THOMAS DOZIN                MARC PEDRETTI



Without prejudice to the foregoing execution of this Agreement by the parties to this Agreement, Kredietbank S.A. Luxembourg hereby expressly and specifically confirms its agreement with the provisions of Clause 47 of this Note Issuance Agreement.

By:         THOMAS DOZIN                MARC PEDRETTI



The Dealers

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, NY 10179


Telephone:  (212) 272 2123
Telefax No: (212) 272 9705
Attention:  Treasury

By:         MARK LEHMAN


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

--------------------------------------------------------------------------------

BEAR, STEARNS INTERNATIONAL LIMITED
One Canada Square
London E14 5DB


Telephone:  +44 207 516 6000
Telex No:   8811424 BEARCO G
Telefax No: +44 (171) 516 6030
Attention:  Steve Bartlett

By:         SAMUEL MOLINARO


--------------------------------------------------------------------------------